UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

MUSCLE MAKER, INC

(Exact name of issuer as specified in its charter)

California

(State of other jurisdiction of incorporation or organization)

2200 Space Park Drive, Suite 310

Houston, Texas 77058

Phone: (732) 669-1200

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Robert E. Morgan

Chief Executive Officer

Muscle Maker, Inc

2200 Space Park Drive, Suite 310

Houston, Texas 77058

Phone: (732) 669-1200

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Laura Anthony, Esq.

Legal & Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

Phone: 561-514-0936

Fax: 561-514-0832

5810	47-2555533
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Preliminary Offering Circular

March 30, 2017

Subject to Completion

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

MUSCLE MAKER, INC

10,000,000 Shares of Common Stock

Minimum Purchase: 125 shares of Common Stock ($250.00)

MUSCLE MAKER, INC, a California corporation (the “Company”), is offering up to 10,000,000 shares (“Shares”) of its common stock, no par value per share (“Common Stock”), at a fixed price of $2.00 per share of Common Stock, with an aggregate amount of $20,000,000, in a “Tier 2 Offering” under Regulation A (the “Offering”). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close. The minimum investment amount per investor is $250 (125 shares of Common Stock); however, we can waive the minimum purchase requirement on a case to case basis in our sole discretion. The subscriptions, once received, are irrevocable. This Offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold, through our placement agent Wellington Shields & Co., LLC (the “Placement Agent” or the “Underwriter”), a registered broker-dealer and a member of the Financial Industry Regulatory Authority (“FINRA”). The Placement Agent is not purchasing or selling any securities pursuant to this Offering. The Placement Agent and other broker dealers will receive compensation for sales of the securities offered hereby at a fixed commission rate of 6% of the gross proceeds of the Offering. See “Plan of Distribution” in this Offering Circular. None of the Shares offered are being sold by present security holders of the Company.

We expect to commence the sale of the Shares as of the date on which the Offering Statement of which this Offering Circular is a part is declared qualified by the United States Securities and Exchange Commission (“SEC”). The Offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business six (6) months after the date that this Offering is deemed qualified by the SEC, unless sooner terminated or extended up to no more than an additional six (6) months by the Company.

The Company has engaged Direct Transfer, LLC (“Direct Transfer”), a wholly owned subsidiary of Issuer Direct Corp., to provide certain technology and administrative services in connection with the Offering, including the online platform of Direct Transfer by which, after the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, investors of Muscle Maker will receive, review, execute and deliver subscription agreements electronically. After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, payment of the purchase price by ACH debit transfer, wire transfer or by major credit card shall be made through the online platform of Direct Transfer to Regions Bank (the “Escrow Agent”) and received and held by Escrow Agent in a non-interest bearing escrow account (“Escrow Account”) in compliance with SEC Rule 15c2-4, with funds released to the Company only after we closed on the subscription as described in this Offering Circular. Payments made by major credit card shall be limited to $300 per Subscriber. The Company may close on investments on a “rolling” basis (so not all investors will receive their Shares on the same date). Funds will be promptly refunded without interest, for sales that are not consummated. Upon closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company (where the funds will be available for use in the operations of the Company’s business in a manner consistent with the “Use of Proceeds” in this Offering Circular) and the Shares for such closing will be issued to investors.

No public market currently exists for our shares of Common Stock. We intend to apply to list our common stock on the NYSE MKT (“NYSE MKT”) or the NASDAQ Capital Market (“NASDAQ”) under the symbol “MMG” after we register our common stock under the Securities Exchange Act of 1934, as amended (“Exchange Act”), following the termination of this offering. There is no assurance that our common stock will be registered under the Exchange Act or, if registered under the Exchange Act, that the application will be approved by the NYSE MKT or the NASDAQ. If not approved by the NYSE MKT or NASDAQ, we intend to apply for quotation of our common stock on the OTCQX Marketplace under the symbol “MMG” after the termination of this offering.

We are an “emerging growth company,” as such term is defined in Section 2(a)(19) of the Securities Act of 1933, as amended, and we will be subject to reduced public reporting requirements. See “Emerging Growth Company Status.”

	Price to Public	Underwriting Discounts and Commissions(1) (2)	Proceeds, Before Expenses, to Company(3)
Per Share	$2.00	$0.12	$1.88
Total (4)	$20,000,000	$1,200,000	$18,800,000

(1) This table depicts broker-dealer commissions of 6% of the gross offering proceeds. Please refer to the section entitled “Plan of Distribution” beginning on page 53 of this Offering Circular for additional information regarding total underwriter compensation. In addition, we have agreed to reimburse the Placement Agent for its reasonable out-of-pocket expenses subject to our prior written consent. We paid the Placement Agent a non-refundable retainer fee of $25,000.

(2) In addition to the broker-dealer discounts and commissions included in the above table, our Placement Agent will have the right to acquire warrants to purchase shares of our common stock equal to 3% of the aggregate shares sold in this offering (“Placement Agent Warrants”). The Placement Agent Warrants have an exercise price of $2.20 per share.

(3) Does not include estimated offering expenses including, without limitation, legal, accounting, auditing, escrow agent, transfer agent, other professional, printing, advertising, travel, marketing, blue-sky compliance and other expenses of this Offering. We estimate the total expenses of this Offering, excluding the Placement Agent’s commissions and expenses, will be approximately $900,000.

(4) Assumes that the maximum aggregate offering amount of $20,000,000 is received by us.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

An investment in the Shares is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the RISK FACTORS beginning on page 20.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, OR THE COMMISSION, DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

WELLINGTON SHIELDS & CO., LLC

The date of this Offering Circular is __________, 2017.

We have not, and the Underwriter has not, authorized anyone to provide any information other than that contained or incorporated by reference in this Offering Circular prepared by us or to which we have referred you. Neither we nor the Underwriter take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Offering Circular is an offer to sell only the Common Stock offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date, regardless of the time of delivery of this Offering Circular or any sale of Common Stock.

For investors outside the United States: We have not done anything that would permit this Offering or possession or distribution of this Offering Circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to this Offering and the distribution of this Offering Circular.

MARKET AND INDUSTRY DATA AND FORECASTS

Certain market and industry data included in this Offering Circular is derived from information provided by third-party market research firms, or third-party financial or analytics firms, that we believe to be reliable. Market estimates are calculated by using independent industry publications, government publications and third-party forecasts in conjunction with our assumptions about our markets. We have not independently verified such third-party information. The market data used in this Offering Circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this Offering Circular. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Certain data are also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market position are based on market data currently available to us. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this Offering Circular. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources.

BASIS OF PRESENTATION

In this Offering Circular, unless the context otherwise requires:

●

“we,” “us,” “our,” the “company” or “Muscle Maker,” refers collectively to Muscle Maker, Inc, a California corporation, incorporated in December 2014, the issuer of the common stock in this offering, and its subsidiaries;

●	“Common Stock” refers to common stock, no par value per share, of Muscle Maker, Inc

●	“CTI” refers to Custom Technology, Inc., a California corporation, formed in July 2015, which is Muscle Maker Brands’ direct, wholly-owned subsidiary;

●	“MMF Members” refers to Robert E. Morgan, Membership, LLC and P. John, LLC, who own collectively the remaining 26% of Muscle Maker Brands;

●	“Muscle Maker Brands” refers to Muscle Maker Brands, LLC, a California limited liability company, formed in December 2014, which is Muscle Maker’s direct, 74% owned subsidiary;

●	“Muscle Maker Franchising” refers to Muscle Maker Franchising, LLC, a New Jersey limited liability company;

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●	“Muscle Maker Grill” refers to the name under which our corporate and franchised restaurants do business;

●	“NASDAQ” refers to Nasdaq Capital Markets of The NASDAQ Stock Market;

●	“NYSE MKT” refers to the NYSE MKT;

●	“Offered Shares” or “Shares” refers to the 10,000,000 shares of common stock, no par value per share, of Muscle Maker, Inc which are being offered in this offering under Regulation A;

●	“OTCQX” refers to the OTCQX Marketplace by the OTC Markets Group;

●

“our restaurant system” or “our system” refers to both company-operated and franchised restaurants, and the number of restaurants presented in our restaurant system, unless otherwise indicated, is as of December 31, 2015;

●	“our restaurants,” or results or statistics attributable to one or more restaurants without expressly identifying them as company-operated, franchised or both, refers to our company-operated restaurants only;

●	when referring to “system-wide” financial metrics, we are referring to such financial metrics at the restaurant-level for company-operated restaurants plus those reported to us by our franchisees;

●	“average check” refers to company restaurant revenues from company-operated restaurants divided by company-operated restaurant transactions;

●	“dayparts” refers to five dayparts consisting of lunch as 10:00 a.m. to 2:00 p.m., snack as 2:00 p.m. to 5:00 p.m., dinner as 5:00 p.m. to 8:00 p.m., and after dinner as 8:00 p.m. to close; and

●	“aided brand awareness” refers to when a survey respondent indicates recognition of a specific brand from a list of possible names presented by those conducting the survey instead of indicating recognition of a specific brand without being offered a list of potential responses.

We use a twelve-month fiscal year ending on December 31st of each calendar year. Fiscal 2014 and fiscal 2015 ended on December 31, 2014 and December 31, 2015, respectively.

In a twelve-month fiscal year, each quarter includes three-months of operations; the first, second, third and fourth quarters end on March 31st, June 30th, September 30th, and December 31st, respectively.

Comparable restaurant sales growth reflects the change in year-over-year sales for the comparable restaurant base (as applicable, system-wide, franchised or company-operated restaurants). A new restaurant enters our comparable restaurant base on the first full day of the month after being open for 15 months using a mid-month convention.

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System-wide comparable restaurant sales include restaurant sales at all comparable company-operated restaurants and at all comparable franchised restaurants, as reported by franchisees. While we do not record franchised restaurant sales as revenues, our royalty revenues are calculated based on a percentage of franchised restaurant sales.

We measure system-wide, franchised and company-operated average unit volumes, or AUVs, on a fiscal year basis. Annual AUVs are calculated using the following methodology: first, we determine the restaurants that have been open for a full 15-month period; and second, we calculate the revenues for these restaurants and divide by the number of restaurants in that base to arrive at our AUV calculation.

The restaurant industry is divided into two segments: full service and limited service. Full service is comprised of the casual dining, mid-scale and fine dining sub-segments. Limited service, or LSR, is comprised of the quick-service restaurant, or QSR, and fast-casual sub-segments. “QSRs” are defined by Technomic as traditional “fast-food” restaurants with average check sizes of $3.00-$8.00. “Fast-casual” is defined by Technomic as a limited or self-service format with average check sizes of $8.00-$12.00 that offers food prepared to order within a generally more upscale and developed establishment. Our restaurants combine elements of both QSRs and fast-casual restaurants. Our restaurants’ convenient locations and format and average check are attributes that we share with QSRs (rather than with the fast-casual segment generally), while the quality of our food, the freshness of our ingredients and our traditional cooking methods are attributes that we generally share with fast-casual restaurants.

Certain monetary amounts, percentages and other figures included in this Offering Circular have been subject to rounding adjustments. Percentage amounts included in this Offering Circular have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this Offering Circular may vary from those obtained by performing the same calculations using the figures in our consolidated financial statements. Certain other amounts that appear in this Offering Circular may not sum due to rounding.

Unless otherwise indicated, all references to “dollars” and “$” in this Offering Circular are to, and amounts are presented in, U.S. dollars.

Unless otherwise indicated or the context otherwise requires, financial and operating data in this offering circular reflect the consolidated business and operations of Muscle Maker and its subsidiaries.

TRADEMARKS AND COPYRIGHTS

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products and the formulations for such products. This Offering Circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this Offering Circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, funds derived from operations, cash available for dividends, cash flows, liquidity and prospects include, but are not limited to, the factors referenced in this Offering Circular, including those set forth below.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Offering Circular. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this Offering Circular. The matters summarized below and elsewhere in this Offering Circular could cause our actual results and performance to differ materially from those set forth or anticipated in forward-looking statements. Accordingly, we cannot guarantee future results or performance. Furthermore, except as required by law, we are under no duty to, and we do not intend to, update any of our forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events or otherwise.

OFFERING CIRCULAR SUMMARY

This summary of the Offering Circular highlights material information concerning our business and this offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire Offering Circular, including the information presented under the section entitled “Risk Factors” and the financial data and related notes, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

In this Offering Circular, unless the context indicates otherwise, “Muscle Maker,” the “Company,” “we,” “our,” “ours” or “us” refer to Muscle Maker, Inc, a California corporation, and its subsidiaries.

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Our Company

The Muscle Maker Grill is a high-growth, fast casual restaurant concept that specializes in preparing healthy-inspired, high-quality, fresh, made-to-order lean, protein-based meals featuring chicken, seafood, pasta, burgers, wraps and flat breads. In addition, we feature freshly prepared entrée salads and an appealing selection of sides, protein shakes and fruit smoothies. We operate in the approximately $34.5 billion fast casual restaurant segment, which we believe has created significant recent disruption in the restaurant industry and is rapidly gaining market share from adjacent restaurant segments, resulting in significant growth opportunities for restaurant concepts such as Muscle Maker Grill.

We believe our restaurant concept delivers a highly differentiated customer experience by combining the quality and hospitality that customers commonly associate with our full service and fast casual restaurant competitors with the convenience and value customers generally expect from traditional fast food restaurants. The following core values form the foundation of our brand:

●	Quality. Commitment to provide the highest quality, healthy-inspired food for a wonderful experience.

●	Empowerment and Respect. We seek to empower our employees to take initiative and give their best while respecting themselves and others to maintain an environment for team work and growth.

●	Service. Provide world class service to achieve excellence each passing day.

●	Value. Our combination of high-quality, healthy-inspired food, empowerment of our employees, world class service, all delivered at a low price, strengthens the value proposition for our customers.

In striving for these goals, we aspire to connect with our target market and create a great brand with a strong and loyal customer base.

As of June 30, 2016, Muscle Maker and its subsidiaries and franchisees operate 48 Muscle Maker Grill restaurants located in 10 states, 5 of which are owned and operated by Muscle Maker, and 43 are franchise restaurants.

Our restaurants generated company-operated restaurant revenue of $1,032,558 and $875,566 for the year ended December 31, 2015, and the six-months ended June 30, 2016, respectively. Total company revenues were $3,124,823 and $1,917,540, and net losses of $1,021,641 and $1,203,627 for the year ended December 31, 2015, and the six-months ended June 30, 2016, respectively.

We are the owner of the trade name and service mark Muscle Maker Grill® and other trademarks and intellectual property we use in connection with the operation of Muscle Maker Grill® restaurants. We license the right to use the Muscle Maker Grill® trademarks and intellectual property to our wholly-owned subsidiary, Muscle Maker Brands, and to further sublicense them to our franchisees for use in connection with Muscle Maker Grill® restaurants.

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Seasonal factors and the timing of holidays cause our revenue to fluctuate from quarter to quarter. Our revenue per restaurant is typically lower in the fourth quarter due to reduced December traffic and higher traffic in the first, second, and third quarters.

Our healthy-inspired menu, value proposition, and culture have helped us to deliver strong and consistent financial and operating performance, as illustrated by the following:

●	our company-owned annual average unit volumes, or AUVs, grew from $600,000 in fiscal year 2014 to $625,000 in fiscal year 2015; and

●	from fiscal year 2014 to fiscal year 2015, we increased our total revenue by 4.83% from $2,980,877 to $3,124,823.

Our Industry

We operate within the LSR segment of the U.S. restaurant industry, which includes QSR and fast-casual restaurants. According to Technomic, 2015 sales for the total LSR category increased 5.2% from 2014 to $255 billion. We offer fast-casual quality food combined with quick-service speed, convenience and value across multiple dayparts. According to Technomic, sales for the total QSR segment grew 4.1% from 2014 to $212 billion in 2015, and are projected to grow to $254 billion by 2019, representing a compounded annual growth rate, or CAGR, of 4.6%. Total sales in the fast-casual segment grew 11.3% from 2014 to $43 billion in 2015, and are projected to grow to $64 billion by 2019, representing a CAGR of 10.2%. We believe our differentiated, high-quality menu delivers great value all day, every day, positions us to compete successfully against both QSR and fast-casual concepts, providing us with a large addressable market.

We expect that the trend towards healthier eating will attract and increase consumer demand for fresh and hand-prepared dishes, leading to a positive impact on our sales.

Our Strengths

Compelling Speed Using Cook to Order Preparation: Our guests can expect to enjoy their meals in eight minutes or less. While this service time may be slightly higher than the QSR segment, it fits well within the range of the fast casual segment. Our meals are prepared from a cook to order method using only the freshest, all natural ingredients.

Daypart Mix and Revenue Streams: Standard operating hours for a Muscle Maker Grill are from 10:30 AM to 8:30 PM, Monday through Friday, 11:00 AM to 6 PM, Saturday, and closed on Sunday. While our daypart mix is typical to the QSR fast casual segment which is 5% pre-lunch, 45% lunch, 35% dinner and 15% late evening. We have multiple revenue streams that allow for greater efficiencies and operations and ultimately higher profitability. A typical QSR fast casual brand has two to three revenue streams: dine-in, take-out and delivery. Muscle Maker Grill executes on eight different revenue streams; including: dine-in, take-out, delivery, catering, meal plans, retail and grab and go kiosks and food trucks.

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Attractive Price Point and Perceived Value: Muscle Maker Grill offers meals with ‘power sides’ beginning at $8.99, using only the highest quality ingredients such as grass-fed beef, all natural chicken, whole wheat pastas, brown rice and a power blend of kale, romaine and spinach. Our cook to order method, speed of service, hospitality and the experience of our exhibition style kitchen creates a great value perception for our customers. Meal Plan meals begin at $8 a meal making them not only convenient but affordable too. Muscle Maker Grill also offers a boxed lunch program for schools and other organizations starting at $10 a box. These lunches include a wrap, salad or entrée, and a side and a drink. We not only reward our guests with a great value and guest experience, we reward them for their loyalty as well. Frequent Muscle Maker Grill guests can take advantage of its loyalty program, Muscle Maker Grill Rewards, where points are awarded for every dollar spent towards free or discounted menu items. Cards are not required to participate as members can provide their phone number or use the mobile app, Muscle Maker Grill Rewards, to receive notifications announcing new menu items, special events and more. The program is enjoyed by thousands or guests!

Muscle Maker Grill Business Facts:

●	Largest protein based QSR fast casual in the united states.

●	Established in 1995 in Colonia, NJ.

●	Muscle Maker Grill currently operates 51 restaurants, 39 franchised and 12 company as of March 30, 2017 with system-wide sales exceeding 24 million in 2016.

●	Ranked in the future 50 list of the fastest growing small chains in America and achieved a spot on Fastcasual.com’s top 100 Movers and Shakers in 2016 and expecting a top five ranking in 2017.

●	National footprint in 12 states as of March 30, 2017 and soon to be 18 states in 2017.

●	Multiple International expansion opportunities including: Kuwait, Dubai and India.

●	Currently a preferred vendor for the US military with restaurants in development in GA, KY, MA, NY, NC, SC, VA, TX and WA.

Restaurant Level Profitability and Unit Economics: We believe our brand position in a segment with limited competition, strong value perception and multiple revenue streams provides a great opportunity for continued corporate and franchise growth. Our low cost of entry and real estate strategy allows for greater operating efficiencies and higher profitability. See below for corporate store economics. We primarily operate in urban and suburban markets using in line locations and targeting second generation restaurants. Typical capital investment is $180,000 for buildout and equipment. Expected annual venues to achieve a 10% operating profit should be approximately $800,000 providing a payback period of 27 months. Other company venue sources include a franchise fee of $35,000 per unit on a sliding scale for multi-unit development. Franchisees currently pay 5% off gross sales in royalties and 3% of gross sales for marketing and advertising.

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Leveraging Non-Traditional Revenue Streams:

Delivery: A significant differentiator is that Muscle Maker Grill offers delivery at every location nation-wide. Delivery is an option through our mobile app, online ordering platform making it easy and convenient for our guests. Delivery percentages range from 10% up to 56% of sales. We strongly believe this segment will continue to grow as our core demographic has demonstrated the need for online ordering and delivery versus dine-in and take-out.

Catering: Our diverse menus items are also offered through our catering program making it easy and affordable to feed a group. We can feed a group ranging from 10 or 5,000. Muscle Maker Grill has secured large catering contracts with multi-national corporations, universities as well as professional and college athletic programs. Our boxed lunch program, which includes a wrap, salad, or entrée, a side and a drink for a set price is widely popular within schools and other organizations.

Meal Plans: To make healthy eating even easier, Muscle Maker Grill’s signature nutritionally-focused menu items are available through its new Meal Plan program, allowing pre-orders of meals that taste great via phone, online or in-store, available for pick up or delivered right to their door. Available as five, 10, 15 or 20 meals, guests can choose from 28 Muscle Maker Grill menu items, including the Hollywood Salad, Turkey Meatball Wrap, Arizona and many more.

Retail: All Muscle Maker Grill locations participate in our retail merchandising and supplement program. This is a unique revenue stream specific to the Muscle Maker Grill brand and is atypical in the QSR fast casual segment. Guests can purchase our propriety protein in bulk, supplements, boosters, protein and meal replacement bars and cookies. This program gives our guests the opportunity to manage their healthy lifestyle beyond the four walls of our restaurants.

Grab and Go Kiosks: Muscle Maker Grill offers grab and go kiosks both in the restaurants and non-traditional locations. The kiosks are comprised of 10 to 12 core meal plan menu items. We have positioned the kiosks so that guests can grab a meal on the run. These meals are convenient to guests that chose not to dine in or want additional meals for themselves or family members.

Food Trucks: Food trucks have become a more main stream point of destination for restaurant goers and we strongly believe the growth trend in the segment will continue. Muscle Maker Grill wants to make our healthy options available to all consumers and will continue to develop and grow this revenue stream. Muscle Maker Grill currently has one food truck in operation in Dallas, TX and three to five in the pipeline for US military bases such as Hans comb Airforce Base, Quantico Marine Base and West Point Military Academy.

Strategy

We plan to pursue the following strategies to continue to grow our revenues and profits.

Expand Our System-Wide Restaurant Base.  We believe we are in the early stages of our growth story with 48 current locations in 10 states, as of June 30, 2016, and estimate, based on internal analysis and a study prepared by ESRI, a long-term total restaurant potential in the United States of approximately 3,000 to 5,000 locations. For the year ended December 31, 2014, we opened 12 new franchised restaurants and no new company-operated restaurants. For the year ended December 31, 2015, we opened one new company-operated and seven new franchised restaurants. For the year ended December 31, 2016, we opened six new company-operated and four new franchised restaurants. In 2017, we intend to open 15 to 20 new company-operated and 15 new franchised restaurants, including military bases, across Arizona, California, Florida, Georgia, Illinois, Louisiana, Kansas, Massachusetts, Nebraska, New Jersey, New York, Nevada, North Carolina, Pennsylvania, Texas, Washington and Internationally. Over the long term, we plan to grow the number Muscle Maker Grill restaurants by 30% to 50% annually. There is no guarantee that we will be able to increase the number of our restaurants. We may be unsuccessful in expanding within our existing or into new markets for a variety of reasons described herein under “Risk Factors” above, including competition for customers, sites, franchisees, employees, licenses and financing.

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Drive Comparable Restaurant Sales. We plan to continue delivering comparable restaurant sales growth through the following strategies:

●	Menu Strategy and Evolution. We will continue to adapt our menu to create entrees that complement our health-inspired offerings and that reinforce our differentiated fast casual positioning. We believe we have opportunities for menu innovation as we look to provide customers more choices through customization and limited time alternative proteins. Our marketing and operations teams collaborate to ensure that the items developed in our test kitchen can be executed to our high standards in our restaurants with the speed and value that our customers have come to expect. To provide added variety, from time to time we introduce limited time offerings such as our fish tacos and shish-k-bobs. Some of these items have been permanently added to the menu.

●	Attract New Customers Through Expanded Brand Awareness: We expect to attract new customers as Muscle Maker Grill becomes more widely known due to new restaurant openings and marketing efforts focused on broadening the reach and appeal of our brand. We expect consumers will become more familiar with Muscle Maker Grill as we continue to penetrate our markets, which we believe will benefit our existing restaurant base. Our marketing strategy centers on our “Great Food with Your Health in Mind” campaign, which highlights the desirability of healthy-inspired food and made-from-scratch quality of our food. We also utilize social media community engagement and public relations to increase the reach of our brand. Additionally, our system will benefit from increased contributions to our marketing and various advertising funds as we continue to grow our restaurant base.

●	Increase Existing Customer Frequency: We are striving to increase customer frequency by providing a service experience and environment that “compliments” the quality of our food and models our culture. We expect to accomplish this by enhancing customer engagement, while also improving throughput, order execution and quality. Additionally, we have recently implemented a customer experience measurement system, which provides us with real-time feedback and customers’ insights to enhance our service experience. We believe that always striving for excellent customer service will create an experience and environment that will support increased existing customer visits.

●	Continue to Grow Dayparts: We expect to drive growth across these dayparts through optimized labor and management allocation, enhanced menu offerings, innovative merchandising and marketing campaigns, which have successfully driven growth in our dayparts. We plan to continue introducing and marketing limited time offers to increase occasions across our dayparts as well as to educate customers on our lunch and dinner offerings.

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Continue to Enhance Profitability. We focus on expanding our profitability while also investing in personnel and infrastructure to support our future growth. We will seek to further enhance margins over the long-term by maintaining fiscal discipline and leveraging fixed costs. We constantly focus on restaurant-level operations, including cost controls, while ensuring that we do not sacrifice the quality and service for which we are known. Additionally, as our restaurant base grows, we believe we will be able to leverage support costs as general and administrative expenses grow at a slower rate than our revenues.

Corporate History

Muscle Maker, Inc. (“Muscle Maker”), was incorporated by American Restaurant Holdings (“American Restaurant Holdings”) in California on December 8, 2014, and is a majority owner of Muscle Maker Brands, LLC (“Muscle Maker Brands”). Muscle Maker Brands’ subsidiaries include company owned restaurants as well as Custom Technology, Inc, (“CTI”) a technology and point of sale (“POS”) systems dealer and technology consultant (Muscle Maker together with Muscle Maker Brands and its subsidiaries are referred to herein collectively as the “Company”). Muscle Maker Brands was formed on December 22, 2014 in the state of California for the purpose of acquiring and operating company owned restaurants, as well as franchising its name and business system to qualified franchisees. Muscle Maker Franchising, LLC (“Muscle Maker Franchising”) was founded in 1995 in order to develop a brand of healthy-option fast food restaurants.

Formation

On December 22, 2014, Muscle Maker issued 100,000 shares of its common stock to the Chief Executive Officer of American Restaurant Holdings as founder shares for cash proceeds of $10.

Acquisition of 74% of Muscle Maker Brands

On January 23, 2015, Muscle Maker, Muscle Maker Brands and Muscle Maker Franchising entered into a Unit Purchase Agreement whereby Muscle Maker Brands purchased substantially all of the assets and liabilities of Muscle Maker Franchising, Muscle Maker acquired 7,400 membership units of Muscle Maker Brands (representing 74% of the membership units of Muscle Maker Brands), and certain members of Muscle Maker Franchising (“MMF Members”) acquired 2,600 membership units of Muscle Maker Brands (representing 26% of the membership units of Muscle Maker Brands). (the “MMG Acquisition”). The aggregate purchase consideration for Muscle Maker’s membership interest in Muscle Maker Brands was $4,244,000 and consisted of $3,570,000 in cash, $604,000 of promissory notes (consisting of a $400,000 promissory note (“MM Note”) from Muscle Maker and a $204,000 promissory note (“MMB Note”) from Muscle Maker Brands) and 500,000 shares of common stock of Muscle Maker valued at $0.14 per share or $70,000 issued. On January 23, 2015, American Restaurant Holdings provided cash of $3,645,000 and an obligation to repay an aggregate of $604,000 of principal due under MM Note and MMB Note issued to Muscle Maker Franchising in order to facilitate the Muscle Maker Brands acquisition. Pursuant to the terms of the Unit Purchase Agreement, the MMF Members shall convert their non-controlling interest in Muscle Maker Brands into an aggregate of 14,475,676 shares of Muscle Maker common stock prior to the Company going public.

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On January 24, 2015, Muscle Maker granted 200,000 shares of its common stock valued at $0.14 per share to its Director of Brand Development, in connection with an employment agreement with the Director of Brand Development.

On January 24, 2015, the Company issued 428,571 shares of its common stock to the Director of Brand Development in exchange for cash proceeds of $0.14 per share, or $60,000.

On July 23, 2015 and August 28, 2015, the Company issued 750,000 and 500,000 shares of its common stock, and 5-year warrants for the purchase of 375,000 and 250,000 shares of common stock respectively, for aggregate cash proceeds of $750,000. The warrants are exercisable at $0.75 per share.

Springfield Acquisition

On May 4, 2015, Muscle Maker Brands acquired a business in Springfield, New Jersey, as a corporate store (the “Springfield Acquisition”). The purchase price of the store was $30,060, of which $8,670 related to equipment purchased and the remaining $21,390 was accounted for as goodwill.

CTI Acquisition

On August 1, 2015, the Company acquired 70% of the shares of Custom Technology, Inc. (“CTI”), a technology and point of sale (“POS”) systems dealer and technology consultant, in exchange for $70,000 in cash (the “CTI Acquisition”). CTI was formed on July 29, 2015 and entered into an asset purchase agreement on August 1, 2015 pursuant to which CTI purchased POS computer systems, cash registers, camera systems and related inventory and supplies from its predecessor entity.

Repayment of Promissory Notes regarding MMG Acquisition

The MMB Note was completely repaid on March 9, 2015. On July 21, 2015, January 23, 2016 and July 23, 2016, installments of $100,000, $150,000 and $150,000 were repaid on the balance of the MM Note. As of July 23, 2016, there is no balance outstanding related to MM Note.

Spin-Off of Muscle Maker by American Restaurant Holdings

On March 23, 2017, American Restaurant Holdings authorized and facilitated the distribution of 51,672,217 shares of Common Stock of Muscle Maker held by American Restaurants, LLC, the wholly owned subsidiary of American Restaurant Holdings, to the shareholders of American Restaurant Holdings (the “Spin-Off”). As a result of the Spin-Off on March 23, 2017, American Restaurant Holdings is no longer a majority owner of Muscle Maker.

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Recent Advances, Exchange of Advances for Convertible Notes, and Conversion of Convertible Notes to Shares of Common Stock

On December 31, 2015, Muscle Maker issued a promissory note in the amount of $1,082,620 (the “2015 ARH Note”) to American Restaurant Holdings. The 2015 ARH Note had no stated interest rate and was convertible into 2,165,240 shares of the Company’s stock at $0.50 per share.

During the period from July 1, 2016 through December 31, 2016, American Restaurant Holdings provided $1,364,842 of advances to Muscle Maker. These advances, combined with the $1,257,000 payable to American Restaurant Holdings as June 30, 2016 were exchanged for a convertible note in the amount of $2,621,842 (the “2016 ARH Note”). The 2016 ARH Note had no stated interest rate or maturity date and was convertible into shares of Common Stock of Muscle Maker at a conversion price of $0.40 per share at a time to be determined by the American Restaurant Holdings.

During the period from December 31, 2016 through February 15, 2017, American Restaurant Holdings provided $980,949 of advances to the Company. The payable due to American Restaurant Holdings as a result of these advances was exchanged for a convertible promissory note in the amount of $980,949 (the “2017 ARH Note”). The 2017 ARH Note has no stated interest rate or maturity date and is convertible into shares of Common Stock of Muscle Maker at a conversion price of $0.40 per share at a time to be determined by the lender.

On March 14, 2017, American Restaurant Holdings elected to convert: (a) the 2015 ARH Note in the principal amount of $1,082,620 into 2,165,240 shares of Common Stock of Muscle Maker at a conversion price of $0.50 per share; (b) the 2016 ARH Note in the principal amount of $2,621,842 into 6,554,604 shares of Common Stock of Muscle Maker at a conversion price of $0.40 per share; and (c) the 2017 ARH Note in the principal amount of $980,949 into 2,452,373 shares of Common Stock of Muscle Maker at a conversion price of $0.40 per share.

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Issuances of Warrants

The Company issued the following warrants to purchase an aggregate of 3,827,442 shares of Common Stock of Muscle Maker: (a) a 5-year warrant to Dean Miles to purchase 625,000 shares of Common Stock of Muscle Maker at an exercise price of $0.75 per share, in connection with two private placements to Mr. Miles in 2015; (b) a 3-year warrant to American Restaurant Holdings to purchase of 2,294,112 shares of Common Stock of Muscle Maker at an exercise price of $1.00 per share, in connection with the exchange of advances for the 2016 ARH Note in 2016; (c) a 3-year warrant to American Restaurant Holdings to purchase of 858,330 shares of Common Stock of Muscle Maker at an exercise price of $1.00 per share, in connection with the exchange of advances for the 2017 ARH Note in 2017; and (d) a 3-year warrant to Prashant Shah to purchase of 50,000 shares of Common Stock of Muscle Maker at an exercise price of $1.00 per share.

Anticipated Exchange of Shares of Common Stock for Units of Muscle Maker Brands

Pursuant to the terms of the Unit Purchase Agreement, Muscle Maker anticipates engaging in a share exchange with the MMF Members prior to the Offering, pursuant to which Muscle Maker will issue an aggregate of 14,475,676 shares of its common stock to the MMF Members in exchange for the 2,600 membership units of Muscle Maker Brands owned by the MMF Members which were initially recorded at $1,466,541, representing 26% ownership interest in Muscle Maker Brands, in a tax-free exchange (“Anticipated Exchange”). As a result of this Anticipated Exchange, Muscle Maker Brands will become a wholly owned subsidiary of Muscle Maker. Pursuant to the terms of the Operating Agreement of Muscle Maker Brands, Muscle Maker operates and controls all of the business and affairs of Muscle Maker Brands and, through Muscle Maker Brands and its subsidiaries, conducts our business. Muscle Maker consolidates the financial results of Muscle Maker Brands in its consolidated financial statements.

Anticipated Grant of Shares of Common Stock to Employees and Consultants

Muscle Maker anticipates granting 1,115,000 shares of its common stock to its employees and consultants prior to this Offering.

Risk Factors

Before you invest in our common stock, you should carefully consider all of the information in this Offering Circular, including matters set forth under the heading “Risk Factors.” Risks relating to our business include the following, among others:

●	our vulnerability to changes in consumer preferences and economic conditions;

●	our ability to open new restaurants in new and existing markets and expand our franchise system;

●	our ability to generate comparable restaurant sales growth;

●	our restaurants and our franchisees’ restaurants may close due to financial or other difficulties;

●	new menu items, advertising campaigns and restaurant designs and remodels may not generate increased sales or profits;

●	anticipated future restaurant openings may be delayed or cancelled;

●	increases in the cost of food supplies and other products;

●	our ability to compete successfully with other quick-service and fast-casual restaurants; and

●	our reliance on our franchisees, who may be adversely impacted by economic conditions and who may incur financial hardships, be unable to obtain credit, need to close their restaurants or declare bankruptcy.

Emerging Growth Company Status

We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of all of these exemptions.

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In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and delay compliance with new or revised accounting standards until those standards are applicable to private companies. We have elected to take advantage of the benefits of this extended transition period.

We could be an emerging growth company until the last day of the first fiscal year following the fifth anniversary of our first common equity offering, although circumstances could cause us to lose that status earlier if our annual revenues exceed $1.0 billion, if we issue more than $1.0 billion in non-convertible debt in any three-year period or if we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act.

Company Information

Our principal office is located at 2200 Space Park Drive, Suite 310, Houston, Texas 77058 and our phone number is (732) 669-1200. Our corporate website address is www.musclemakergrill.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this Offering Circular.

Muscle Maker Grill, the logos of Muscle Maker Grill, and other trade names, trademarks or service marks of Muscle Maker appearing in this Offering Circular are the property of Muscle Maker. Trade names, trademarks and service marks of other organizations appearing in this Offering Circular are the property of their respective holders.

The diagram below depicts our organizational structure after this Offering:

This diagram assumes that (1) an aggregate of 14,475,676 shares of Common Stock have been issued by Muscle Maker to the MMF Members in exchange for their membership units of Muscle Maker Brands prior to this Offering and (2) an aggregate of 1,115,000 shares of Common Stock have been granted by Muscle Maker to employees and consultants of Muscle Maker prior to this Offering.

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THE OFFERING

Securities Being Offered by the Company	10,000,000 shares of common stock, no par value per share (the “Common Stock”), on a “best efforts” basis for up to $20,000,000 of gross proceeds. Purchasers of the Shares will become our common stockholders.

Offering Price per Common Stock by the Company	$2.00 per share of Common Stock.

Underwriter	Wellington Shields & Co., LLC shall serve as our Placement Agent along with participating broker-dealers.

Subscribing Online	We have engaged Direct Transfer, LLC (“Direct Transfer”), a wholly owned subsidiary of Issuer Direct Corp., to provide certain technology and administrative services in connection with the Offering, including the online platform of Direct Transfer by which, after the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, investors of Muscle Maker will receive, review, execute and deliver subscription agreements electronically.

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Escrow Agent	Regions Bank shall serve as our Escrow Agent.

Escrow Account

After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, payment of the purchase price by ACH debit transfer, wire transfer or by major credit card shall be made through the online platform of Direct Transfer to Regions Bank (the “Escrow Agent”) and received and held by Escrow Agent in a non-interest bearing escrow account (“Escrow Account”) in compliance with SEC Rule 15c2-4, with funds released to the Company only after we closed on the subscription as described in this Offering Circular. Funds will be promptly refunded without interest, for sales that are not consummated. Payments made by major credit card shall be limited to $300 per subscriber. Upon each closing, the proceeds collected for such closing will be disbursed to the Company and the Shares for such closing will be issued to investors.

Minimum Investment Amount

The minimum investment amount per investor is $250 (125 shares of Common Stock); however, we can waive the minimum purchase requirement on a case to case basis in our sole discretion. The subscriptions, once received, are irrevocable.

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Investment Amount Restrictions	Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Capital Stock	Our common stock is common equity and contains no preferences as to other classes of our capital stock. Each share of our common stock entitles the holder to one vote on all matters submitted to the vote of the stockholders, including the election of directors.

Number of Shares Outstanding Before the Offering of Common Stock

A total of 69,741,464 shares of Common Stock issued and outstanding as of the date hereof. This number includes the following issuances to American Restaurant Holdings after June 30, 2016: (a) 2,165,240 shares of Common Stock of Muscle Maker issued in connection with the conversion of the 2015 ARH Note in the principal amount of $1,082,620; (b) 6,554,604 shares of Common Stock of Muscle Maker issued in connection with the conversion of the 2016 ARH Note in the principal amount of $2,621,842; and (c) 2,452,373 shares of Common Stock of Muscle Maker in connection with the conversion of the 2017 ARH Note in the principal amount of $980,949. In addition, the number of outstanding Common Stock includes 14,475,676 shares of Common Stock, which we assume will be issued by Muscle Maker to the MMF Members prior to the Offering in exchange for their membership units of Muscle Maker Brands which were initially recorded at $1,466,541. Furthermore, the number of outstanding Common Stock includes 1,115,000 shares of Common Stock, which we assume will be granted by Muscle Maker to employees and consultants of Muscle Maker prior to the Offering.

Number of Shares Outstanding After the Offering of Common Stock if All the Stock Being Offered are Sold

A total of 79,741,464 shares of Common Stock will be issued and outstanding after this Offering is completed if all the Offered Shares are sold. This number includes the following issuances to American Restaurant Holdings after June 30, 2016: (a) 2,165,240 shares of Common Stock of Muscle Maker issued in connection with the conversion of the 2015 ARH Note in the principal amount of $1,082,620; (b) 6,554,604 shares of Common Stock of Muscle Maker issued in connection with the conversion of the 2016 ARH Note in the principal amount of $2,621,842; and (c) 2,452,373 shares of Common Stock of Muscle Maker in connection with the conversion of the 2017 ARH Note in the principal amount of $980,949. In addition, the number of outstanding Common Stock includes 14,475,676 shares of Common Stock, which we assume will be issued by Muscle Maker to the MMF Members prior to the Offering in exchange for their membership units of Muscle Maker Brands which were initially recorded at $1,466,541. Furthermore, the number of outstanding Common Stock includes 1,115,000 shares of Common Stock, which we assume will be granted by Muscle Maker to employees and consultants of Muscle Maker prior to the Offering.

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Voting Rights	The Common Stock offered hereby are entitled to one vote per share.

Placement Agent’s Warrant	Upon each closing of this offering, we have agreed to issue to the Placement Agent warrants to purchase a number of shares of our common stock equal to three percent (3%) of the total shares of our common stock sold in such closing (“Placement Agent’s Warrants”). The Placement Agent’s Warrants are exercisable commencing 180 days after the qualification date of the offering statement related to this offering, and will be exercisable until the fifth anniversary of the qualification date. The Placement Agent’s Warrants are not redeemable by us. The Placement Agent Warrants have an exercise price of $2.20 per share (equal to 110% of the implied price per share of the Offering).

Risk Factors	Investing in our Common Stock involves risks. See the section entitled “Risk Factors” in this Offering Circular and other information included in this Offering Circular for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

Use of Proceeds	We expect to receive net proceeds from this offering of approximately $18,800,000 after deducting estimated underwriting discounts and commissions in the amount of $1,200,000 (6% of the gross proceeds of the Offering). We intend to use the net proceeds for the following purposes in the following order: (a) first towards credit card fees of up to approximately $400,000 (2% of the gross proceeds from the Offering); (b) second towards the fees and expenses associated with qualification of Offering under Regulation A of up to $900,000, including legal, auditing, accounting, escrow agent, transfer agent, financial printer and other professional fees; (c) third towards the implementation of our business plan, including but not limited to, (i) opening new corporate stores, (ii) funding possible acquisition opportunities, and (iii) funding a national marketing campaign; and (d) the balance of capital raised toward working capital and general corporate purposes. See “Use of Proceeds.”

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Termination of the Offering	The Offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business six (6) months after the date that this Offering is deemed qualified by the SEC, unless sooner terminated or extended up to no more than an additional six (6) months by the Company.

Proposed Listing	No public market currently exists for our shares of Common Stock. We intend to apply to list our common stock on the NYSE MKT (“NYSE MKT”) or the NASDAQ Capital Market (“NASDAQ”) under the symbol “MMG” after we register our common stock under the Securities Exchange Act of 1934, as amended (“Exchange Act”), following the termination of this offering. There is no assurance that our common stock will be registered under the Exchange Act or, if registered under the Exchange Act, that the application will be approved by the NYSE MKT or the NASDAQ. If not approved by the NYSE MKT or NASDAQ, we intend to apply for quotation of our common stock on the OTCQX Marketplace under the symbol “MMG” after the termination of this offering.

Transfer Agent and Registrar	Interwest Transfer Company, Inc. will be our transfer agent and registrar in connection with the Offering.

Dividends	Our ability to pay dividends depends on both our achievement of positive cash flow and our board of directors’ discretion in declaring dividends. The order and priority of our dividends is further described in “Description of Capital Stock – Dividends.”

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents our summary historical consolidated financial data for the periods indicated. The summary historical consolidated financial data for the years ended December 31, 2015 and December 31, 2014 and the balance sheet data as of December 31, 2015 and December 31, 2014 are derived from the audited financial statements. The summary historical financial data for the six months ended June 30, 2016 and June 30, 2015 and the balance sheet data as of June 30, 2016 and June 30, 2015 are derived from our unaudited financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes appearing elsewhere in this Offering Circular.

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	Combined Successor & Predecessor	Predecessor	Successor	Combined Successor & Predecessor
Statement of Operations Data	For the Year Ended December 31,		For the Six Months Ended June 30,
	2015	2014	2016	2015
			(unaudited)
Revenues	$3,124,823	$2,980,877	$1,917,540	$1,503,743
Operating Costs and Expenses	4,028,118	2,852,965	2,991,806	1,609,650
(Loss) Income from Operations	(903,295)	127,912	(1,074,266)	(105,907)
Total Other (Expense) Income	899	4,995	(65,720)	224
Net Loss before Taxes	(902,396)	132,907	(1,139,986)	(105,683)
Income tax provision	(119,245)	-	(63,641)	(54,991)
Net (Loss) Income	(1,021,641)	132,907	(1,203,627)	(160,674)
Net loss attributable to the non-controlling interests	(226,718)	-	(302,702)	(11,132)
Net (Loss) Income Attributable to Controlling Interest	$(794,923)	$132,907	$(900,925)	$(149,542)

Net Loss Attributable to Controlling Interest Per Share:	(0.02)	N/A	$(0.02)	$(0.00)

				Combined
				Successor &
	Successor	Predecessor	Successor	Predecessor
	December 31,	December 31,	June 30,	June 30,
Balance Sheet Data (at period end)	2015	2014	2016	2015
			(unaudited)	(unaudited)
Cash and cash equivalents	$409,563	$40,319	$648,671	$141,406
Working capital	$(61,507)	$(910,941)	$(355,734)	$(453,147)
Total assets	$8,138,370	$6,947	$8,838,613	$7,301,306
Total liabilities	$2,227,070	$1,193,380	$4,130,940	$1,525,563
Stockholders’ equity (deficit)	$5,911,300	$(846,433)	$4,707,673	$5,775,743

1) Working capital represents total current assets less total current liabilities.

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RISK FACTORS

An investment in our Offered Shares is highly speculative and is suitable only for persons or entities that are able to evaluate the risks of the investment. An investment in our Offered Shares should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should consider the following risks before making a decision to purchase our Offered Shares. To the best of our knowledge, we have included all material risks

Risks Related to Our Business and Industry

We are vulnerable to changes in consumer preferences and economic conditions that could harm our business, financial condition, results of operations and cash flow.

Food service businesses depend on consumer discretionary spending and are often affected by changes in consumer tastes, national, regional and local economic conditions and demographic trends. Factors such as traffic patterns, weather, fuel prices, local demographics and the type, number and locations of competing restaurants may adversely affect the performances of individual locations. In addition, economic downturns, inflation or increased food or energy costs could harm the restaurant industry in general and our locations in particular. Adverse changes in any of these factors could reduce consumer traffic or impose practical limits on pricing that could harm our business, financial condition, results of operations and cash flow. There can be no assurance that consumers will continue to regard healthy-inspired fast food favorably or that we will be able to develop new menu items that appeal to consumer preferences. Our business, financial condition and results of operations depend in part on our ability to anticipate, identify and respond to changing consumer preferences and economic conditions. In addition, the restaurant industry is currently under heightened legal and legislative scrutiny related to menu labeling and resulting from the perception that the practices of restaurant companies have contributed to nutritional, caloric intake, obesity or other health concerns of their guests. If we are unable to adapt to changes in consumer preferences and trends, we may lose customers and our revenues may decline.

Our growth strategy depends in part on opening new restaurants in existing and new markets and expanding our franchise system. We may be unsuccessful in opening new company-operated or franchised restaurants or establishing new markets, which could adversely affect our growth.

One of the key means to achieving our growth strategy will be through opening new restaurants and operating those restaurants on a profitable basis. We opened one new company-operated restaurant in fiscal 2015 in Springfield, NJ, six new company-operated restaurants in fiscal 2016 in Columbia, NY, Ft. Bliss, TX, Gramercy, NY, Irvine, CA, Santa Monica, CA and Tribeca, NY and plan to open 15 to 20 new company-operated restaurants in fiscal 2017. Our franchisees opened seven and four new franchise operated restaurants in fiscal 2015 and fiscal 2016, respectively, and plan to open 15 in fiscal 2017. Our ability to open new restaurants is dependent upon a number of factors, many of which are beyond our control, including our and our franchisees’ ability to:

●	identify available and suitable restaurant sites;

●	compete for restaurant sites;

●	reach acceptable agreements regarding the lease or purchase of locations;

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●	obtain or have available the financing required to acquire and operate a restaurant, including construction and opening costs, which includes access to build-to-suit leases and equipment financing leases at favorable interest and capitalization rates;

●	respond to unforeseen engineering or environmental problems with leased premises;

●	avoid the impact of inclement weather, natural disasters and other calamities;

●	hire, train and retain the skilled management and other employees necessary to meet staffing needs;

●	obtain, in a timely manner and for an acceptable cost, required licenses, permits and regulatory approvals and respond effectively to any changes in local, state or federal law and regulations that adversely affect our and our franchisees’ costs or ability to open new restaurants; and

●	control construction and equipment cost increases for new restaurants.

There is no guarantee that a sufficient number of suitable restaurant sites will be available in desirable areas or on terms that are acceptable to us in order to achieve our growth plan. If we are unable to open new restaurants or sign new franchisees, or if existing franchisees do not open new restaurants, or if restaurant openings are significantly delayed, our revenues or earnings growth could be adversely affected and our business negatively affected.

As part of our longer term growth strategy, we may enter into geographic markets in which we have little or no prior operating or franchising experience through company-operated restaurant growth and through franchise development agreements. The challenges of entering new markets include: difficulties in hiring experienced personnel; unfamiliarity with local real estate markets and demographics; consumer unfamiliarity with our brand; and different competitive and economic conditions, consumer tastes and discretionary spending patterns that are more difficult to predict or satisfy than in our existing markets. Consumer recognition of our brand has been important in the success of company-operated and franchised restaurants in our existing markets. Restaurants we open in new markets may take longer to reach expected sales and profit levels on a consistent basis and may have higher construction, occupancy and operating costs than existing restaurants, thereby affecting our overall profitability. Any failure on our part to recognize or respond to these challenges may adversely affect the success of any new restaurants. Expanding our franchise system could require the implementation, expense and successful management of enhanced business support systems, management information systems and financial controls as well as additional staffing, franchise support and capital expenditures and working capital.

Due to brand recognition and logistical synergies, as part of our growth strategy, we also intend to open new restaurants in areas where we have existing restaurants. The operating results and comparable restaurant sales for our restaurants could be adversely affected due to close proximity with our other restaurants and market saturation.

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New restaurants, once opened, may not be profitable or may close, and the increases in average restaurant revenues and comparable restaurant sales that we have experienced in the past may not be indicative of future results.

Some of our restaurants open with an initial start-up period of higher than normal sales volumes, which subsequently decrease to stabilized levels. In new markets, the length of time before average sales for new restaurants stabilize is less predictable and can be longer as a result of our limited knowledge of these markets and consumers’ limited awareness of our brand. In addition, our average restaurant revenues and comparable restaurant sales may not increase at the rates achieved over the past several years. Our ability to operate new restaurants profitably and increase average restaurant revenues and comparable restaurant sales will depend on many factors, some of which are beyond our control, including:

●	consumer awareness and understanding of our brand;

●	general economic conditions, which can affect restaurant traffic, local labor costs and prices we pay for the food products and other supplies we use;

●	consumption patterns and food preferences that may differ from region to region;

●	changes in consumer preferences and discretionary spending;

●	difficulties obtaining or maintaining adequate relationships with distributors or suppliers in new markets;

●	increases in prices for commodities, including proteins;

●	inefficiency in our labor costs as the staff gains experience;

●	competition, either from our competitors in the restaurant industry or our own restaurants;

●	temporary and permanent site characteristics of new restaurants;

●	changes in government regulation; and

●	other unanticipated increases in costs, any of which could give rise to delays or cost overruns.

If our new restaurants do not perform as planned or close, our business and future prospects could be harmed. In addition, an inability to achieve our expected average restaurant revenues would have a material adverse effect on our business, financial condition and results of operations.

Opening new restaurants in existing markets may negatively impact sales at our and our franchisees’ existing restaurants.

The consumer target area of our and our franchisees’ restaurants varies by location, depending on a number of factors, including population density, other local retail and business attractions, area demographics and geography. As a result, the opening of a new restaurant in or near markets in which we or our franchisees’ already have restaurants could adversely impact sales at these existing restaurants. Existing restaurants could also make it more difficult to build our and our franchisees’ consumer base for a new restaurant in the same market. Our core business strategy does not entail opening new restaurants that we believe will materially affect sales at our or our franchisees’ existing restaurants. However, we cannot guarantee there will not be significant impact in some cases and we may selectively open new restaurants in and around areas of existing restaurants that are operating at or near capacity to effectively serve our customers. Sales cannibalization between our restaurants may become significant in the future as we continue to expand our operations and could affect our sales growth, which could, in turn, materially and adversely affect our business, financial condition and results of operations.

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Our sales growth and ability to achieve profitability could be adversely affected if comparable restaurant sales are less than we expect.

The level of comparable restaurant sales, which reflect the change in year-over-year sales for restaurants in the fiscal month following 15 months of operation using a mid-month convention, will affect our sales growth and will continue to be a critical factor affecting our ability to generate profits because the profit margin on comparable restaurant sales is generally higher than the profit margin on new restaurant sales. Our ability to increase comparable restaurant sales depends in part on our ability to successfully implement our initiatives to build sales. It is possible such initiatives will not be successful, that we will not achieve our target comparable restaurant sales growth or that the change in comparable restaurant sales could be negative, which may cause a decrease in sales growth and ability to achieve profitability that would have a material adverse effect on our business, financial condition and results of operations.

Our marketing programs may not be successful, and our new menu items, advertising campaigns and restaurant designs and remodels may not generate increased sales or profits.

We incur costs and expend other resources in our marketing efforts on new menu items, advertising campaigns and restaurant designs and remodels to raise brand awareness and attract and retain customers. These initiatives may not be successful, resulting in expenses incurred without the benefit of higher revenues. Additionally, some of our competitors have greater financial resources, which enable them to spend significantly more on marketing and advertising and other initiatives than we are able to. Should our competitors increase spending on marketing and advertising and other initiatives or our marketing funds decrease for any reason, or should our advertising, promotions, new menu items and restaurant designs and remodels be less effective than our competitors, there could be a material adverse effect on our results of operations and financial condition.

Changes in food and supply costs or failure to receive frequent deliveries of food ingredients and other supplies could have an adverse effect on our business, financial condition and results of operations.

Our profitability depends in part on our ability to anticipate and react to changes in food and supply costs, and our ability to maintain our menu depends in part on our ability to acquire ingredients that meet specifications from reliable suppliers. Shortages or interruptions in the availability of certain supplies caused by unanticipated demand, problems in production or distribution, food contamination, inclement weather or other conditions could adversely affect the availability, quality and cost of our ingredients, which could harm our operations. Any increase in the prices of the food products most critical to our menu, such as chicken, seafood, beef, fresh produce, soybean oil and other proteins, could have a material adverse effect on our results of operations. Although we try to manage the impact that these fluctuations have on our operating results, we remain susceptible to increases in food costs as a result of factors beyond our control, such as general economic conditions, seasonal fluctuations, weather conditions, demand, food safety concerns, generalized infectious diseases, product recalls and government regulations. Therefore, material increases in the prices of the ingredients most critical to our menu could adversely affect our operating results or cause us to consider changes to our product delivery strategy and adjustments to our menu pricing.

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If any of our distributors or suppliers perform inadequately, or our distribution or supply relationships are disrupted for any reason, there could be a material adverse effect on our business, financial condition, results of operations or cash flows. Although we often enter into contracts for the purchase of food products and supplies, we do not have long-term contracts for the purchase of all such food products and supplies. As a result, we may not be able to anticipate or react to changing food costs by adjusting our purchasing practices or menu prices, which could cause our operating results to deteriorate. If we cannot replace or engage distributors or suppliers who meet our specifications in a short period of time, that could increase our expenses and cause shortages of food and other items at our restaurants, which could cause a restaurant to remove items from its menu. If that were to happen, affected restaurants could experience significant reductions in sales during the shortage or thereafter, if customers change their dining habits as a result. In addition, although we provide modestly priced food, we may choose not to, or may be unable to, pass along commodity price increases to consumers, including price increases with respect to ground beef. These potential changes in food and supply costs could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to compete successfully with other quick-service and fast-casual restaurants. Intense competition in the restaurant industry could make it more difficult to expand our business and could also have a negative impact on our operating results if customers favor our competitors or we are forced to change our pricing and other marketing strategies.

The food service industry, and particularly its quick-service and fast-casual segments, is intensely competitive. We expect competition in each of our markets to continue to be intense because consumer trends are favoring limited service restaurants that offer healthier menu items made with better quality products, and many limited service restaurants are responding to these trends. Competition in our industry is primarily based on price, convenience, quality of service, brand recognition, restaurant location and type and quality of food. If our company-operated and franchised restaurants cannot compete successfully with other quick-service and fast-casual restaurants in new and existing markets, we could lose customers and our revenues could decline. Our company-operated and franchised restaurants compete with national and regional quick-service and fast-casual restaurant chains for customers, restaurant locations and qualified management and other staff. Compared with us, some of our competitors have substantially greater financial and other resources, have been in business longer, have greater brand recognition or are better established in the markets where our restaurants are located or are planned to be located. Any of these competitive factors may materially adversely affect our business, financial condition or results of operations.

Failure to manage our growth effectively could harm our business and operating results.

Our growth plan includes opening a significant number of new restaurants. Our existing restaurant management systems, financial and management controls and information systems may be inadequate to support our planned expansion. Managing our growth effectively will require us to continue to enhance these systems, procedures and controls and to hire, train and retain managers and team members. We may not respond quickly enough to the changing demands that our expansion will impose on our management, restaurant teams and existing infrastructure, which could harm our business, financial condition and results of operations.

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The planned rapid increase in the number of our restaurants may make our future results unpredictable.

We plan to open 10 to 20 new company-operated restaurants and 10 to 32 new franchise operated restaurants in fiscal 2017. We intend to continue to increase the number of our restaurants in the next several years. This growth strategy and the substantial investment associated with the development of each new restaurant may cause our operating results to fluctuate unpredictably or have an adverse effect on our profits. In addition, we may find that our restaurant concept has limited appeal in new markets or we may experience a decline in the popularity of our restaurant concept in the markets in which we operate. Newly opened restaurants or our future markets and restaurants may not be successful or our system-wide average restaurant revenue may not increase at historical rates, which could have a material adverse effect on our business, financial condition and results of operations.

The financial performance of our franchisees can negatively impact our business.

As 90% of our restaurants are franchised as of June 30, 2016, our financial results are dependent in significant part upon the operational and financial success of our franchisees. We receive royalties, franchise fees, contributions to our marketing development fund and contributions to our national and local co-op advertising funds, and other fees from our franchisees. We have established operational standards and guidelines for our franchisees; however, we have limited control over how our franchisees’ businesses are run. While we are responsible for ensuring the success of our entire system of restaurants and for taking a longer-term view with respect to system improvements, our franchisees have individual business strategies and objectives, which might conflict with our interests. Our franchisees may not be able to secure adequate financing to open or continue operating their Muscle Maker Grill restaurants. If they incur too much debt or if economic or sales trends deteriorate such that they are unable to repay existing debt, our franchisees could experience financial distress or even bankruptcy. We anticipate that we and our franchisees will continue to be financially impacted by the recent health care reform legislation if such legislation is not repealed. If a significant number of franchisees become financially distressed, it could harm our operating results through reduced royalty revenues and the impact on our profitability could be greater than the percentage decrease in the royalty revenues. Closure of franchised restaurants would reduce our royalty revenues and could negatively impact margins, since we may not be able to reduce fixed costs which we continue to incur.

We have limited control with respect to the operations of our franchisees, which could have a negative impact on our business.

Franchisees are independent business operators and are not our employees, and we do not exercise control over the day-to-day operations of their restaurants. We provide training and support to franchisees, and set and monitor operational standards, but the quality of franchised restaurants may be diminished by any number of factors beyond our control. Consequently, franchisees may not successfully operate restaurants in a manner consistent with our standards and requirements, or may not hire and train qualified managers and other restaurant personnel. If franchisees do not operate to our expectations, our image and reputation, and the image and reputation of other franchisees, may suffer materially and system-wide sales could decline significantly, which would reduce our royalty revenues, and the impact on profitability could be greater than the percentage decrease in royalties and fees.

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The challenging economic environment may affect our franchisees, with adverse consequences to us.

We rely in part on our franchisees and the manner in which they operate their locations to develop and promote our business. As of December 31, 2015, our top 6 franchisees operated 10 of our franchised restaurants and accounted for approximately 40% of our royalty revenues in fiscal 2014 and fiscal 2015, respectively. Due to the continuing challenging economic environment, it is possible that some franchisees could file for bankruptcy or become delinquent in their payments to us, which could have a significant adverse impact on our business due to loss or delay in payments of royalties, contributions to our marketing development fund and advertising funds and other fees. Bankruptcies by our franchisees could prevent us from terminating their franchise agreements so that we can offer their territories to other franchisees, negatively impact our market share and operating results as we may have fewer well-performing restaurants, and adversely impact our ability to attract new franchisees.

Although we have developed criteria to evaluate and screen prospective developers and franchisees, we cannot be certain that the developers and franchisees we select will have the business acumen or financial resources necessary to open and operate successful franchises in their franchise areas, and state franchise laws may limit our ability to terminate or modify these franchise arrangements. Moreover, franchisees may not successfully operate restaurants in a manner consistent with our standards and requirements, or may not hire and train qualified managers and other restaurant personnel. The failure of developers and franchisees to open and operate franchises successfully could have a material adverse effect on us, our reputation, our brand and our ability to attract prospective franchisees and could materially adversely affect our business, financial condition, results of operations and cash flows.

Franchisees may not have access to the financial or management resources that they need to open the restaurants contemplated by their agreements with us, or be able to find suitable sites on which to develop them. Franchisees may not be able to negotiate acceptable lease or purchase terms for restaurant sites, obtain the necessary permits and government approvals or meet construction schedules. Any of these problems could slow our growth and reduce our franchise revenues. Additionally, our franchisees typically depend on financing from banks and other financial institutions, which may not always be available to them, in order to construct and open new restaurants. For these reasons, franchisees operating under development agreements may not be able to meet the new restaurant opening dates required under those agreements.

Our system-wide restaurant base is geographically concentrated in the Northeastern United States, and we could be negatively affected by conditions specific to that region.

Our company-operated and franchised restaurants in the Northeastern United States represent approximately 68% of our system-wide restaurants as of December 31, 2015. Our company-operated and franchised restaurants in New Jersey and New York represent approximately 62% of our system-wide restaurants as of December 31, 2015. Approximately 57% of our company-operated restaurants are located in New Jersey and New York. Adverse changes in demographic, unemployment, economic, regulatory or weather conditions in the Northeastern United States have had, and may continue to have, material adverse effects on our business. As a result of our concentration in this market, we have been, and in the future may be, disproportionately affected by these adverse conditions compared to other chain restaurants with a national footprint.

In addition, our competitors could open additional restaurants in New Jersey and New York, where we have significant concentration with over 30 of our system restaurants, which could result in reduced market share for us and may adversely impact our profitability.

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Negative publicity could reduce sales at some or all of our restaurants.

We may, from time to time, be faced with negative publicity relating to food quality, the safety, sanitation and welfare of our restaurant facilities, customer complaints or litigation alleging illness or injury, health inspection scores, integrity of our or our suppliers’ food processing and other policies, practices and procedures, employee relationships and welfare or other matters at one or more of our restaurants. Negative publicity may adversely affect us, regardless of whether the allegations are valid or whether we are held to be responsible. In addition, the negative impact of adverse publicity relating to one restaurant may extend far beyond the restaurant involved, especially due to the high geographic concentration of many of our restaurants, to affect some or all of our other restaurants, including our franchised restaurants. The risk of negative publicity is particularly great with respect to our franchised restaurants because we are limited in the manner in which we can regulate them, especially on a real-time basis and negative publicity from our franchised restaurants may also significantly impact company-operated restaurants. A similar risk exists with respect to food service businesses unrelated to us, if customers mistakenly associate such unrelated businesses with our operations. Employee claims against us based on, among other things, wage and hour violations, discrimination, harassment or wrongful termination may also create not only legal and financial liability but negative publicity that could adversely affect us and divert our financial and management resources that would otherwise be used to benefit the future performance of our operations. These types of employee claims could also be asserted against us, on a co-employer theory, by employees of our franchisees. A significant increase in the number of these claims or an increase in the number of successful claims could materially adversely affect our business, financial condition, results of operations and cash flows.

Food safety and quality concerns may negatively impact our business and profitability, our internal operational controls and standards may not always be met and our employees may not always act professionally, responsibly and in our and our customers’ best interests. Any possible instances of food-borne illness could reduce our restaurant sales.

Incidents or reports of food-borne or water-borne illness or other food safety issues, food contamination or tampering, employee hygiene and cleanliness failures or improper employee conduct at our restaurants could lead to product liability or other claims. Such incidents or reports could negatively affect our brand and reputation as well as our business, revenues and profits. Similar incidents or reports occurring at limited service restaurants unrelated to us could likewise create negative publicity, which could negatively impact consumer behavior towards us.

We cannot guarantee to consumers that our internal controls and training will be fully effective in preventing all food-borne illnesses. Furthermore, our reliance on third-party food processors makes it difficult to monitor food safety compliance and may increase the risk that food-borne illness would affect multiple locations rather than single restaurants. Some food-borne illness incidents could be caused by third-party food suppliers and transporters outside of our control. New illnesses resistant to our current precautions may develop in the future, or diseases with long incubation periods could arise, that could give rise to claims or allegations on a retroactive basis. One or more instances of food-borne illness in one of our company-operated or franchised restaurants could negatively affect sales at all of our restaurants if highly publicized, especially due to the high geographic concentration of many of our restaurants. This risk exists even if it were later determined that the illness was wrongly attributed to one of our restaurants. A number of other restaurant chains have experienced incidents related to food-borne illnesses that have had material adverse impacts on their operations, and we cannot assure you that we could avoid a similar impact upon the occurrence of a similar incident at one of our restaurants. Additionally, even if food-borne illnesses were not identified at our restaurants, our restaurant sales could be adversely affected if instances of food-borne illnesses at other restaurant chains were highly publicized. In addition, our restaurant sales could be adversely affected by publicity regarding other high-profile illnesses such as avian flu that customers may associate with our food products.

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We rely on only one company to distribute substantially all of our food and supplies to company-operated and franchised restaurants, and on a limited number of companies, and, in some cases, a sole company, to supply certain products, supplies and ingredients to our distributor. Failure to receive timely deliveries of food or other supplies could result in a loss of revenues and materially and adversely impact our operations.

Our and our franchisees’ ability to maintain consistent quality menu items and prices significantly depends upon our ability to acquire quality food products from reliable sources in accordance with our specifications on a timely basis. Shortages or interruptions in the supply of food products caused by unanticipated demand, problems in production or distribution, contamination of food products, an outbreak of protein-based diseases, inclement weather or other conditions could materially adversely affect the availability, quality and cost of ingredients, which would adversely affect our business, financial condition, results of operations and cash flows. We have contracts with a limited number of suppliers, and, in some cases, a sole supplier, for certain products, supplies and ingredients. Certain menu items and ingredients are provided to us and our franchisees by single suppliers for various proteins and a single supplier for spices. If that distributor or any supplier fails to perform as anticipated or seeks to terminate agreements with us, or if there is any disruption in any of our supply or distribution relationships for any reason, our business, financial condition, results of operations and cash flows could be materially adversely affected. If we or our franchisees temporarily close a restaurant or remove popular items from a restaurant’s menu due to a supply shortage, that restaurant may experience a significant reduction in revenues during the time affected by the shortage and thereafter if our customers change their dining habits as a result.

The volatile credit and capital markets could have a material adverse effect on our financial condition.

Our ability to manage our debt is dependent on our level of positive cash flow from company-operated and franchised restaurants, net of costs. An economic downturn may negatively impact our cash flows. Credit and capital markets can be volatile, which could make it more difficult for us to refinance our existing debt or to obtain additional debt or equity financings in the future. Such constraints could increase our costs of borrowing and could restrict our access to other potential sources of future liquidity. Our failure to have sufficient liquidity to make interest and other payments required by our debt could result in a default of such debt and acceleration of our borrowings, which would have a material adverse effect on our business and financial condition. The lack of availability or access to build-to-suit leases and equipment financing leases could result in a decreased number of new restaurants and have a negative impact on our growth.

A prolonged economic downturn could materially affect us in the future.

The restaurant industry is dependent upon consumer discretionary spending. The recession from late 2007 to mid-2009 reduced consumer confidence to historic lows, impacting the public’s ability and desire to spend discretionary dollars as a result of job losses, home foreclosures, significantly reduced home values, investment losses, bankruptcies and reduced access to credit, resulting in lower levels of customer traffic and lower average check sizes in fast casual restaurants, similar to ours. If the economy experiences another significant decline, our business and results of operations could be materially adversely affected and may result in a deceleration of the number and timing of new restaurant openings by us and our franchisees. Deterioration in customer traffic or a reduction in average check size would negatively impact our revenues and profitability and could result in reductions in staff levels, additional impairment charges and potential restaurant closures.

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The interests of our franchisees may conflict with ours or yours in the future and we could face liability from our franchisees or related to our relationship with our franchisees.

Franchisees, as independent business operators, may from time to time disagree with us and our strategies regarding the business or our interpretation of our respective rights and obligations under the franchise agreement and the terms and conditions of the franchisee/franchisor relationship. This may lead to disputes with our franchisees and we expect such disputes to occur from time to time in the future as we continue to offer franchises. Such disputes may result in legal action against us. To the extent we have such disputes, the attention, time and financial resources of our management and our franchisees will be diverted from our restaurants, which could have a material adverse effect on our business, financial condition, results of operations and cash flows even if we have a successful outcome in the dispute.

In addition, various state and federal laws govern our relationship with our franchisees and our potential sale of a franchise. A franchisee and/or a government agency may bring legal action against us based on the franchisee/franchisor relationships that could result in the award of damages to franchisees and/or the imposition of fines or other penalties against us.

Information technology system failures or breaches of our network security could interrupt our operations and adversely affect our business.

We and our franchisees rely on our computer systems and network infrastructure across our operations, including point-of-sale processing at our restaurants. Our and our franchisees’ operations depend upon our and our franchisees’ ability to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, viruses and other disruptive problems. Any damage or failure of our computer systems or network infrastructure that causes an interruption in our operations could have a material adverse effect on our business and subject us or our franchisees to litigation or to actions by regulatory authorities.

We are continuing to expand, upgrade and develop our information technology capabilities. If we are unable to successfully upgrade or expand our technological capabilities, we may not be able to take advantage of market opportunities, manage our costs and transactional data effectively, satisfy customer requirements, execute our business plan or respond to competitive pressures.

If we or our franchisees are unable to protect our customers’ credit and debit card data, we could be exposed to data loss, litigation, liability and reputational damage.

In connection with credit and debit card sales, we and our franchisees transmit confidential credit and debit card information by way of secure private retail networks. Although we and our franchisees use private networks, third parties may have the technology or know-how to breach the security of the customer information transmitted in connection with credit and debit card sales, and our and our franchisees’ security measures and those of our and our franchisees’ technology vendors may not effectively prohibit others from obtaining improper access to this information. If a person were able to circumvent these security measures, he or she could destroy or steal valuable information or disrupt our and our franchisees’ operations. Any security breach could expose us and our franchisees to risks of data loss, litigation and liability and could seriously disrupt our and our franchisees’ operations and any resulting negative publicity could significantly harm our reputation.

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The failure to enforce and maintain our trademarks and protect our other intellectual property could materially adversely affect our business, including our ability to establish and maintain brand awareness.

We have registered Muscle Maker Grill® and certain other names used by our restaurants as trademarks or service marks with the United States Patent and Trademark Office. The Muscle Maker Grill® trademark is also registered in some form in one foreign country. Our current brand campaign, “Great Food with Your Health in Mind” has also been approved for registration with the United States Patent and Trademark Office. In addition, the Muscle Maker Grill logo, website name and address (www.musclemakergrill.com) and Facebook and Twitter accounts are our intellectual property. The success of our business strategy depends on our continued ability to use our existing trademarks and service marks in order to increase brand awareness and develop our branded products. If our efforts to protect our intellectual property are not adequate, or if any third-party misappropriates or infringes on our intellectual property, whether in print, on the Internet or through other media, the value of our brands may be harmed, which could have a material adverse effect on our business, including the failure of our brands and branded products to achieve and maintain market acceptance. There can be no assurance that all of the steps we have taken to protect our intellectual property in the United States and in foreign countries will be adequate. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States.

We or our suppliers maintain the seasonings and additives for our food offerings, as well as certain standards, specifications and operating procedures, as trade secrets or confidential information. We may not be able to prevent the unauthorized disclosure or use of our trade secrets or information, despite the existence of confidentiality agreements and other measures. While we try to ensure that the quality of our brand and branded products is maintained by all of our franchisees, we cannot be certain that these franchisees will not take actions that adversely affect the value of our intellectual property or reputation. If any of our trade secrets or information were to be disclosed to or independently developed by a competitor, our business, financial condition and results of operations could be materially adversely affected.

Third-party claims with respect to intellectual property assets, if decided against us, may result in competing uses or require adoption of new, non-infringing intellectual property, which may in turn adversely affect sales and revenues.

There can be no assurance that third parties will not assert infringement or misappropriation claims against us, or assert claims that our rights in our trademarks, service marks, trade dress and other intellectual property assets are invalid or unenforceable. Any such claims could have a material adverse effect on us or our franchisees if such claims were to be decided against us. If our rights in any intellectual property were invalidated or deemed unenforceable, it could permit competing uses of intellectual property which, in turn, could lead to a decline in restaurant revenues. If the intellectual property became subject to third-party infringement, misappropriation or other claims, and such claims were decided against us, we may be forced to pay damages, be required to develop or adopt non-infringing intellectual property or be obligated to acquire a license to the intellectual property that is the subject of the asserted claim. There could be significant expenses associated with the defense of any infringement, misappropriation, or other third-party claims.

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We depend on our executive officers, the loss of whom could materially harm our business.

We rely upon the accumulated knowledge, skills and experience of our executive officers and significant employees. Our executive officers and significant employees have cumulative experience of more than 100 years in the food service industry. If they were to leave us or become incapacitated, we might suffer in our planning and execution of business strategy and operations, impacting our brand and financial results. We also do not maintain any key man life insurance policies for any of our employees.

Matters relating to employment and labor law may adversely affect our business.

Various federal and state labor laws govern our relationships with our employees and affect operating costs. These laws include employee classifications as exempt or non-exempt, minimum wage requirements, unemployment tax rates, workers’ compensation rates, citizenship requirements and other wage and benefit requirements for employees classified as non-exempt. Significant additional government regulations and new laws, including mandating increases in minimum wages, changes in exempt and non-exempt status, or mandated benefits such as health insurance could materially affect our business, financial condition, operating results or cash flow. Furthermore, if our or our franchisees’ employees unionize, it could materially affect our business, financial condition, operating results or cash flow.

We are also subject in the ordinary course of business to employee claims against us based, among other things, on discrimination, harassment, wrongful termination, or violation of wage and labor laws. Such claims could also be asserted against us by employees of our franchisees. Moreover, claims asserted against franchisees may at times be made against us as a franchisor. These claims may divert our financial and management resources that would otherwise be used to benefit our operations. The ongoing expense of any resulting lawsuits, and any substantial settlement payment or damage award against us, could adversely affect our business, brand image, employee recruitment, financial condition, operating results or cash flows.

In addition, various states in which we operate are considering or have already adopted new immigration laws or enforcement programs, and the U.S. Congress and Department of Homeland Security from time to time consider and may implement changes to federal immigration laws, regulations or enforcement programs as well. Some of these changes may increase our obligations for compliance and oversight, which could subject us to additional costs and make our hiring process more cumbersome, or reduce the availability of potential employees. Although we require all workers to provide us with government-specified documentation evidencing their employment eligibility, some of our employees may, without our knowledge, be unauthorized workers. We currently participate in the “E-Verify” program, an Internet-based, free program run by the United States government to verify employment eligibility, in states in which participation is required. However, use of the “E-Verify” program does not guarantee that we will properly identify all applicants who are ineligible for employment. Unauthorized workers are subject to deportation and may subject us to fines or penalties, and if any of our workers are found to be unauthorized we could experience adverse publicity that negatively impacts our brand and may make it more difficult to hire and keep qualified employees. Termination of a significant number of employees who were unauthorized employees may disrupt our operations, cause temporary increases in our labor costs as we train new employees and result in additional adverse publicity. We could also become subject to fines, penalties and other costs related to claims that we did not fully comply with all recordkeeping obligations of federal and state immigration compliance laws. These factors could have a material adverse effect on our business, financial condition and results of operations.

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Restaurant companies have been the target of class action lawsuits and other proceedings alleging, among other things, violations of federal and state workplace and employment laws. Proceedings of this nature are costly, divert management attention and, if successful, could result in our payment of substantial damages or settlement costs.

Our business is subject to the risk of litigation by employees, consumers, suppliers, franchisees, stockholders or others through private actions, class actions, administrative proceedings, regulatory actions or other litigation. The outcome of litigation, particularly class action and regulatory actions, is difficult to assess or quantify. In recent years, restaurant companies, including us, have been subject to lawsuits, including lawsuits, alleging violations of federal and state laws regarding workplace and employment conditions, discrimination and similar matters. A number of these lawsuits have resulted in the payment of substantial damages by the defendants. Similar lawsuits have been instituted from time to time alleging violations of various federal and state wage and hour laws regarding, among other things, employee meal deductions, overtime eligibility of managers and failure to pay for all hours worked. Though we do not believe any lawsuits in which we are currently involved will have a material adverse effect on our financial position, results of operations, liquidity or capital resources, we may in the future be subject to lawsuits that could have such an effect.

Occasionally, our customers file complaints or lawsuits against us alleging that we are responsible for some illness or injury they suffered at or after a visit to one of our restaurants, including actions seeking damages resulting from food-borne illness or accidents in our restaurants. We are also subject to a variety of other claims from third parties arising in the ordinary course of our business, including contract claims. The restaurant industry has also been subject to a growing number of claims that the menus and actions of restaurant chains have led to the obesity of certain of their customers. We may also be subject to lawsuits from our employees, the U.S. Equal Employment Opportunity Commission or others alleging violations of federal and state laws regarding workplace and employment conditions, discrimination and similar matters.

Regardless of whether any claims against us are valid or whether we are liable, claims may be expensive to defend and may divert time and money away from our operations and result in increases in our insurance premiums. In addition, they may generate negative publicity, which could reduce customer traffic and sales. Although we maintain what we believe to be adequate levels of insurance, insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of our insurance coverage for any claims or any adverse publicity resulting from claims could adversely affect our business and results of operations.

If we or our franchisees face labor shortages or increased labor costs, our results of operations and our growth could be adversely affected.

Labor is a primary component in the cost of operating our company-operated and franchised restaurants. If we or our franchisees face labor shortages or increased labor costs because of increased competition for employees, higher employee-turnover rates, unionization of restaurant workers, or increases in the federally-mandated or state-mandated minimum wage, change in exempt and non-exempt status, or other employee benefits costs (including costs associated with health insurance coverage or workers’ compensation insurance), our and our franchisees’ operating expenses could increase and our growth could be adversely affected.

We have a substantial number of hourly employees who are paid wage rates at or based on the applicable federal or state minimum wage and increases in the minimum wage will increase our labor costs and the labor costs of our franchisees. The federal minimum wage has been $7.25 per hour since July 24, 2009. Federally-mandated, state-mandated or locally-mandated minimum wages may be raised in the future. We may be unable to increase our menu prices in order to pass future increased labor costs on to our customers, in which case our margins would be negatively affected. Also, reduced margins of franchisees could make it more difficult to sell franchises. If menu prices are increased by us and our franchisees to cover increased labor costs, the higher prices could adversely affect transactions which could lower sales and thereby reduce our margins and the royalties that we receive from franchisees.

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In addition, our success depends in part upon our and our franchisees’ ability to attract, motivate and retain a sufficient number of well-qualified restaurant operators, management personnel and other employees. Qualified individuals needed to fill these positions can be in short supply in some geographic areas. In addition, limited service restaurants have traditionally experienced relatively high employee turnover rates. Although we have not yet experienced any significant problems in recruiting employees, our and our franchisees’ ability to recruit and retain such individuals may delay the planned openings of new restaurants or result in higher employee turnover in existing restaurants, which could increase our and our franchisees’ labor costs and have a material adverse effect on our business, financial condition, results of operations or cash flows. If we or our franchisees are unable to recruit and retain sufficiently qualified individuals, our business and our growth could be adversely affected. Competition for these employees could require us or our franchisees to pay higher wages, which could also result in higher labor costs.

We are locked into long-term and non-cancelable leases and may be unable to renew leases at the end of their terms.

Many of our restaurant leases are non-cancelable and typically have initial terms up to between 5 and 10 years and 1-3 renewal terms of 5 years each that we may exercise at our option. Even if we close a restaurant, we are required to perform our obligations under the applicable lease, which could include, among other things, a provision for a closed restaurant reserve when the restaurant is closed, which would impact our profitability, and payment of the base rent, property taxes, insurance and maintenance for the balance of the lease term. In addition, in connection with leases for restaurants that we will continue to operate, we may, at the end of the lease term and any renewal period for a restaurant, be unable to renew the lease without substantial additional cost, if at all. As a result, we may close or relocate the restaurant, which could subject us to construction and other costs and risks. Additionally, the revenues and profit, if any, generated at a relocated restaurant may not equal the revenues and profit generated at the existing restaurant

We and our franchisees are subject to extensive government regulations that could result in claims leading to increased costs and restrict our ability to operate or sell franchises.

We and our franchisees are subject to extensive government regulation at the federal, state and local government levels. These include, but are not limited to, regulations relating to the preparation and sale of food, zoning and building codes, franchising, land use and employee, health, sanitation and safety matters. We and our franchisees are required to obtain and maintain a wide variety of governmental licenses, permits and approvals. Difficulty or failure in obtaining them in the future could result in delaying or canceling the opening of new restaurants. Local authorities may suspend or deny renewal of our governmental licenses if they determine that our operations do not meet the standards for initial grant or renewal. This risk would be even higher if there were a major change in the licensing requirements affecting our types of restaurants.

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We are subject to the U.S. Americans with Disabilities Act (the “ADA”) and similar state laws that give civil rights protections to individuals with disabilities in the context of employment, public accommodations and other areas, including our restaurants. We may in the future have to modify restaurants by adding access ramps or redesigning certain architectural fixtures, for example, to provide service to or make reasonable accommodations for disabled persons. The expenses associated with these modifications could be material.

Our operations are also subject to the U.S. Occupational Safety and Health Act, which governs worker health and safety, the U.S. Fair Labor Standards Act, which governs such matters as minimum wages and overtime, the U.S. Immigration Reform and Control Act of 1986, and a variety of similar federal, state and local laws that govern these and other employment law matters. We and our franchisees may also be subject to lawsuits from our employees, the U.S. Equal Employment Opportunity Commission or others alleging violations of federal and state laws regarding workplace and employment matters, discrimination and similar matters, and we have been a party to such matters in the past. In addition, federal, state and local proposals related to paid sick leave or similar matters could, if implemented, have a material adverse effect on our business, financial condition and results of operations.

The Patient Protection and Affordable Care Act of 2010 (the “PPACA”) requires employers such as us to provide adequate and affordable health insurance for all qualifying employees or pay a monthly per-employee fee or penalty for non-compliance beginning in fiscal 2015. We began to offer such health insurance benefits on January 1, 2015 to all eligible employees, and may incur substantial additional expense due to organizing and maintaining the plan which we anticipate will be more expensive on a per person basis and for an increased number of employees who we anticipate at other times may elect to obtain coverage through a healthcare plan that we partially subsidize. If we fail to offer such benefits, or the benefits that we elect to offer do not meet the applicable requirements, we may incur penalties. Since the PPACA also requires individuals to obtain coverage or face individual penalties, employees who are currently eligible but elect not to participate in our healthcare plans may find it more advantageous to do so when such individual penalties increase in size. It is also possible that by making changes or failing to make changes in the healthcare plans offered by us, we will become less competitive in the market for our labor. Finally, implementing the requirements of the PPACA is likely to impose additional administrative costs. The costs and other effects of these new healthcare requirements cannot be determined with certainty, but they may significantly increase our healthcare coverage costs and could have a material adverse effect on our business, financial condition and results of operations.

There is also a potential for increased regulation of certain food establishments in the United States, where compliance with a Hazard Analysis and Critical Control Points (“HACCP”) approach would be required. HACCP refers to a management system in which food safety is addressed through the analysis and control of potential hazards from production, procurement and handling, to manufacturing, distribution and consumption of the finished product. Many states have required restaurants to develop and implement HACCP Systems, and the United States government continues to expand the sectors of the food industry that must adopt and implement HACCP programs. For example, the Food Safety Modernization Act (the “FSMA”), signed into law in January 2011, granted the U.S. Food and Drug Administration (the “FDA”) new authority regarding the safety of the entire food system, including through increased inspections and mandatory food recalls. Although restaurants are specifically exempted from or not directly implicated by some of these new requirements, we anticipate that the new requirements may impact our industry. Additionally, our suppliers may initiate or otherwise be subject to food recalls that may impact the availability of certain products, result in adverse publicity or require us to take actions that could be costly for us or otherwise impact our business.

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We are also subject to regulation by the Federal Trade Commission and subject to state laws that govern the offer, sale, renewal and termination of franchises and our relationship with our franchisees. The failure to comply with these laws and regulations in any jurisdiction or to obtain required approvals could result in a ban or temporary suspension on franchise sales, fines or the requirement that we make a rescission offer to franchisees, any of which could affect our ability to open new restaurants in the future and thus could materially adversely affect our business and operating results. Any such failure could also subject us to liability to our franchisees.

Compliance with environmental laws may negatively affect our business.

We are subject to federal, state and local laws and regulations, including those concerning waste disposal, pollution, protection of the environment, and the presence, discharge, storage, handling, release and disposal of, and exposure to, hazardous or toxic substances. These environmental laws provide for significant fines and penalties for non-compliance and liabilities for remediation, sometimes without regard to whether the owner or operator of the property knew of, or was responsible for, the release or presence of hazardous toxic substances. Third parties may also make claims against owners or operators of properties for personal injuries and property damage associated with releases of, or actual or alleged exposure to, such hazardous or toxic substances at, on or from our restaurants. Environmental conditions relating to the presence of hazardous substances at prior, existing or future restaurant sites could materially adversely affect our business, financial condition and results of operations. Further, environmental laws and regulations, and the administration, interpretation and enforcement thereof, are subject to change and may become more stringent in the future, each of which could materially adversely affect our business, financial condition and results of operations.

Legislation and regulations requiring the display and provision of nutritional information for our menu offerings, and new information or attitudes regarding diet and health or adverse opinions about the health effects of consuming our menu offerings, could affect consumer preferences and negatively impact our results of operations.

Government regulation and consumer eating habits may impact our business as a result of changes in attitudes regarding diet and health or new information regarding the health effects of consuming our menu offerings, including our buttermilk biscuits, legendary sweet tea and bone-in fried chicken. These changes have resulted in, and may continue to result in, the enactment of laws and regulations that impact the ingredients and nutritional content of our menu offerings, or laws and regulations requiring us to disclose the nutritional content of our food offerings.

The PPACA establishes a uniform, federal requirement for certain restaurants to post certain nutritional information on their menus. Specifically, the PPACA amended the Federal Food, Drug and Cosmetic Act to, as of December 1, 2015, require chain restaurants with 20 or more locations operating under the same name and offering substantially the same menus to publish the total number of calories of standard menu items on menus and menu boards, along with a statement that puts this calorie information in the context of a total daily calorie intake. The PPACA also requires covered restaurants to, as of December 1, 2015, provide to consumers, upon request, a written summary of detailed nutritional information for each standard menu item, and to provide a statement on menus and menu boards about the availability of this information. The PPACA further permits the United States Food and Drug Administration to require covered restaurants to make additional nutrient disclosures, such as disclosure of trans-fat content. An unfavorable report on, or reaction to, our menu ingredients, the size of our portions or the nutritional content of our menu items could negatively influence the demand for our offerings.

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Furthermore, a number of states, counties and cities have enacted menu labeling laws requiring multi-unit restaurant operators to disclose certain nutritional information to customers, or have enacted legislation restricting the use of certain types of ingredients in restaurants.

Compliance with current and future laws and regulations regarding the ingredients and nutritional content of our menu items may be costly and time-consuming. Additionally, if consumer health regulations or consumer eating habits change significantly, we may be required to modify or discontinue certain menu items, and we may experience higher costs associated with the implementation of those changes. Additionally, some government authorities are increasing regulations regarding trans-fats and sodium, which may require us to limit or eliminate trans-fats and sodium in our menu offerings or switch to higher cost ingredients or may hinder our ability to operate in certain markets. Some jurisdictions have banned certain cooking ingredients, such as trans-fats, which a limited number of our menu products contain in small, but measurable amounts, or have discussed banning certain products, such as large sodas. Removal of these products and ingredients from our menus could affect product tastes, customer satisfaction levels, and sales volumes, whereas if we fail to comply with these laws or regulations, our business could experience a material adverse effect.

We cannot make any assurances regarding our ability to effectively respond to changes in consumer health perceptions or our ability to successfully implement the nutrient content disclosure requirements and to adapt our menu offerings to trends in eating habits. The imposition of additional menu-labeling laws could have an adverse effect on our results of operations and financial position, as well as on the restaurant industry in general.

We may become subject to liabilities arising from environmental laws that could likely increase our operating expenses and materially and adversely affect our business and results of operations.

We are subject to federal, state and local laws, regulations and ordinances that:

●	govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as waste handling and disposal practices for solid and hazardous wastes; and

●	impose liability for the costs of cleaning up, and damage resulting from, sites of past spills, disposals or other releases of hazardous materials.

In particular, under applicable environmental laws, we may be responsible for remediation of environmental conditions and may be subject to associated liabilities, including liabilities for clean-up costs and personal injury or property damage, relating to our restaurants and the land on which our restaurants are located, regardless of whether we lease or own the restaurants in question and regardless of whether such environmental conditions were created by us or by a prior owner or tenant. If we are found liable for the costs of remediating contamination at any of our properties, our operating expenses would likely increase and our results of operations would be materially adversely affected. See “Description of Business—Environmental Matters.” Some of our leases provide for indemnification of our landlords for environmental contamination, clean-up or owner liability.

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We are exposed to the risk of natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism that could disrupt business and result in lower sales, increased operating costs and capital expenditures.

Our headquarters, company-operated and franchised restaurant locations, third-party sole distributor and its facilities, as well as certain of our vendors and customers, are located in areas which have been and could be subject to natural disasters such as floods, hurricanes, tornadoes, fires or earthquakes. Adverse weather conditions or other extreme changes in the weather, including resulting electrical and technological failures, especially such events which occur in New Jersey and New York, as a result of the concentration of our restaurants, may disrupt our and our franchisees’ business and may adversely affect our and our franchisees’ ability to obtain food and supplies and sell menu items. Our business may be harmed if our or our franchisees’ ability to obtain food and supplies and sell menu items is impacted by any such events, any of which could influence customer trends and purchases and may negatively impact our and our franchisees’ revenues, properties or operations. Such events could result in physical damage to one or more of our or our franchisees’ properties, the temporary closure of some or all of our company-operated restaurants, franchised restaurants and third-party distributor, the temporary lack of an adequate work force in a market, temporary or long-term disruption in the transport of goods, delay in the delivery of goods and supplies to our company-operated and franchised restaurants and third-party distributor, disruption of our technology support or information systems, or fuel shortages or dramatic increases in fuel prices, all of which would increase the cost of doing business. These events also could have indirect consequences such as increases in the costs of insurance if they result in significant loss of property or other insurable damage. Any of these factors, or any combination thereof, could adversely affect our operations.

Upon the expansion of our operations internationally, we could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery and anti-kickback laws.

We anticipate developing and operating corporate-owned and franchised locations located outside the United States. The U.S. Foreign Corrupt Practices Act, and other similar anti-bribery and anti-kickback laws and regulations, generally prohibit companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business. We cannot assure you that we will be successful in preventing our franchisees or other agents from taking actions in violation of these laws or regulations. Such violations, or allegations of such violations, could disrupt our business and result in a material adverse effect on our financial condition, results of operations and cash flows.

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Common Stock may decline.

As a public company, we would be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Further, we will be required to report any changes in internal controls on a quarterly basis. In addition, we would be required to furnish a report by management on the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We will design, implement, and test the internal controls over financial reporting required to comply with these obligations. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of its internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of the Common Stock could be negatively affected. We also could become subject to investigations by the stock exchange on which the securities are listed, the Commission, or other regulatory authorities, which could require additional financial and management resources.

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As an emerging growth company, our auditor is not required to attest to the effectiveness of our internal controls.

Our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

We believe we will be considered a smaller reporting company and will be exempt from certain disclosure requirements, which could make our Common Stock less attractive to potential investors.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $75 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●	in the case of an initial registration statement under the Securities Act, or the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, for shares of its common equity, had a public float of less than $75 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

●	in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $50 million during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our Common Stock less attractive to potential investors, which could make it more difficult for our stockholders to sell their shares.

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If we become a public company (reporting under the Exchange Act), we will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

If we become a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act, and rules of the SEC and those of the NASDAQ or the NYSE MKT, whichever is applicable, have imposed various requirements on public companies including requiring establishment and maintenance of effective disclosure and financial controls. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased and will continue to increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors. We cannot predict or estimate the amount of additional costs we will incur as a public company or the timing of such costs.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. In addition, we will be required to have our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting the later of our second annual report on Form 10-K or the first annual report on Form 10-K following the date on which we are no longer an emerging growth company. Our compliance with Section 404 of the Sarbanes-Oxley Act will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by NASDAQ or NYSE MKT, whichever market we are listed on, the SEC or other regulatory authorities, which would require additional financial and management resources.

Our ability to successfully implement our business plan and comply with Section 404 requires us to be able to prepare timely and accurate financial statements. We expect that we will need to continue to improve existing, and implement new operational and financial systems, procedures and controls to manage our business effectively. Any delay in the implementation of, or disruption in the transition to, new or enhanced systems, procedures or controls, may cause our operations to suffer and we may be unable to conclude that our internal control over financial reporting is effective and to obtain an unqualified report on internal controls from our auditors as required under Section 404 of the Sarbanes-Oxley Act. This, in turn, could have an adverse impact on trading prices for our common stock, and could adversely affect our ability to access the capital markets.

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If we do not become a public company, compliance with Regulation A and reporting to the SEC could be costly, and our management will be required to devote substantial time to the compliance requirements of Regulation A.

If we do not become a public company, compliance with Regulation A could be costly and requires legal and accounting expertise. Because the new rules implementing Title IV of the Jumpstart Our Business Startups Act of 2012 took effect in June 2015, we have no experience complying with the new provisions of Regulation A or making the public filings required by the rule. Besides qualifying this Form 1-A, we must file an annual report on Form 1-K, a semiannual report on Form 1-SA, and current reports on Form 1-U.

Our legal and financial staff may need to be increased in order to comply with Regulation A. Compliance with Regulation A will also require greater expenditures on outside counsel, outside auditors, and financial printers in order to remain in compliance. Failure to remain in compliance with Regulation A may subject us to sanctions, penalties, and reputational damage and would adversely affect our results of operations.

We may not be able to satisfy listing requirements of the NASDAQ or the NYSE MKT, whichever is applicable, to maintain a listing of our Common Stock.

Following the registration of our Common Stock under the Exchange Act following the termination of this offering, if our Common Stock is listed on the NASDAQ or the NYSE MKT, whichever is applicable, we must meet certain financial and liquidity criteria to maintain such listing. If we fail to meet any of the NASDAQ’s or the NYSE MKT’s, whichever is applicable, listing standards, our Common Stock may be delisted. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Common Stock from the NASDAQ or the NYSE MKT, whichever is applicable, may materially impair our stockholders’ ability to buy and sell our Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock. In addition, the delisting of our Common Stock could significantly impair our ability to raise capital.

After the completion of this offering, we intend to become an emerging growth company and subject to less rigorous public reporting requirements and cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

After the completion of this offering, we expect to become a public reporting company under the Exchange Act, and thereafter publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

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We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We could be an emerging growth company for up to five years, circumstances could cause us to lose that status earlier, including if the market value of our Common Stock held by non-affiliates exceeds $700 million, if we issue $1 billion or more in non-convertible debt during a three-year period, or if our annual gross revenues exceed $1 billion. We would cease to be an emerging growth company on the last day of the fiscal year following the date of the fifth anniversary of our first sale of common equity securities under an effective registration statement or a fiscal year in which we have $1 billion in gross revenues (note that the offering of Common Stock pursuant to this Offering Circular will not result in the sale of securities under an effective registration statement). Finally, at any time we may choose to opt-out of the emerging growth company reporting requirements. If we choose to opt out, we will be unable to opt back in to being an emerging growth company.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

If our shares of Common Stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price per share of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain or retain a listing on the NASDAQ or the NYSE MKT, whichever is applicable, and if the price of our Common Stock is less than $5.00 per share, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before effecting a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that, before effecting any such transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

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FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. The FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our Common Stock.

Muscle Maker is a holding company with no operations and relies on its operating subsidiaries to provide it with funds necessary to meet its financial obligations and to pay taxes, expenses and dividends.

We are a holding company with no direct operations that will hold as our principal assets a 100% ownership interest in Muscle Maker Brands, LLC (“Muscle Maker Brands”) and will rely on Muscle Maker Brands to provide us with funds necessary to meet any financial obligations. As such, we will have no independent means of generating revenue. Muscle Maker Brands is treated by its members as a partnership for federal and applicable state income tax purposes and, as such, generally is not expected to be subject to income tax (except that it may be required to withhold and remit taxes as a withholding agent). Instead, taxable income will be allocated to us as the sole holder of its limited liability company units (“LLC Units”). Accordingly, we will incur income taxes on any net taxable income of Muscle Maker Brands and will also incur expenses related to our operations. Pursuant to the operating agreement of Muscle Maker Brands (“LLC Agreement”), Muscle Maker Brands will be obligated to make tax distributions to us, as a holder of the LLC Units, subject to the conditions described below. We intend to cause Muscle Maker Brands to make distributions or, in the case of certain expenses, payments in an amount sufficient to allow us to pay our taxes and operating expenses. However, Muscle Maker Brands’ ability to make such distributions and payments to Muscle Maker may be subject to various limitations and restrictions, including the operating results, cash requirements and financial condition of Muscle Maker Brands, the applicable provisions of California law that may limit the amount of funds available for distribution to the members of Muscle Maker Brands, compliance by Muscle Maker Brands and its subsidiaries with restrictions, covenants and financial ratios related to existing or future indebtedness, and other agreements entered into by Muscle Maker Brands or its subsidiaries with third parties. If we do not have sufficient funds to pay tax or other liabilities or to fund our operations (i.e., as a result of Muscle Maker Brands’ inability to make distributions due to various limitations and restrictions), we may have to borrow funds, and thus our liquidity and financial condition could be materially and adversely affected.

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Members of our board of directors and our executive officers will have other business interests and obligations to other entities.

Neither our directors nor our executive officers will be required to manage the Company as their sole and exclusive function and they may have other business interests and may engage in other activities in addition to those relating to the Company, provided that such activities do not compete with the business of the Company or otherwise breach their agreements with the Company. We are dependent on our directors and executive officers to successfully operate our Company. Their other business interests and activities could divert time and attention from operating our business.

Risks Related to Ownership of Our Common Stock, the Offering and Lack of Liquidity

An active trading market for our common stock may not develop and you may not be able to resell your shares at or above the initial offering price.

Prior to this offering, there has been no public market for shares of our common stock. In the absence of an active trading market for our common stock, investors may not be able to sell their common stock at or above the initial offering price or at the time that they would like to sell. In addition, we intend to submit a listing application for our common stock to be listed on the NASDAQ Capital Market (“NASDAQ”) or The NYSE MKT (“NYSE MKT”) after we register our common stock under the Securities Exchange Act of 1934, as amended (“Exchange Act”), following the termination of this offering, and there is no guarantee that our common stock will be registered under the Exchange Act or that we can meet the listing standards or that such listing application will be accepted. Even if our common stock is registered under the Exchange Act, such application is accepted and our common stock is listed on the NASDAQ or NYSE MKT, an active trading market for our common stock may never develop, which will adversely impact your ability to sell our shares. If shares of common stock are not eligible for listing on the NASDAQ and NYSE MKT, we intend to apply for quotation of our common stock on the OTCQX Marketplace by the OTC Markets Group, Inc. following the termination of this offering. Even if we obtain quotation on the OTCQX, we do not know the extent to which investor interest will lead to the development and maintenance of a liquid trading market. Purchasers will be required to wait until at least after the final termination date of this offering for such listing, if the shares are registered under the Exchange Act, or quotation. The initial offering price for shares of our common stock will be determined by negotiation between us and our Underwriter. You may not be able to sell your shares of common stock at or above the initial offering price.

The OTCQX, as with other public markets, has from time to time experienced significant price and volume fluctuations. As a result, the market price of shares of our common stock may be similarly volatile, and holders of shares of our common stock may from time to time experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of shares of our common stock could be subject to wide fluctuations in response to a number of factors, including those listed in this “Risk Factors” section of this Offering Circular.

No assurance can be given that the market price of shares of our common stock will not fluctuate or decline significantly in the future or that common stockholders will be able to sell their shares when desired on favorable terms, or at all.

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The Company’s stock price may be volatile.

The market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

●	services by the Company or its competitors;

●	additions or departures of key personnel;

●	the Company’s ability to execute its business plan;

●	operating results that fall below expectations;

●	loss of any strategic relationship;

●	industry developments;

●	economic and other external factors; and

●	period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for Offered Shares may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our Shares is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors, in consultation with our Underwriter, has determined the offering price in its sole discretion. The fixed offering price for our Shares has not been based on appraisals of any assets we own or may own, or of our Company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for our Shares may not be supported by the current value of our Company or our assets at any particular time.

The entire amount of your purchase price for your Shares will not be available for investment in the Company.

A portion of the offering proceeds will be used to pay selling commissions of six percent (6%) of the offering proceeds to our Underwriter, which it may re-allow and pay to participating broker-dealers, who sell Shares. See “Plan of Distribution.” Thus, a portion of the gross amount of the offering proceeds will not be available for investment in the Company. See “Use of Proceeds.”

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If investors successfully seek rescission, we would face severe financial demands that we may not be able to meet.

Our Shares have not been registered under the Securities Act of 1933, or the Securities Act, and are being offered in reliance upon the exemption provided by Section 3(b) of the Securities Act and Regulation A promulgated thereunder. We represent that this Offering Circular does not contain any untrue statements of material fact or omit to state any material fact necessary to make the statements made, in light of all the circumstances under which they are made, not misleading. However, if this representation is inaccurate with respect to a material fact, if this offering fails to qualify for exemption from registration under the federal securities laws pursuant to Regulation A, or if we fail to register the Shares or find an exemption under the securities laws of each state in which we offer the Shares, each investor may have the right to rescind his, her or its purchase of the Shares and to receive back from the Company his, her or its purchase price with interest. Such investors, however, may be unable to collect on any judgment, and the cost of obtaining such judgment may outweigh the benefits. If investors successfully seek rescission, we would face severe financial demands we may not be able to meet and it may adversely affect any non-rescinding investors.

If our securities are quoted on the OTCQX rather than listed on either of the NASDAQ or NYSE MKT, our securities holders may face significant restrictions on the resale of our securities due to state “Blue Sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must be registered in that state. We do not know whether our common stock will be registered or exempt from registration under the laws of any state. If our securities are quoted on the OTCQX rather than listed on either of the NASDAQ or NYSE MKT, a determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our common stock. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your common stock without the significant expense of state registration or qualification.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The initial public offering price per share will be substantially higher than the pro forma net tangible book value per share of our common stock outstanding prior to this offering. As a result, investors purchasing common stock in this offering will experience immediate dilution of $1.71 per share. This dilution is due in large part to the fact that our earlier investors paid substantially less than the initial public offering price when they purchased their shares of common stock. In addition, if we issue additional equity securities, you will experience additional dilution.

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Fiduciaries investing the assets of a trust or pension or profit sharing plan must carefully assess an investment in our Company to ensure compliance with ERISA.

In considering an investment in the Company of a portion of the assets of a trust or a pension or profit-sharing plan qualified under Section 401(a) of the Code and exempt from tax under Section 501(a), a fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404 of ERISA; (ii) whether the investment is prudent, since the Offered Shares are not freely transferable and there may not be a market created in which the Offered Shares may be sold or otherwise disposed; and (iii) whether interests in the Company or the underlying assets owned by the Company constitute “Plan Assets” under ERISA. See “ERISA Consideration.”

Substantial future sales of shares of our common stock could cause the market price of our common stock to decline.

The market price of shares of our common stock could decline as a result of substantial sales of our common stock, particularly sales by our directors, executive officers and significant stockholders, a large number of shares of our common stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.

We may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a return.

The principal purposes of this offering are to raise additional capital, to create a public market for our common stock and to facilitate our future access to the public equity markets. We currently intend to use the proceeds we receive from this offering after deducting estimated underwriting discounts and commissions and fees and expenses associated with qualification of Offering under Regulation A, including legal, auditing, accounting, escrow agent, transfer agent, financial printer and other professional fees, primarily for (a) the implementation of our business plan, including but not limited to, (i) opening new corporate stores, (ii) funding possible acquisition opportunities, and (iii) funding a national marketing campaign, and (b) working capital and general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds. If we do not use the net proceeds that we receive in this offering effectively, our business, financial condition, results of operations and prospects could be harmed, and the market price of our common stock could decline.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any cash dividends on our common stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

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USE OF PROCEEDS

We intend to use the net proceeds for the following purposes in the following order: (a) first towards credit card fees of up to approximately $400,000 (2% of the gross proceeds from the Offering); (b) second towards the fees and expenses associated with qualification of Offering under Regulation A of up to $900,000, including legal, auditing, accounting, escrow agent, transfer agent, financial printer and other professional fees; (c) third towards the implementation of our business plan, including but not limited to, (i) opening new corporate stores, (ii) funding possible strategic acquisition opportunities, and (iii) funding a national marketing campaign, and (d) the balance towards working capital and general corporate purposes. In the event that we sell less than the maximum shares offered in the Offering, our first priority is to pay fees associated with the qualification of this Offering under Regulation A. No proceeds will be used to compensate or otherwise make payments to officers or directors except for ordinary payments under employment or consulting agreements.

If all of the Common Stock offered hereunder are purchased, we expect to receive net proceeds from this offering of approximately $18,800,000 after deducting estimated underwriting discounts and commissions in the amount of $1,200,000 (6% of the gross proceeds of the Offering). However, we cannot guarantee that we will sell all of the Common Stock being offered by us. The following table summarizes how we anticipate using the gross proceeds of this Offering, depending upon whether we sell 25%, 50%, 75%, or 100% of the shares being offered in the Offering:

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Gross Proceeds	$5,000,000	$10,000,000	$15,000,000	$20,000,000
Offering Expenses (Underwriting Discounts and Commissions to Placement Agent and other broker dealers)	($300,000)	($600,000)	($900,000)	($1,200,000)

Net Proceeds	$4,700,000	$9,400,000	$14,100,000	$18,800,000

Our intended use of the net proceeds is as follows:
Credit card fees*	($100,000)	($200,000)	($300,000)	($400,000)
Fees for Qualification of Offering under Regulation A (includes legal, auditing, accounting, escrow agent, transfer agent, financial printer and other professional fees)	($900,000)	($900,000)	($900,000)	($900,000)
Opening New Corporate Stores	(2,000,000)	(5,000,000)	(7,000,000)	(10,000,000)
Acquisition Opportunities	(1,300,000)	(2,300,000)	(4,400,000)	(5,600,000)
National Marketing Campaign	(100,000)	(200,000)	(300,000)	(400,000)
Working Capital and General Corporate Purposes	(300,000)	(800,000)	(1,200,000)	(1,500,000)
Total Use of Proceeds	$5,000,000	$10,000,000	$15,000,000	$20,000,000

*Represents credit card fees associated with subscription agreement transactions.

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CAPITALIZATION

The following table shows:

●	Our actual capitalization as of June 30, 2016; and

●

Our unaudited capitalization as of June 30, 2016, as adjusted to reflect (i) the receipt of the net proceeds from the sale by us in this offering of shares of common stock, after deducting $2,100,000 in estimated underwriting discounts and commissions, reimbursements to Placement Agent, and estimated offering expenses payable by us, (ii) the issuance of 2,165,240 shares of Common Stock to American Restaurant Holdings in connection with the conversion of the 2015 ARH Note in the principal amount of $1,082,620, (iii) the issuance of 6,554,604 shares of Common Stock to American Restaurant Holdings in connection with the conversion of the 2016 ARH Note in the principal amount of $2,621,842, (iv) the issuance of 2,452,373 shares of Common Stock to American Restaurant Holdings in connection with the conversion of the 2017 ARH Note in the principal amount of $980,949, (v) the issuance of 14,475,676 shares of Common Stock to the MMF Members in exchange for their membership units of Muscle Maker Brands which were initially recorded at $1,466,541, which exchange we assume will occur prior to this Offering, and (vi) the grant of 1,115,000 shares of Common Stock to the employees and consultants of Muscle Maker, which grant we assume will occur prior to this Offering.

We derived this table from, and it should be read in conjunction with and is qualified in its entirety by reference to, our historical and unaudited consolidated financial statements and the accompanying notes included elsewhere in this Offering Circular. You should also read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of June 30, 2016 (unaudited)
	Actual	Pro Forma As Adjusted (1)

Cash and cash equivalents	$648,671	$20,774,462
Total debt at face value	$2,489,620	$-
Stockholders’ equity:
Common stock, no par value; 100,000,000 shares authorized and 42,978,571 shares issued and outstanding on an actual basis, and 100,000,000 shares authorized and 79,741,464 shares issued and outstanding on an as adjusted basis	5,157,010	29,814,469
Additional paid-in capital	216,524	216,524
Accumulated deficit	(1,632,982)	(1,632,982)
Non-controlling interest	967,121	10,073
Total stockholders’ equity	4,707,673	28,408,084
Total capitalization	$7,197,293	$28,408,084

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(1)	The number of shares of common stock to be outstanding after the offering is based on 79,741,464, which is the number of shares outstanding on March 30, 2017, and excludes:

●	3,827,442 shares of common stock issuable upon the exercise of all of the outstanding warrants; and

●	300,000 shares of our common stock issuable upon the exercises of warrants which would be issued by Muscle Maker to the Placement Agent assuming all of the shares offered in this Offering are sold.

DETERMINATION OF OFFERING PRICE

The public offering price of the shares was determined by negotiation between us and the placement agent. That public offering price is subject to change as a result of market conditions and other factors. Prior to this offering, no public market exists for our common stock. The principal factors considered in determining the public offering price of the shares included:

●	the information in this Offering Circular and otherwise available to the placement agent, including our financial information;

●	the history and the prospects for the industry in which we compete;

●	the ability of our management;

●	the prospects for our future earnings;

●	the present state of our development and our current financial condition;

●	the general condition of the economy and the securities markets in the United States at the time of this offering;

●	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and

●	other factors as were deemed relevant.

DILUTION

Dilution is the amount by which the offering price paid by purchasers of common stock sold in this offering will exceed the pro forma net tangible book value per share of common stock after the offering. As of June 30, 2016, our net tangible book value was approximately $(1,572,000), or $(0.04) per share. Net tangible book value is the value of our total tangible assets less total liabilities. As of June 30, 2016 our total liabilities exceed our total tangible assets by approximately $1,572,000. This section accounts for issuances of Muscle Maker after June 30, 2016, including (i) 2,165,240 shares of Common Stock to American Restaurant Holdings in connection with the conversion of the 2015 ARH Note in the principal amount of $1,082,620, (ii) 6,554,604 shares of Common Stock to American Restaurant Holdings in connection with the conversion of the 2016 ARH Note in the principal amount of $2,621,842, and (iii) the issuance of 2,452,373 shares of Common Stock to American Restaurant Holdings in connection with the conversion of the 2017 ARH Note in the principal amount of $980,949. In addition, this section assumes the issuance of 14,475,676 shares of Common Stock to the MMF Members in exchange for their membership units of Muscle Maker Brands which were initially recorded at $1,466,541, which we assume will occur prior to this Offering. Furthermore, this section assumes the grant of 1,115,000 shares of Common Stock to our employees and consultants, which grant we assume will occur prior to this Offering. Moreover, this section assumes the exercise of (a) the 5-year warrant to purchase 625,000 shares of Common Stock of Muscle Maker at an exercise price of $0.75 per share; (b) the 3-year warrant to purchase 2,294,112 shares of Common Stock of Muscle Maker at an exercise price of $1.00 per share; (c) the 3-year warrant purchase of 858,330 shares of Common Stock of Muscle Maker at an exercise price of $1.00 per share; and (d) a 3-year warrant to purchase of 50,0000 shares of Common Stock of Muscle Maker at an exercise price of $1.00 per share.

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Based on the initial offering price of $2.00 per one share of common stock, on an as adjusted basis as of June 30, 2016, after giving effect to the issuance of common stock in exchange for MMB Units, common stock on the conversion of debt, assumed exercise of warrants to purchase common stock and the offering of shares of common stock and the application of the related net proceeds, our net tangible book value would be:

(i) $24,284,434, or $0.29 per share of common stock, assuming the sale of 100% of the shares offered 10,000,000 shares) with net proceeds in the amount of $17,500,000 after deducting estimated broker commissions of $1,200,000 and estimated offering expenses of $1,300,000;

(ii) $19,684,434, or $0.24 per share of common stock, assuming the sale of 75% of the shares offered (7,500,000 shares) with net proceeds in the amount of $12,900,000 after deducting estimated broker commissions of $900,000 and estimated offering expenses of $1,200,000;

(iii) $15,084,434, or $0.19 per share of common stock, assuming the sale of 50% of the shares offered (5,000,000 shares) with net proceeds in the amount of $8,300,000 after deducting estimated broker commissions of $600,000 and estimated offering expenses of $1,100,000; and

(iv) $10,484,434, or $0.14 per share of common stock, assuming the sale of 25% of the shares offered (2,500,000 shares) with net proceeds in the amount of $3,700,000 after deducting estimated broker commissions of $300,000 and estimated offering expenses of $1,000,000.

Purchasers of shares of common stock in this offering will experience immediate and substantial dilution in net tangible book value per share for financial accounting purposes, as illustrated in the following table on an approximate dollar per share basis, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in this offering:

Percentage of offering shares of common stock sold	100%	75%	50%	25%
Offering price per share of common stock	$2.00	$2.00	$2.00	$2.00
Net tangible book value per share of common stock before this offering	$6,634,434	$6,634,434	$6,634,434	$6,634,434
Increase in net tangible book value per share attributable to new investors	$17,500,000	$12,900,000	$8,300,000	$3,700,000
Pro forma net tangible book value per share after this offering	$0.29	$0.24	$0.19	$0.14
Immediate dilution in net tangible book value per share to new investors	$1.71	$1.76	$1.81	$1.86

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The following tables sets forth depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in this offering, as of June 30, 2016, the number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid by existing stockholders and to be paid by new investors purchasing shares of common stock in this offering, after giving pro forma effect to the issuance of common stock on the conversion of debt, assumed exercise of warrants to purchase common stock, assumed issuance of common stock in exchange for MMB Units, assumed the grant of common stock to our employees and consultants and the new investors in this offering at the offering price of $2.00 per share of common stock, together with the total consideration paid an average price per share paid by each of these groups, before deducting estimated broker commissions and estimated offering expenses.

	100% of the Offered Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of June 30, 2016	42,978,571	52%	$5,157,010	15%	$0.12
Assumed issuance of common stock in exchange for MMB Units	14,475,676	17%	$957,048	3%	$0.07
Issuance of common stock for converted debt	11,172,217	13%	$4,685,411	13%	$0.42
Assumed exercise of warrants to purchase common stock prior to the Offering	3,827,442	5%	$3,671,192	10%	$0.96
Assumed grant of common stock to our employees and consultants	1,115,000	1%	$1,115,000	3%	$1.00
New investors	10,000,000	12%	$20,000,000	56%	$2.00
Total	83,568,906	100.0%	$35,585,661	100.0%	$0.43

	75% of the Offered Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of June 30, 2016	42,978,571	53%	$5,157,010	17%	$0.12
Issuance of common stock in exchange for MMB Units	14,475,676	18%	$957,048	3%	$0.07
Assumed issuance of common stock for converted debt	11,172,217	14%	$4,685,411	15%	$0.42
Assumed exercise of warrants to purchase common stock prior to the Offering	3,827,442	5%	$3,671,192	12%	$0.96
Assumed grant of common stock to our employees and consultants	1,115,000	1%	$1,115,000	4%	$1.00
New investors	7,500,000	9%	$15,000,000	49%	$2.00
Total	81,068,906	100.0%	$30,585,661	100.0%	$0.38

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	50% of the Offered Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of June 30, 2016	42,978,571	55%	$5,157,010	20%	$0.12
Issuance of common stock in exchange for MMB Units	14,475,676	19%	$957,048	4%	$0.07
Issuance of common stock for converted debt	11,172,217	14%	$4,685,411	18%	$0.42
Assumed exercise of warrants to purchase common stock prior to the Offering	3,827,442	5%	$3,671,192	14%	$0.96
Assumed grant of common stock to our employees and consultants	1,115,000	1%	$1,115,000	5%	$1.00
New investors	5,000,000	6%	$10,000,000	39%	$2.00
Total	78,568,906	100.0%	$25,585,661	100.0%	$0.33

	25% of the Offered Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of June 30, 2016	42,978,571	57%	$5,157,010	25%	$0.12
Issuance of common stock in exchange for MMB Units	14,475,676	19%	$957,048	5%	$0.07
Issuance of common stock for converted debt	11,172,217	15%	$4,685,411	23%	$0.42
Assumed exercise of warrants to purchase common stock prior to the Offering	3,827,442	5%	$3,671,192	18%	$0.96
Assumed grant of common stock to our employees and consultants	1,115,000	1%	$1,115,000	5%	$1.00
New investors	2,500,000	3%	$5,000,000	24%	$2.00
Total	76,068,906	100.0%	$20,585,661	100.0%	$0.27

The foregoing discussion and tables include the issuance of 11,172,217 shares of common stock of Muscle Maker for converted debt of Muscle Maker on March 14, 2017 and assume the following transactions immediately prior to the completion of this Offering:

(i)	issuance of 14,475,676 shares of Common Stock of Muscle Maker in exchange for MMB Units;

(ii)	grant of 1,115,000 shares of Common Stock of Muscle Maker to our employees and consultants; and

(iii)	the exercise of all outstanding warrants to purchase (a) 625,000 shares of Common Stock at $0.75 per share, (b) 2,294,112 shares of Common Stock at $1.00 per share, (c) 858,330 shares of Common Stock at $1.00 per share; and (d) 50,000 shares of Common Stock at $1.00 per share.

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The foregoing discussion and tables above do not give effect to the 300,000 shares of our common stock issuable upon the exercise of warrants at an exercise price of $2.20 per share which would be issued by Muscle Maker to the Placement Agent in connection with the Offering assuming all of the shares offered in this Offering are sold.

PLAN OF DISTRIBUTION

Placement Agent

Wellington Shields & Co., LLC, a broker-dealer registered with the Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority (“FINRA”) which we refer to herein as the Placement Agent, has agreed to act as a placement agent in connection with this Offering. Subject to the terms and conditions of an engagement letter with the placement agent dated July 10, 2016, we have agreed to sell and the Placement Agent has agreed to sell on our behalf, at the offering price less the underwriting discounts and commissions set forth below a maximum of 10,000,000 shares of Common Stock (“Offered Shares”). The Placement Agent is not purchasing any securities offered by this Offering Circular, nor are they required to arrange the purchase or sale of any specific number or dollar amount of securities, but have agreed to use their best efforts to arrange for the sale of all of the securities offered hereby. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering.

The term of the engagement letter began on July 10, 2016 and continues until the earlier of the completion or cancellation of the Offering or the termination of the engagement by either the Company or Placement Agent unilaterally deciding to terminate the engagement agreement upon thirty days’ prior written notice to the other party.

We have agreed to pay the Placement Agent a fee equal to six percent (6%) of the aggregate purchase price of the Offered Shares sold in this Offering. In addition, we have agreed to reimburse the Placement Agent for its reasonable and accountable out-of-pocket expenses subject to our prior written consent. We paid the Placement Agent a non-refundable retainer fee of $25,000. If the maximum of 10,000,000 shares of Common Stock are sold, the maximum amount of commissions that we estimate will be paid to our Placement Agent is $1,200,000. It is expected that the Placement Agent will conduct essentially all of the marketing and sales of the Common Stock. There is no assurance that additional placement agents will participate in the Offering. We are responsible for all offering fees and expenses estimated to be $900,000 in the aggregate, including the following: (i) fees and disbursements of our legal counsel, accountants and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph, and written material procurement costs; (iii) reimbursements of accountable expenses of the Placement Agent; (iv) all filing fees, including blue sky filing fees; (v) all of the legal fees related to the registration and qualification of the Offered Shares under state securities laws; and (vi) all costs of Direct Transfer’s and Regions Bank’s services.

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Placement Agent’s Warrants

Upon each closing of this offering, we have agreed to issue to the Placement Agent warrants to purchase a number of shares of our common stock equal to three percent (3%) of the total shares of our common stock sold in such closing (“Placement Agent’s Warrants”). The Placement Agent’s Warrants are exercisable commencing 180 days after the qualification date of the offering statement related to this offering, and will be exercisable until the fifth anniversary of the qualification date. The Placement Agent’s Warrants are not redeemable by us. The exercise price for the Placement Agent’s Warrants will be at purchase price equal to $2.20 per share (110% of the implied price per share of the Offering).

The Placement Agent’s Warrants and the shares of common stock underlying the Placement Agent’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The Placement Agent, or permitted assignees under such rule, may not exercise, sell, transfer, assign, pledge, or hypothecate the Placement Agent’s Warrants or the shares of common stock underlying the Placement Agent’s Warrants, nor will the Placement Agent, or permitted assignees engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Placement Agent’s Warrants or the underlying shares of common stock for a period of 180 days from the qualification date of the offering statement, except that they may be transferred, in whole or in part, by operation of law or by reason of our reorganization, or to any Placement Agent or selected dealer participating in the offering and their officers or partners if the Placement Agent’s Warrants or the underlying shares of our common stock so transferred remain subject to the foregoing lock-up restrictions for the remainder of the time period. The Placement Agent’s Warrants will provide for adjustment in the number and price of the Placement Agent’s Warrants and the shares of common stock underlying such Placement Agent’s Warrants in the event of recapitalization, merger, stock split, or other structural transaction, or a future financing undertaken by us.

Escrow Account

Regions Bank, an Alabama banking corporation (“Escrow Agent”), will act as escrow agent for the Offering. Prior to the date the SEC issues a qualification for the sale of the shares of common stock pursuant to this Offering Circular, the escrow agent shall establish a non-interest-bearing account, which account shall be titled “Subscription Account for Muscle Maker, Inc” (the “Escrow Account”). The Escrow Account shall be a segregated deposit account at the bank. The Escrow Account maintained by the escrow agent shall be terminated in whole or in part on the earliest to occur of: (a) the first to occur of the (i) the maximum offering amount being raised, or (ii) 18 months from the date of SEC qualification; or (b) within fifteen (15) days from the date upon which a determination is made by the company to terminate the Offering. The foregoing sentence describes the escrow period the “Escrow Period”. During the Escrow Period, the parties agree that (i) the Escrow Account and escrowed funds will be held for the benefit of investors, and that (ii) the Company is not entitled to any funds received into escrow, and that no amount deposited into the Escrow Account shall become the property of the Company or any other entity, or be subject to any debts, liens or encumbrances of any kind of any other entity, until the Company has triggered closing of such funds. In the event the escrow agent does not receive written instructions from the Company to release funds from the Escrow Account on or prior to termination of the Escrow Period, the escrow agent shall terminate the escrow and make a full and prompt return of funds so that refunds are made to each investor in the exact amount received from said investor, without deduction, penalty or expense to investor.

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The escrow agent, Regions Bank, shall process all escrowed amounts for collection through the banking system and shall maintain an accounting of each deposit posted to its ledger, which also sets forth, among other things, each investor’s name and address, the quantity of shares of common stock purchased, and the amount paid.

If any subscription agreement for the purchase of shares of common stock is rejected by the Company in its sole discretion, then the subscription agreement and the escrowed amounts for such investor shall be returned to the rejected investor by the escrow agent within fifteen (15) business days from the date of rejection.

The Company shall pay certain itemized fees to Regions Bank for its escrow services, including: (i) a closing fee of $300 per closing; (ii) one-time administration fee of $7,000; and (iii) Return Subscription Deposit to Subscribers fee of $10.00. Wire fees have been waived for this Offering.

Escrow agent, in no way endorses the merits of the offering of the securities.

Technology and Administrative Services

The Company has engaged Direct Transfer, LLC (“Direct Transfer”), a wholly owned subsidiary of Issuer Direct Corp., to provide certain technology and administrative services in connection with the Offering, including the online platform of Direct Transfer by which, after the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, investors of Muscle Maker will receive, review, execute and deliver subscription agreements electronically. After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, payment of the purchase price by ACH debit transfer, wire transfer or by major credit card shall be made through the online platform of Direct Transfer to Regions Bank (the “Escrow Agent”) and received and held by Escrow Agent in a non-interest bearing escrow account (“Escrow Account”) in compliance with SEC Rule 15c2-4, with funds released to the Company only after we closed on the subscription as described in this Offering Circular. Payments made by major credit card shall be limited to $300 per Subscriber. The Company may close on investments on a “rolling” basis (so not all investors will receive their Shares on the same date). Direct Transfer, LLC will transfer the subscriber funds to the escrow agent, Regions Bank. Regions Bank will deposit the funds in the Company’s Escrow Account. Direct Transfer, LLC is not acting as escrow agent and will not hold any funds. We will pay certain itemized administrative fees to Direct Transfer, LLC for these services, including: (i) $1,500 for a one-time set up fee for the Test the Waters Platform; (ii) $1,000 for a one-time set up fee for the Click Invest Platform; (iii) $500.00 for a one-time fee for the SubDoc Builder; (iv) $5.00 per investor for a one-time accounting fee (investor onboarding) upon receipt of funds (the “Invest Now” button fee); (v) $1.50 per inbound ACH transfer; (vi) $25.00 per inbound wire transfer for processing incoming funds; and (vii) $25.00 per wire transfer for outbound funds to the Company. A 2% credit card fee will be imposed on payments made by credit cards. Direct Transfer, LLC is not participating as an underwriter or placement agent of the Offering and will not solicit any investment in the company, recommend the Company’s securities, or provide investment advice to any prospective investor, or distribute the Offering Circular or other offering materials to investors. All inquiries regarding this offering or escrow should be made directly to the Company or the Placement Agent.

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Anti-Money Laundering Services

Direct Transfer, LLC has been engaged to provide certain anti-money laundering services in connection with this offering. The Company has agreed to pay Direct Transfer, LLC $2.00 per domestic investor, $65.00 per international investor for anti-money laundering checks, as well as $45.00 per bad actor check.

Direct Transfer, LLC is not a FINRA member and is not participating as an underwriter of the offering. As such, it will not solicit any investment in the Company, recommend the Company’s securities or provide investment advice to any prospective investor, or distribute the Offering Circular or other offering materials to investors. All inquiries regarding this offering should be made directly to the Company.

Transfer Agent and Registrar

Interwest Transfer Company, Inc. (“Transfer Agent”) is the transfer agent and registrar for our common stock.

The Transfer Agent’s address is at 1981 Murray Holladay Road, Suite 100, Salt Lake City, UT 84117 and its telephone number is (801) 292-9294.

We will pay certain itemized fees to the Transfer Agent for these transfer agent services, including: (i) an annual transfer agent fee of $950 and (ii) $12 per investor for a one-time accounting fee upon onboarding the investor.

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Stock Certificates

Ownership of the Offered Shares will be “book-entry” only form, meaning that ownership interests shall be recorded by the Transfer Agent, and kept only on the books and records of Transfer Agent. No physical certificates shall be issued, nor received, by Transfer Agent or any other person. The Transfer Agent records and maintains securities of Company in in book-entry form only. Book-entry form means the Transfer Agent maintains shares on an investor’s behalf without issuing or receiving physical certificates. Securities that are held in un-certificated book-entry form have the same rights and privileges as those held in certificate form, but the added convenience of electronic transactions (e.g. transferring ownership positions between a broker-dealer and the Transfer Agent), as well as reducing risks and costs required to store, manage, process and replace lost or stolen securities certificates. Transfer Agent shall send out email confirmations of positions and notifications of changes “from” Company upon each and every event affecting any person’s ownership interest, with a footer referencing Transfer Agent.

Transfer Agent may email holders a “ceremonial certificate” in .pdf form, per our standard template, which will be clearly marked as such. All parties recognize and agree that these are not legal securities instruments but simply decorative, informal, commemorative, non-binding marketing confirmations of an ownership position. They are not legal tender of any form.

No Public Market

Our Common Stock are not quoted on any stock exchange or quotation system. In addition, applicable state securities laws and regulations impose transfer restrictions on our Common Stock. We intend to apply to list our common stock on the NYSE MKT (“NYSE MKT”) or the NASDAQ Capital Market (“NASDAQ”) under the symbol “MMG” after we register our common stock under the Securities Exchange Act of 1934, as amended (“Exchange Act”), following the termination of this offering. There is no assurance that our common stock will be registered under the Exchange Act or, if registered under the Exchange Act, that the application will be approved by the NYSE MKT or the NASDAQ. If not approved by the NYSE MKT or NASDAQ, we intend to apply for quotation of our common stock on the OTCQX Marketplace under the symbol “MMG” after the termination of this offering.

Investment Amount Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the offering. The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, or the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

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Offering Period and Expiration Date

This Offering will start on the date this Offering Circular is declared qualified by the SEC. The Offering is expected to expire on the first of: (i) all of the Offered Shares are sold; or (ii) the close of business six (6) months after the date that this Offering is deemed qualified by the SEC, unless sooner terminated or extended up to no more than an additional six (6) months by the Company.

Testing the Waters

We will use our existing website, www.musclemakergrill.com to provide notification of this anticipated Offering. Prior to the qualification of the Offering by the SEC, if you desire information about this anticipated Offering, you would go to the Investor Relations page at www.musclemakergrill.com and click on the “Reserve Your Shares” button. The Muscle Maker website will redirect you, as a prospective investor, via the “Reserve Your Shares” button to a landing page on the website operated by Direct Transfer, LLC, where prospective investors are asked to provide certain information about themselves, such as his, her or its name, phone number, e-mail address, zip code and the amount of shares of interest, constituting a non-binding indication of interest (“Interest Holders”). This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the Direct Transfer website as well. All Interest Holders have received and will continue to receive a series of comprehensive educational emails explaining the entire process and procedures for subscribing in the Offering and “what to expect” on the Direct Transfer platform. Upon qualification by the SEC, Interest Holders will be invited to participate in subscribing in the Offering (set forth below).

Procedures for Subscribing

After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, if you decide to subscribe for any Common Stock in this Offering, you should:

Go to the Investor Relations page at www.musclemakergrill.com, click on the “Invest Now” button and follow the procedures as described.

1.	Electronically receive, review, execute and deliver to us through Direct Transfer a Subscription Agreement; and

2.	Deliver funds only by ACH, wire transfer or by major credit card for the amount set forth in the Subscription Agreement directly to the specified bank account maintained by Regions Bank. Payments made by major credit card shall be limited to $300 per subscriber.

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The Company has engaged Direct Transfer, LLC to provide certain technology and administrative services in connection with the Offering, including the online platform by which, after the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, subscribers may receive, review, execute and deliver subscription agreements electronically.

The Muscle Maker website will redirect interested investors via the “Invest Now” button to a platform operated by Direct Transfer, LLC, where investors can receive (upon their acknowledgement that they have had the opportunity to review this Offering Circular), review, execute and deliver subscription agreements electronically.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We will not accept any money until the SEC declares this Offering Circular qualified.

We anticipate that we will hold closings for purchases of the shares of our common stock on at least a monthly basis until the offering is fully subscribed or we terminate the Offering. Proceeds will be held with the Escrow Agent in an escrow account subject to compliance with Exchange Act Rule 15c2-4 until closing occurs. Our dealer-manager and/or the participating broker-dealers will submit a subscriber’s form(s) of payment in compliance with Exchange Act Rule 15c2-4, generally by noon of the next business day following receipt of the subscriber’s subscription agreement and form(s) of payment.

You will be required to represent and warrant in your subscription agreement that you are an accredited investor as defined under Rule 501 of Regulation D or that your investment in the shares of common stock does not exceed 10% of your net worth or annual income, whichever is greater, if you are a natural person, or 10% of your revenues or net assets, whichever is greater, calculated as of your most recent fiscal year if you are a non-natural person. By completing and executing your subscription agreement you will also acknowledge and represent that you have received a copy of this offering circular, you are purchasing the shares of common stock for your own account and that your rights and responsibilities regarding your shares of common stock will be governed by our charter and bylaws, each filed as an exhibit to the offering statement of which this offering circular is a part.

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Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow agent, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase Offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

Selling Restrictions

Notice to prospective investors in Canada

The offering of the Offered Shares in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where the Common Stock may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus and Registration Exemptions and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligation. Any offer and sale of the Offered Shares in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the Offered Shares is offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.

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Any resale of the Offered Shares by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Offered Shares outside of Canada.

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of Offered Shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Offered Shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any Offered Shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any Offered Shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Offered Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Offered Shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

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The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This offering circular has been prepared on the basis that any offer of Offered Shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Offered Shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of Offered Shares which are the subject of the offering contemplated in this offering circular may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. The Company has not authorized, nor does it authorize, the making of any offer of Offered Shares in circumstances in which an obligation arises for the Company to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any Offered Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Shares to be offered so as to enable an investor to decide to purchase or subscribe the Offered Shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

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Notice to Prospective Investors in Switzerland

The Offered Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Offered Shares or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this offering, the Company, the Offered Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Offered Shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of Offered Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Offered Shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This offering circular relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This offering circular is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this offering circular nor taken steps to verify the information set forth herein and has no responsibility for the offering circular. The Offered Shares to which this offering circular relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Offered Shares offered should conduct their own due diligence on the Offered Shares. If you do not understand the contents of this offering circular you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to this offering. This offering circular does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Offered Shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Offered Shares without disclosure to investors under Chapter 6D of the Corporations Act.

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The Offered Shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Offered Shares must observe such Australian on-sale restrictions.

This offering circular contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this offering circular is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in China

This offering circular does not constitute a public offer of the Offered Shares, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The Offered Shares are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the Offered Shares or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Notice to Prospective Investors in Hong Kong

The Offered Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Offered Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Offered Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

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Notice to Prospective Investors in Japan

The Offered Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This offering circular has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this offering circular and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Offered Shares may not be circulated or distributed, nor may the Offered Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Offered Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Offered Shares pursuant to an offer made under Section 275 of the SFA except:

(a) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b) where no consideration is or will be given for the transfer;

(c) where the transfer is by operation of law;

(d) as specified in Section 276(7) of the SFA; or

(e) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

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DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not anticipate paying dividends, and if we are not successful in establishing an orderly public trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we may not pay dividends in the foreseeable future, we may have trouble raising additional funds which could affect our ability to expand our business operations.

DESCRIPTION OF BUSINESS

Our Business

The Muscle Maker Grill is a high-growth, fast casual restaurant concept that specializes in preparing healthy-inspired, high-quality, fresh, made-to-order lean, protein-based meals featuring chicken, seafood, pasta, burgers, wraps and flat breads. In addition, we feature freshly prepared entrée salads and an appealing selection of sides, protein shakes and fruit smoothies. We operate in the approximately $34.5 billion fast casual restaurant segment, which we believe has created significant recent disruption in the restaurant industry and is rapidly gaining market share from adjacent restaurant segments, resulting in significant growth opportunities for restaurant concepts such as Muscle Maker Grill.

We believe our restaurant concept delivers a highly differentiated customer experience by combining the quality and hospitality that customers commonly associate with our full service and fast casual restaurant competitors with the convenience and value customers generally expect from traditional fast food restaurants. The following core values form the foundation of our brand:

●	Quality. Commitment to provide the highest quality, healthy-inspired food for a wonderful experience.

●	Empowerment and Respect. We seek to empower our employees to take initiative and give their best while respecting themselves and others to maintain an environment for team work and growth.

●	Service. Provide world class service to achieve excellence each passing day.

●	Value. Our combination of high-quality, healthy-inspired food, empowerment of our employees, world class service, all delivered at a low price, strengthens the value proposition for our customers.

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In striving for these goals, we aspire to connect with our target market and create a great brand with a strong and loyal customer base.

As of June 30, 2016, Muscle Maker and its subsidiaries and franchisees operate 48 Muscle Maker Grill restaurants located in 10 states, five of which are owned and operated by Muscle Maker, and 43 are franchise restaurants.

Our restaurants generated company-operated restaurant revenue of $1,032,558 and $875,566 for the year ended December 31, 2015, and the six-months ended June 30, 2016, respectively. Total company revenue was $3,124,823 and $1,917,540 and net losses were $1,021,641 and $1,203,627 for the year ended December 31, 2015, and the six-months ended June 30, 2016, respectively.

We are the owner of the trade name and service mark Muscle Maker Grill® and other trademarks and intellectual property we use in connection with the operation of Muscle Maker Grill® restaurants. We license the right to use the Muscle Maker Grill® trademarks and intellectual property to our wholly-owned subsidiary, Muscle Maker Brands, and to further sublicense them to our franchisees for use in connection with Muscle Maker Grill® restaurants.

Seasonal factors and the timing of holidays cause our revenue to fluctuate from quarter to quarter. Our revenue per restaurant is typically lower in the fourth quarter due to reduced December traffic and higher traffic in the first, second, and third quarters.

Our healthy-inspired menu, value proposition, and culture have helped us to deliver strong and consistent financial and operating performance, as illustrated by the following:

●	our company-owned annual average unit volumes, or AUVs, grew from $600,000 in fiscal year 2014 to $625,000 in fiscal year 2015; and

●	from fiscal year 2014 to fiscal year 2015, we increased our total revenue by 4.83% from $2,980,877 to $3,124,823.

Our Industry

We operate within the LSR segment of the U.S. restaurant industry, which includes QSR and fast-casual restaurants. According to Technomic, 2015 sales for the total LSR category increased 5.2% from 2014 to $255 billion. We offer fast-casual quality food combined with quick-service speed, convenience and value across multiple dayparts. According to Technomic, sales for the total QSR segment grew 4.1% from 2014 to $212 billion in 2015, and are projected to grow to $254 billion by 2019, representing a compounded annual growth rate, or CAGR, of 4.6%. Total sales in the fast-casual segment grew 11.3% from 2014 to $43 billion in 2015, and are projected to grow to $64 billion by 2019, representing a CAGR of 10.2%. We believe our differentiated, high-quality menu delivers great value all day, every day, positions us to compete successfully against both QSR and fast-casual concepts, providing us with a large addressable market.

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We expect that the trend towards healthier eating will attract and increase consumer demand for fresh and hand-prepared dishes, leading to a positive impact on our sales.

Strategy

We plan to pursue the following strategies to continue to grow our revenues and profits.

Expand Our System-Wide Restaurant Base.  We believe we are in the early stages of our growth story with 48 current locations in 10 states, as of June 30, 2016, and estimate, based on internal analysis and a study prepared by ESRI, a long-term total restaurant potential in the United States of approximately 3,000 to 5,000 locations. For the year ended December 31, 2014, we opened 12 new franchised restaurants and no new company-operated restaurants. For the year ended December 31, 2015, we opened one new company-operated and seven new franchised restaurants. For the year ended December 31, 2016, we opened six new company-operated and four new franchised restaurants. In 2017, we intend to open 15 to 20 new company-operated and 15 new franchised restaurants, including military bases, across Arizona, California, Florida, Georgia, Illinois, Louisiana, Kansas, Massachusetts, Nebraska, New Jersey, New York, Nevada, North Carolina, Pennsylvania, Texas, Washington and Internationally. Over the long term, we plan to grow the number Muscle Maker Grill restaurants by 30% to 50% annually. There is no guarantee that we will be able to increase the number of our restaurants. We may be unsuccessful in expanding within our existing or into new markets for a variety of reasons described herein under “Risk Factors” above, including competition for customers, sites, franchisees, employees, licenses and financing.

Drive Comparable Restaurant Sales. We plan to continue delivering comparable restaurant sales growth through the following strategies:

●	Menu Strategy and Evolution. We will continue to adapt our menu to create entrees that complement our health-inspired offerings and that reinforce our differentiated fast casual positioning. We believe we have opportunities for menu innovation as we look to provide customers more choices through customization and limited time alternative proteins. Our marketing and operations teams collaborate to ensure that the items developed in our test kitchen can be executed to our high standards in our restaurants with the speed and value that our customers have come to expect. We plan to continue introducing and marketing limited time offers to increase occasions across our dayparts as well as to educate customers on our lunch and dinner offerings.

●	Attract New Customers Through Expanded Brand Awareness: We expect to attract new customers as Muscle Maker Grill becomes more widely known due to new restaurant openings and marketing efforts focused on broadening the reach and appeal of our brand. We expect consumers will become more familiar with Muscle Maker Grill as we continue to penetrate our markets, which we believe will benefit our existing restaurant base. Our marketing strategy centers on our “Great Food with Your Health in Mind” campaign, which highlights the desirability of healthy-inspired food and made-from-scratch quality of our food. We also utilize social media community engagement and public relations to increase the reach of our brand. Additionally, our system will benefit from increased contributions to our marketing and various advertising funds as we continue to grow our restaurant base.

●	Increase Existing Customer Frequency: We are striving to increase customer frequency by providing a service experience and environment that “compliments” the quality of our food and models our culture. We expect to accomplish this by enhancing customer engagement, while also improving throughput, order execution and quality. Additionally, we have recently implemented a customer experience measurement system, which provides us with real-time feedback and customers’ insights to enhance our service experience. We believe that always striving for excellent customer service will create an experience and environment that will support increased existing customer visits.

●	Continue to Grow Dayparts: We expect to drive growth across these dayparts through optimized labor and management allocation, enhanced menu offerings, innovative merchandising and marketing campaigns, which have successfully driven growth in our dayparts. We plan to continue introducing and marketing limited time offers to increase occasions across our dayparts as well as to educate customers on our lunch and dinner offerings.

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Continue to Enhance Profitability. We focus on expanding our profitability while also investing in personnel and infrastructure to support our future growth. We will seek to further enhance margins over the long-term by maintaining fiscal discipline and leveraging fixed costs. We constantly focus on restaurant-level operations, including cost controls, while ensuring that we do not sacrifice the quality and service for which we are known. Additionally, as our restaurant base grows, we believe we will be able to leverage support costs as general and administrative expenses grow at a slower rate than our revenues.

Our Brand

Iconic Brand and Unique Concept: We provide guests healthier versions of mainstream-favorite dishes that taste great, making it convenient, affordable and enjoyable to eat healthy. Our diverse menu was created for everyone – fitness enthusiasts, those starting their journey to a healthier lifestyle, and people trying to eat better while on-the-go. Now, guests can have delicious, nutritionally balanced food without the regret. More than just food, our restaurants are a friendly, relaxed and social environment where guests can enjoy great-tasting food and engage with fellow health enthusiasts in their area.

We are focused on expanding our presence within new and existing markets by continuing to add marquee franchise partners to our system, increasing the number of corporately owned locations and through partnership deals with reputable venues including MetLife Stadium in East Rutherford, NJ and Angel Stadium in Anaheim, CA. The health-focused concept anticipates expanding its footprint exponentially over the next couple of years, with more than 100 units currently in development.

Our Food

High-Quality, Healthy Options of Mainstream Dishes: Providing “Great Food with Your Health in Mind,” Muscle Maker Grill’s menu features items with grass-fed steak and all-natural chicken, as well as options that satisfy all dietary preferences – from the carb-free consumer to guests following gluten-free or vegetarian diets. Muscle Maker Grill does not sacrifice taste to serve healthy options. We boast superfoods such as avocado, kale, quinoa, omega-3 packed shrimp, spinach, and use only healthier carb options such as whole wheat pasta and brown rice. We develop and source proprietary sauces and fat free dressings to enhance our unique flavor profiles. Our open style kitchen allows the guests to experience our preparation and cooking methods such as an open flame grill and sauté. In addition to our healthy and diverse food platform, Muscle Maker Grill offers 100% real fruit smoothies, boosters and proprietary protein shakes as well as retail supplements.

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Our Strengths

Compelling Speed Using Cook to Order Preparation: Our guests can expect to enjoy their meals in eight minutes or less. While this service time may be slightly higher than the QSR segment, it fits well within the range of the fast casual segment. Our meals are prepared from a cook to order method using only the freshest, all natural ingredients.

Daypart Mix and Revenue Streams: Standard operating hours for a Muscle Maker Grill are from 10:30 AM to 8:30 PM, Monday through Friday, 11:00 AM to 6 PM, Saturday, and closed on Sunday. While our daypart mix is typical to the QSR fast casual segment which is 5% pre-lunch, 45% lunch, 35% dinner and 15% late evening. We have multiple revenue streams that allow for greater efficiencies and operations and ultimately higher profitability. A typical QSR fast casual brand has two to three revenue streams: dine-in, take-out and delivery. Muscle Maker Grill executes on eight different revenue streams; including: dine-in, take-out, delivery, catering, meal plans, retail and grab and go kiosks and food trucks.

Attractive Price Point and Perceived Value: Muscle Maker Grill offers meals with ‘power sides’ beginning at $8.99, using only the highest quality ingredients such as grass-fed beef, all natural chicken, whole wheat pastas, brown rice and a power blend of kale, romaine and spinach. Our cook to order method, speed of service, hospitality and the experience of our exhibition style kitchen creates a great value perception for our customers. Meal Plan meals begin at $8 a meal making them not only convenient but affordable too. Muscle Maker Grill also offers a boxed lunch program for schools and other organizations starting at $10 a box. These lunches include a wrap, salad or entrée, and a side and a drink. We not only reward our guests with a great value and guest experience, we reward them for their loyalty as well. Frequent Muscle Maker Grill guests can take advantage of its loyalty program, Muscle Maker Grill Rewards, where points are awarded for every dollar spent towards free or discounted menu items. Cards are not required to participate as members can provide their phone number or use the mobile app, Muscle Maker Grill Rewards, to receive notifications announcing new menu items, special events and more. The program is enjoyed by thousands or guests!

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Muscle Maker Grill Business Facts:

●	Largest protein based QSR fast casual in the united states.

●	Established in 1995 in Colonia, NJ.

●	Muscle Maker Grill currently operates 51 restaurants, 39 franchised and 12 company as of March 30, 2017 with system-wide sales exceeding 24 million in 2016.

●	Ranked in the future 50 list of the fastest growing small chains in America and achieved a spot on Fastcasual.com’s top 100 Movers and Shakers in 2016 and expecting a top five ranking in 2017.

●	National footprint in 12 states as of March 30, 2017 and soon to be 18 states in 2017.

●	Multiple International expansion opportunities including: Kuwait, Dubai and India.

●	Currently a preferred vendor for the US military with restaurants in development in GA, KY, MA, NY, NC, SC, VA, TX and WA.

Restaurant Level Profitability and Unit Economics: We believe our brand position in a segment with limited competition, strong value perception and multiple revenue streams provides a great opportunity for continued corporate and franchise growth. Our low cost of entry and real estate strategy allows for greater operating efficiencies and higher profitability. See below for corporate store economics. We primarily operate in urban and suburban markets using in line locations and targeting second generation restaurants. Typical capital investment is $180,000 for buildout and equipment. Expected annual venues to achieve a 10% operating profit should be approximately $800,000 providing a payback period of 27 months. Other company venue sources include a franchise fee of $35,000 per unit on a sliding scale for multi-unit development. Franchisees currently pay 5% off gross sales in royalties and 3% of gross sales for marketing and advertising.

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Leveraging Non-Traditional Revenue Streams:

Delivery: A significant differentiator is that Muscle Maker Grill offers delivery at every location nation-wide. Delivery is an option through our mobile app, online ordering platform making it easy and convenient for our guests. Delivery percentages range from 10% up to 56% of sales. We strongly believe this segment will continue to grow as our core demographic has demonstrated the need for online ordering and delivery versus dine-in and take-out.

Catering: Our diverse menus items are also offered through our catering program making it easy and affordable to feed a group. We can feed a group ranging from 10 or 5,000. Muscle Maker Grill has secured large catering contracts with multi-national corporations, universities as well as professional and college athletic programs. Our boxed lunch program, which includes a wrap, salad, or entrée, a side and a drink for a set price is widely popular within schools and other organizations.

Meal Plans: To make healthy eating even easier, Muscle Maker Grill’s signature nutritionally-focused menu items are available through its new Meal Plan program, allowing pre-orders of meals that taste great via phone, online or in-store, available for pick up or delivered right to their door. Available as five, 10, 15 or 20 meals, guests can choose from 28 Muscle Maker Grill menu items, including the Hollywood Salad, Turkey Meatball Wrap, Arizona and many more.

Retail: All Muscle Maker Grill locations participate in our retail merchandising and supplement program. This is a unique revenue stream specific to the Muscle Maker Grill brand and is atypical in the QSR fast casual segment. Guests can purchase our propriety protein in bulk, supplements, boosters, protein and meal replacement bars and cookies. This program gives our guests the opportunity to manage their healthy lifestyle beyond the four walls of our restaurants.

Grab and Go Kiosks: Muscle Maker Grill offers grab and go kiosks both in the restaurants and non-traditional locations. The kiosks are comprised of 10 to 12 core meal plan menu items. We have positioned the kiosks so that guests can grab a meal on the run. These meals are convenient to guests that chose not to dine in or want additional meals for themselves or family members.

Food Trucks: Food trucks have become a more main stream point of destination for restaurant goers and we strongly believe the growth trend in the segment will continue. Muscle Maker Grill wants to make our healthy options available to all consumers and will continue to develop and grow this revenue stream. Muscle Maker Grill currently has one food truck in operation in Dallas, TX and three to five in the pipeline for US military bases such as Hans comb Airforce Base, Quantico Marine Base and West Point Military Academy.

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Our Innovative, Healthy Menu:

A Muscle Maker Grill Restaurant offers quality food, freshly prepared with our proprietary recipes, designed to provide our guests, business neighbors and families with a healthy alternative to fast food. Our menu features chicken, seafood, pasta, burgers, wraps, flat breads, entrée salads, smoothies, and yogurt (including frozen yogurt), in a variety of assorted flavors. Restaurants offer a wide selection of protein supplements and protein snacks, and, where approved by us, breakfast and a nutritious children’s menu.

Muscle Maker Grill prides itself on making healthier versions of the guest’s favorite food, giving them easy access to the food they love, without any guilt. This means catering to an array of healthy eating lifestyles. For over 20 years Muscle Maker Grill has been keeping gluten-free diners, low-carb consumers and vegetarians satisfied. We offer 32 healthier versions of salads, wraps, bowls, sandwiches and flatbreads.

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Healthy Wraps

Chicken Caesar warp

Signature wrap

Fit Bowls

Arizona

godfather

Signature Sandwiches and Skinny Flatbreads

Premium grass-fed burger

The works flatbread

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Our Culture

Culture Driven Management Team: We have a highly experienced senior management team comprised of seven diverse individuals with 145 years of combined experience in franchising, development, real estate, operations, marketing, distribution and finance. Our president and chief executive officer, Robert Morgan, is a 40-year veteran of the restaurant industry, Mr. Morgan is responsible for all facets of Muscle Maker Grill’s rapidly-growing fast casual brand – including its aggressive expansion strategy in new and existing markets, operations, real estate, strategic marketing and more. A founding member of the company, Mr. Morgan joined Muscle Maker Grill as its Chief Operating Officer in 2007 – its inception as a franchised brand. His extensive experience in the franchise and restaurant industries combined with his strong leadership and in-depth knowledge of the Muscle Maker Grill brand have been a major contributor to the overall success of the company. Under Mr. Morgan’s leadership, Muscle Maker Grill has grown from one single location to over 50 franchised and corporate restaurants in 14 states, including universities, military bases and professional sports stadiums with more than 100 sites currently in development domestically and internationally. While we are highly motivated and focused on the growth of our brand and providing a return to our shareholders, we are equally committed to the individual, personal and professional growth of our franchisees, restaurant level management and team members. Their success will ultimately determine the success of our company.

Properties

Our restaurants are typically in-line. A typical restaurant generally ranges from 1,200 to 2,000 square feet with seating for approximately 40 people. Our leases for the store sites occupied by our company-operated restaurants generally have terms of 5 years, with 1 or 2 renewal terms of 5 years. Restaurant leases provide for a specified annual rent, and some leases call for additional or contingent rent based on revenue above specified levels. Generally, our leases are “net leases” that require us to pay a pro rata share of taxes, insurance and maintenance costs.

As of June 30, 2016, our restaurant system consisted of 48 restaurants comprised of five company-operated restaurants and 43 franchised restaurants located in Arizona, California, Connecticut, Florida, Illinois, New Jersey, New York, North Carolina, Pennsylvania and Texas.

We lease our executive offices, consisting of approximately 2,500 square feet in Houston, Texas, for a term expiring in 2020, plus one five-year extension option. We believe our current office space is suitable and adequate for its intended purposes and our near-term expansion plans.

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As of March 30, 2017, our domestic footprint is as follows:

Currently Operating System-Wide Restaurants

As of March 30, 2017, company-operated, franchised and total system-wide restaurants by jurisdiction are:

State	Company-Owned Restaurants	Franchise Restaurants	Total Restaurants
Arizona	-	1	1
California	3	2	5
Florida	-	2	2
Illinois	-	2	2
Kansas	-	1	1
Nebraska	-	1	1
Nevada	-	1	1
New Jersey	3	17	20
New York	4	6	10
North Carolina	1	1	2
Pennsylvania	-	2	2
Texas	1	3	4
TOTAL	12	39	51

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Anticipated System-Wide Restaurants

We anticipate by December 31, 2017 that our company-operated, franchised and total system-wide restaurants will be:

State	Company-Owned Restaurants	Franchise Restaurants	Total Restaurants
Arizona	-	2	2
California	5	4	9
Florida	-	3	3
Georgia	1	1	2
Illinois	4	3	7
Kansas	-	1	1
Massachusetts	1	1	2
Nebraska	-	1	1
New Jersey	4	18	22
New York	5	8	13
Nevada	-	1	1
North Carolina	2	2	4
Pennsylvania	-	4	4
South Carolina	1	-	1
Texas	1	5	6
Virginia	-	1	1
Washington	1	-	1
TOTAL	25	55	80

Site Selection and Expansion

New Restaurant Development

We believe we are in the early stages of our growth story and that our restaurant model is designed to generate strong cash flow, attractive restaurant-level financial results and high returns on invested capital, which we believe provides us with a strong foundation for expansion. For the year ended December 31, 2014, we opened 12 new franchised restaurants and no new company-operated restaurants. For the year ended December 31, 2015, we opened one new company-operated and seven new franchised restaurants. For the year ended December 31, 2016, we opened six new company-operated and four new franchised restaurants. In 2017, we intend to open between 15 and 20 new company-operated and 15 new franchised restaurants, including military bases, across Arizona, California, Florida, Georgia, Illinois, Louisiana, Kansas, Massachusetts, Nebraska, New Jersey, New York, Nevada, North Carolina, Pennsylvania, Texas, Washington and Internationally. There is no guarantee that we will be able to open new company-operated or franchised restaurants, or to increase the overall number of our restaurants. We may be unsuccessful in expanding within our existing or into new markets for a variety of reasons described above under “Risk Factors,” including competition for customers, sites, franchisees, employees, licenses and financing. Over the long term, we plan to grow the number of Muscle Maker Grill restaurants by 30% to 50% annually.

Our strategy for entering new markets is to lead with company development while recruiting and developing franchisees to open new restaurants with us during the second year of new market entry. This will enable us to establish a development, operations and marketing infrastructure to help ensure that we maximize our consumer proposition and support franchisees as they enter the market. We anticipate that entering new markets with both company and franchisee development is the best way to establish our brand, as it will enable us to scale rapidly, thereby driving operational and marketing efficiencies.

We have opened 10 restaurants in fiscal 2016 and have another 9 restaurants under construction. In addition, we have 12 restaurant sites in various stages of development with 7 in permitting and another 5 in lease negotiations.

Over the next three to five years, our expansion strategy will focus on the northeast region of the United States. We believe this market provides an attractive opportunity to leverage our brand awareness and infrastructure.

Site Selection Process

We consider the location of a restaurant to be a critical variable in its long-term success and as such, we devote significant effort to the investigation and evaluation of potential restaurant locations. Our in-house development team has over 100 years of combined experience building such brands as Pizza Hut, Boston Market and Golden Corral. We use a combination of our in-house development team and outside real estate consultants to locate, evaluate and negotiate new sites using various criteria including demographic characteristics, daytime population thresholds and traffic patterns, along with the potential visibility of, and accessibility to, the restaurant. The process for selecting locations incorporates management’s experience and expertise and includes extensive data collection and analysis. Additionally, we use information and intelligence gathered from managers and other restaurant personnel that live in or near the neighborhoods we are considering.

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A typical Muscle Maker Grill may be free standing or located in malls, airports, gyms, strip shopping centers, health clubs or highly concentrated business and residential demographic areas. Customers order their food at the counter and food servers deliver the food to the appropriate table. A typical restaurant located in urban and suburban settings ranges from 1,100-2,400 square feet. Based on our experience and results, we are currently focused on developing inline sites. Our restaurants perform well in a variety of neighborhoods, which gives us greater flexibility and lowers operating risk when selecting new restaurant locations.

We approve new restaurants only after formal review by our real estate site approval committee, which includes most of senior management, and monitor restaurants’ ongoing performances to inform future site selection decisions.

Restaurant Design

After identifying a lease site, we commence our restaurant buildout. Our typical restaurant is an inline retail space that ranges in size from 1,200 to 2,000 square feet. Our restaurants are characterized by a unique exterior and interior design, color schemes, and layout, including specially designed decor and furnishings. Restaurant interiors incorporate modern designs and rich colors in an effort to provide a clean and inviting environment and fun, family-friendly atmosphere. Each restaurant is designed in accordance with plans we develop; and constructed with a similar design motif and trade dress. Restaurants are generally located near other business establishments that will attract customers who desire healthier food at fair prices served in a casual, fun environment.

In addition to our standard restaurants, we have three Muscle Maker Grill Express locations as of December 31, 2015, which are restaurants located in or attached to another business or other structures such as shopping malls, food courts, travel plazas, grocery stores, college campuses, airports, military bases or convention centers or sports arenas, that may be as small as 250 square feet and as large as 1,500 square feet. Muscle Maker Grill Express locations may be part of a larger structure or complex.

Our new restaurants are typically inline buildouts. We estimate that each inline buildout of a restaurant will require an average total cash investment of approximately $180,000, net of tenant allowances. On average, it takes us approximately 4 to 6 months from identification of the specific site to opening the restaurant. In order to maintain consistency of food and customer service, as well as our colorful, bright and contemporary restaurant environment, we have set processes and timelines to follow for all restaurant openings.

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Our restaurants are built-out in approximately 10 weeks and the development and construction of our new sites is the responsibility of our Development Department. Several real estate managers are responsible for locating and leasing potential restaurant sites. Construction managers are then responsible for building the restaurants, and several staff members manage purchasing, budgeting, scheduling and other related administrative functions.

Restaurant Management and Operations

Service

We are extremely focused on customer service. We aim to provide fast, friendly service on a solid foundation of dedicated, driven team members and managers. Our cashiers are trained on the menu items we offer and offer customers thoughtful suggestions to enhance the ordering process. Our team members and managers are responsible for our dining room environment, personally visiting tables to ensure every customer’s satisfaction, and monitoring the fresh salsa bar and beverage station for cleanliness and an ample supply of products.

Operations

We utilize systems that are aimed at measuring our ability to deliver a “best in class” experience for our customers. These systems include customer surveys, mystery shopper scores and speed of service performance trends. The operational results from all of these sources are then presented on an operations dashboard that displays the measures in an easy-to-read online format that corporate and restaurant-level management and franchisees can utilize in order to identify strengths and opportunities and develop specific plans for continuous performance improvement.

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We measure the execution of our system standards within each restaurant through our commitment to our audit program for quality, service and cleanliness. These audits are conducted in each restaurant quarterly, but may be more frequent based upon restaurant performance. Additionally, we have food safety and quality assurance programs designed to maintain the highest standards for food and food preparation procedures used by both company-operated and franchised restaurants. We employ a team of quality assurance managers and third party auditors that perform our restaurant audits.

Managers and Team Members

Each of our restaurants typically has a general manager, an assistant manager, 2 to 4 shift leaders, and 2 team leaders. There are between 4 and 6 team members who prepare our food fresh daily and provide customer service. To lead our restaurant management teams, we have area leaders, each of whom is responsible for 5 to 15 restaurants. Overseeing the area leaders are 2 directors of operations, each responsible for 25 to 30 restaurants. The vice president of corporate operations leads our company-operated restaurants, managing both sales and profitability targets.

We are selective in our hiring processes, aiming to staff our restaurants with team members that are friendly, customer focused, and driven to provide high-quality products. We employ a unique approach to selecting future team members. Our team members are cross-trained in several disciplines to maximize depth of competency and efficiency in critical restaurant functions. Our focus on hiring the best possible employees has enabled us to develop a culture that breeds loyalty throughout our employee base. Many team members and managers have been employed by us for longer than 5 years, and it is not rare to identify team members with more than 7 years of seniority.

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Training

We believe we have created a culture of constant learning. On the first day of employment, team members are introduced to our training program, which is a comprehensive training program developed to lead team members through the training process in easy to use, function-based, educational videos. Each team member can learn at their own pace, focusing on the videos that apply to their initial role on the restaurant team.

The vast majority of our restaurant management staff is comprised of former team members who have advanced along the Muscle Maker Grill career path. Skilled team members who display leadership qualities are encouraged to enter the team leader training program. Successive steps along the management path add increasing levels of duties and responsibilities. Each stage in the management training path requires greater training periods, culminating in the general manager training process, comprised of seven weeks of intensive classroom and hands-on training in a certified training restaurant.

Franchise Program

Overview

We use a franchising strategy to increase new restaurant growth in certain markets, leveraging the ownership of entrepreneurs with specific local market expertise and requiring a relatively minimal capital commitment by us. As of June 30, 2016, there were a total of 43 franchised restaurants. Franchisees range in size from single-restaurant operators to the largest franchisee, which owned 4 restaurants as of June 30, 2016. Our existing franchise base consists of many successful, longstanding, multi-unit restaurant operators. As of June 30, 2016, approximately 42% of franchised restaurants were owned and operated by franchisees that have been with us for more than 4 years. Since the beginning of 2008, our franchisees have opened 43 new Muscle Maker Grill restaurants (net), representing a 2,150% net increase from 2008 to June 30, 2016.

We believe the franchise revenue generated from our franchise base has historically served as an important source of stable and recurring cash flows to us and, as such, we plan to expand our base of franchised restaurants. In existing markets, we encourage growth from current franchisees. In our expansion markets, we seek highly qualified and experienced new franchisees for multi-unit development opportunities. We seek franchisees of successful, non- competitive brands operating in our expansion markets. Through strategic networking and participation in select franchise conferences, we aim to identify highly-qualified prospects. Additionally, we market our franchise opportunities with the support of a franchising section on our website and printed brochures.

Franchise Owner Support

We believe creating a foundation of initial and on-going support is important to future success for both our franchisees and our brand. For that reason, we have structured our corporate staff, programs and communication systems to ensure that we are delivering high-quality support to our franchisees.

We have a mandatory training program that was designed to ensure that our franchise owners and their managers are equipped with the knowledge and skills necessary for success. The program consists of hands-on training in the operation and management of the restaurant. Training is conducted by a general training manager who has been certified by us for training. Instructional materials for the initial training program include our operations manual, crew training system, wall charts, job aids, recipe books, product build cards, management training materials, food safety book, videos and other materials we may create from time to time. Training must be successfully completed before a trainee can be assigned to a restaurant as a manager.

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We also provide numerous opportunities for communication and shared feedback between us and franchise owners. Currently, we hold a franchise business update for all franchisees each quarter which includes multi-functional company representation and executive attendance. On a semi-annual basis, we meet with our franchise leadership team and marketing advisory committee to share ideas and resolve issues. Yearly we hold a conference for our franchisees, vendors and company leaders to celebrate our shared successes, discuss best practices and set the course for the following year.

Franchise Arrangements

Muscle Maker Brands, our majority-owned subsidiary, became the franchisor of Muscle Maker Grill restaurants on March 1, 2015 upon receipt of the operating assets of the franchise system formerly held by Muscle Maker Franchising. At the time of the acquisition, we succeeded to Muscle Maker Franchising’s rights and obligations under 40 franchise agreements for the operation of 40 Muscle Maker Grill franchise restaurants. At June 30, 2016, Muscle Maker Brands franchises the operation of a total of 43 Muscle Maker Grill restaurants.

The franchise agreements we succeeded to:

●	Have terms for 15 years, with termination dates ranging from 2023 until 2030. These agreements are generally renewable for terms ranging from 5 to 10 years.

●	Provide for the payment of initial franchise fees of $35,000.

●	Require the payment of on-going royalty payments of 5% of gross revenues at the franchise location.

Since our acquisition of franchise assets from Muscle Maker Franchising, we have undertaken an extensive review of the terms and conditions of our franchise relationships and have recently finalized the terms of our revised standard franchise agreement and multi-unit development agreement which we intend to govern the relationship between Muscle Maker Brands and its new franchisees. Under this franchise agreement:

●	Franchisees are licensed the right to use the Muscle Maker Grill® trademarks, its confidential operating manual and other intellectual property in connection with the operation of a Muscle Maker Grill restaurant at a location authorized by us.

●	Franchisees are protected from the establishment of another Muscle Maker Grill restaurant within a geographic territory, the scope of which is the subject of negotiation between Muscle Maker Brands and the franchisee.

●	The initial term of a franchise is 15 years, which may be renewed for up to two additional terms of five years each.

●	Franchisees pay Muscle Maker Brands an initial franchise fee of $35,000 in a lump sum at the time the Franchise Agreement is signed; however, we may offer financing assistance under certain circumstances.

●	Franchisees pay Muscle Maker Brands an on-going royalty in an amount equal to 5% of gross sales at the franchise location, payable weekly.

●	Franchisees pay a weekly amount equal to 2% of gross revenues at the franchise location into a cooperative advertising fund for the benefit of all franchisees; except that until a regional advertising program is established, the advertising fee is retained and used by franchisees for local market advertising. In addition, franchisees pay an amount equal to 1% of gross sales into a brand development fund administered by Muscle Maker Brands.

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●	A company affiliated with us receives a software license fee of $3,750 for our proprietary Muscle Power (R Power) computer software, payable in a lump sum at the time the franchisee orders the required electronic cash register/computer system from our affiliate.

●	Franchisees are required to offer only those food products that are authorized by Muscle Maker Brands, prepared using our proprietary recipes; and may obtain most supplies only from suppliers that are approved or designated by Muscle Maker Brands.

●	As partial consideration for payment of the initial franchise fee and on-going royalties, Muscle Maker Brands loans its franchisees a copy of its confidential operating manual, administers the advertising fund and brand development fund, and provides franchisees with pre-opening and on-going assistance including site selection assistance, pre-opening training, and in-term training

Franchisees who desire to develop more than one restaurant and who have the financial strength and managerial capability to develop more than one restaurant may enter into a Multi-Unit Agreement. Under a multi-unit development agreement, the franchisee agrees to open a specified number of restaurants, at least two, within a defined geographic area in accordance with an agreed upon development schedule. Each restaurant requires the execution of a separate Franchise Agreement, which will be the then current Franchise Agreement, except that the initial franchise fee, royalty and advertising expenditures will be those in effect at the time the multi-unit agreement is executed. Multi-Unit Agreements require the payment of a development fee (the “Development Fee”) equal to $35,000 for the first restaurant plus $17,500 multiplied by the number of additional Muscle Maker Grill® restaurants that must be opened under the Development Agreement. The entire Development Fee is payable at the time the Multi-Unit Agreement is signed; however, the development fee actually paid for a particular restaurant is credited as a deposit against the initial franchise fee that is payable when the Franchise Agreement for the particular franchise is signed.

Marketing and Advertising

We promote our restaurants and products through our advertising campaign. The campaign aims to deliver our message of going to whatever lengths necessary to deliver fresh and healthier product offerings. The campaign emphasizes our points of differentiation, from our fresh ingredients and scratch preparation, to the preparation of our healthy inspired meals.

We use multiple marketing channels, including [television] to broadly drive brand awareness and purchases of our featured products. We advertise on [local network, radio and cable television] in our primary markets, and utilize [heavier cable schedules] for some of our less developed markets. We complement this with [direct mail] and our Muscle Maker Grill Rewards e-mail marketing program, which allows us to reach more than 4,000 members. Muscle Maker Grill Rewards is our e-club program. We engage members via e-mails featuring news of promotional offers, member rewards and product previews. Muscle Maker Grill Rewards also allows members to voice their opinions through surveys that provide us with information that helps us define future product concepts. In addition, we use our database to survey and solicit new product ideas, which allows us to create a comprehensive product calendar that extends 12 months forward.

Through our public relations efforts we engage notable food editors and bloggers on a range of topics to help promote our products. In addition, we engage in one on one conversations using a portfolio of social media platforms which include Facebook, Twitter and Instagram. We also use social media as a research and customer service tool, and apply insight we gain to future marketing efforts.

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We became the successor franchisor of Muscle Maker Grill restaurants on March 1, 2015 upon receipt of the operating assets of the franchise system formerly held by Muscle Maker Franchising. We began to offer franchises as the successor in March 2015. We succeeded as the successor to various area representative agreements that had been entered into by our predecessor, Muscle Maker Franchising. Under the area representative agreements that we succeeded to, the area representatives will identify and refer prospective franchisee candidates to us, provide franchisees with our site selection criteria and assist franchisees to complete a site review package, and will advise franchisees concerning our standards and specifications and make on-site visits, but we retain control of all decision-making authority relative to the franchisees, including franchisee approval, site location approval and determination whether franchisees are in compliance with their franchise agreements.

Area representative agreements are generally for a term of 15 years, in consideration for which we generally compensate area representatives with 1% of net sales of the franchises that are under the area representative for the 15 year term, payable quarterly.

Purchasing and Distribution

Maintaining a high degree of quality in our restaurants depends in part on our ability to acquire fresh ingredients and other necessary supplies that meet our specifications from reliable suppliers. We regularly inspect vendors to ensure that products purchased conform to our standards and that prices offered are competitive. We have a quality assurance team that performs comprehensive supplier audits on a frequency schedule based on the potential food safety risk of each product. We contract with Sysco (our “primary distributor”), a major foodservice distributor, for substantially all of our food and supplies. Our primary distributor delivers supplies to most of our restaurants one to two times per week. Our distributor relationship with our primary distributor has been in place since 2007. Our franchisees are required to use our primary distributor or an approved regional distributor and franchisees must purchase food and supplies from approved suppliers. In our normal course of business, we evaluate bids from multiple suppliers for various products. Fluctuations in supply and prices can significantly impact our restaurant service and profit performance. We actively manage cost volatility for food and supplies by negotiating with multiple suppliers and entering into what we believe are the most favorable contract terms given existing market conditions. In the past, we have entered into contracts ranging from twelve months to five years depending on current and expected market conditions. We currently source from six suppliers with six accounting for approximately 95% of our planned purchases in 2016. We have entered into fixed price contracts with our six largest food suppliers through the end of 2017 with pricing generally favorable to current spot prices.

Intellectual Property

We have registered Muscle Maker Grill® and certain other names used by our restaurants as trademarks or service marks with the United States Patent and Trademark Office and Muscle Maker Grill® in approximately two foreign countries. Our current brand campaign, Great Food with Your Health in Mind™, has also been approved for registration with the United States Patent and Trademark Office. In addition, the Muscle Maker Grill logo, website name and address and Facebook and Twitter accounts are our intellectual property. Our policy is to pursue and maintain registration of service marks and trademarks in those countries where business strategy requires us to do so and to oppose vigorously any infringement or dilution of the service marks or trademarks in such countries. We maintain the recipe for our healthy inspired recipes, as well as certain proprietary standards, specifications and operating procedures, as trade secrets or confidential proprietary information.

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We are the owner of the trade name and service mark Muscle Maker Grill® and other trademarks and intellectual property we use in connection with the operation of Muscle Maker Grill® restaurants. We license the right to use the Muscle Maker Grill® trademarks and intellectual property to our wholly-owned subsidiary, Muscle Maker Brands, and to further sublicense them to our franchisees for use in connection with Muscle Maker Grill® restaurants.

Competition

We operate in the restaurant industry, which is highly competitive and fragmented. The number, size and strength of competitors vary by region. Our competition includes a variety of locally owned restaurants and national and regional chains that offer dine-in, carry-out and delivery services. Our competition in the broadest perspective includes restaurants, pizza parlors, convenience food stores, delicatessens, supermarkets and club stores. There are no significant direct competitors with respect to menus that feature our healthy inspired offerings . However, we indirectly compete with fast casual restaurants, including Chipotle and Panera Bread, among others, and with healthy inspired fast casual restaurants, such as the Protein Bar and Veggie Grill, among others.

We believe competition within the fast casual restaurant segment is based primarily on ambience, price, taste, quality and the freshness of the menu items. We also believe that QSR competition is based primarily on quality, taste, speed of service, value, brand recognition, restaurant location and customer service. In addition, we compete with franchisors of other restaurant concepts for prospective franchisees.

Environmental Matters

We are subject to federal, state and local laws and regulations relating to environmental protection, including regulation of discharges into the air and water, storage and disposal of waste and clean-up of contaminated soil and groundwater. Under various federal, state and local laws, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous or toxic substances on, in or emanating from such property. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances, and in some cases we may have obligations imposed by indemnity provisions in our leases.

We have not conducted a comprehensive environmental review of all of our properties, although for new company development, a Phase I environmental review is typically completed, and when advisable, a Phase II review, prior to the company undertaking a long-term lease. No assurance can be given that we have identified all of the potential environmental liabilities at our properties or that such liabilities will not have a material adverse effect on our financial condition.

Regulation and Compliance

We are subject to extensive federal, state and local government regulation, including those relating to, among others, public health and safety, zoning and fire codes, and franchising. Failure to obtain or retain food or other licenses and registrations or exemptions would adversely affect the operations of restaurants. Although we have not experienced and do not anticipate any significant problems in obtaining required licenses, permits or approvals, any difficulties, delays or failures in obtaining such licenses, permits, registrations, exemptions, or approvals could delay or prevent the opening of, or adversely impact the viability of, a restaurant in a particular area.

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The development and construction of additional restaurants will be subject to compliance with applicable zoning, land use and environmental regulations. We believe federal and state environmental regulations have not had a material effect on operations, but more stringent and varied requirements of local government bodies with respect to zoning, land use and environmental factors could delay construction and increase development costs for new restaurants.

We are also subject to the Fair Labor Standards Act, the Immigration Reform and Control Act of 1986 and various federal and state laws governing such matters as minimum wages, overtime, unemployment tax rates, workers’ compensation rates, citizenship requirements and other working conditions. A significant portion of the hourly staff is paid at rates consistent with the applicable federal or state minimum wage and, accordingly, increases in the minimum wage will increase labor costs. In addition, the PPACA increased medical costs beginning in fiscal 2015. We are also subject to the Americans With Disabilities Act, which prohibits discrimination on the basis of disability in public accommodations and employment, which may require us to design or modify our restaurants to make reasonable accommodations for disabled persons.

In addition, we must comply with regulations adopted by the Federal Trade Commission, or the FTC, and with several state laws that regulate the offer and sale of franchises. The FTC’s Trade Regulation Rule on Franchising, or the FTC Rule, and certain state laws require that we furnish prospective franchisees with a franchise offering circular containing information prescribed by the FTC Rule and applicable state laws and regulations.

We also must comply with a number of state laws that regulate some substantive aspects of the franchisor-franchisee relationship. These laws may limit a franchisor’s ability to: terminate or not renew a franchise without good cause; prohibit interference with the right of free association among franchisees; alter franchise agreements; disapprove the transfer of a franchise; discriminate among franchisees with regard to charges, royalties and other fees; and place new stores near existing franchises. Bills intended to regulate certain aspects of franchise relationships have been introduced into Congress on several occasions during the last decade, but none have been enacted.

For a discussion of the various risks we face from regulation and compliance matters, see “Risk Factors.”

Management Information Systems

All of our company-operated and franchised restaurants use computerized point-of-sale and back office systems, which we believe are scalable to support our long-term growth plans. The point-of-sale system provides a touch screen interface and integrated, high speed credit card and gift card processing. The point-of-sale system is used to collect daily transaction data, which generates information about daily sales and product mix that we actively analyze.

Our in-restaurant back office computer system is designed to assist in the management of our restaurants and provide labor and food cost management tools. The system also provides corporate headquarters and restaurant operations management quick access to detailed business data and reduces the time spent by our restaurant managers on administrative needs. The system also provides sales, bank deposit and variance data to our accounting department on a daily basis. For company-operated restaurants, we use this data to generate weekly consolidated reports regarding sales and other key measures, as well as preliminary weekly profit and loss statements for each location with final reports following the end of each period.

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Corporate History and Development of Business

Our founder, Rodney Silva, established Muscle Maker Nutrition Center, Inc., a New Jersey corporation, on November 15, 1995 (“MMNC”). MMNC owned and operated the original Muscle Maker Grill restaurant in Colonia, New Jersey, from December 1995 until September 2010. At that time, MMNC owned the “Muscle Maker Grill” trademark and other intellectual property (the “Marks”) as well as ownership of certain systems relating to the establishment, development and operation of a Muscle Maker Grill restaurant (the “System”).

On November 20, 2007, Rodney Silva established Muscle Maker Franchising, LLC, a New Jersey limited liability company, and, in December 2007, Muscle Maker Franchising acquired all of MMNC’s right, title and interest in and to the Marks and the System. Thereafter, in September 2010, Muscle Maker Franchising acquired the Colonia, New Jersey Muscle Maker Grill restaurant through MMF Colonia, Inc., a New Jersey corporation, formed on August 6, 2010 (“MMF Colonia”), a wholly-owned operating subsidiary of Muscle Maker Franchising.

From September 2010 until January 2015, Muscle Maker Franchising continued to operate the Colonia, New Jersey restaurant and, in addition, sold franchises to operate 36 Muscle Maker Grill restaurants.

Muscle Maker, Inc. (“Muscle Maker”), was incorporated by American Restaurant Holdings (“American Restaurant Holdings”) in California on December 8, 2014, and is a majority owner of Muscle Maker Brands, LLC (“Muscle Maker Brands”). Muscle Maker Brands’ subsidiaries include company owned restaurants as well as Custom Technology, Inc, (“CTI”) a technology and point of sale (“POS”) systems dealer and technology consultant (Muscle Maker together with Muscle Maker Brands and its subsidiaries are referred to herein collectively as the “Company”). Muscle Maker Brands was formed on December 22, 2014 in the state of California for the purpose of acquiring and operating company owned restaurants, as well as franchising its name and business system to qualified franchisees. Muscle Maker Franchising, LLC (“Muscle Maker Franchising”) was founded in 1995 in order to develop a brand of healthy-option fast food restaurants.

Formation

On December 22, 2014, Muscle Maker issued 100,000 shares of its common stock to the Chief Executive Officer of American Restaurant Holdings as founder shares for cash proceeds of $10.

Acquisition of 74% of Muscle Maker Brands

On January 23, 2015, Muscle Maker, Muscle Maker Brands and Muscle Maker Franchising entered into a Unit Purchase Agreement whereby Muscle Maker Brands purchased substantially all of the assets and liabilities of Muscle Maker Franchising, Muscle Maker acquired 7,400 membership units of Muscle Maker Brands (representing 74% of the membership units of Muscle Maker Brands), and certain members of Muscle Maker Franchising (“MMF Members”) acquired 2,600 membership units of Muscle Maker Brands (representing 26% of the membership units of Muscle Maker Brands). (the “MMG Acquisition”). The aggregate purchase consideration for Muscle Maker’s membership interest in Muscle Maker Brands was $4,244,000 and consisted of $3,570,000 in cash, $604,000 of promissory notes (consisting of a $400,000 promissory note (“MM Note”) from Muscle Maker and a $204,000 promissory note (“MMB Note”) from Muscle Maker Brands) and 500,000 shares of common stock of Muscle Maker valued at $0.14 per share or $70,000 issued. On January 23, 2015, American Restaurant Holdings provided cash of $3,645,000 and an obligation to repay an aggregate of $604,000 of principal due under MM Note and MMB Note issued to Muscle Maker Franchising in order to facilitate the Muscle Maker Brands acquisition. Pursuant to the terms of the Unit Purchase Agreement, the MMF Members shall convert their non-controlling interest in Muscle Maker Brands into an aggregate of 14,475,676 shares of Muscle Maker common stock prior to the Company going public.

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On January 24, 2015, Muscle Maker granted 200,000 shares of its common stock valued at $0.14 per share to its Director of Brand Development, in connection with an employment agreement with the Director of Brand Development.

On January 24, 2015, the Company issued 428,571 shares of its common stock to the Director of Brand Development in exchange for cash proceeds of $0.14 per share, or $60,000.

On July 23, 2015 and August 28, 2015, the Company issued 750,000 and 500,000 shares of its common stock, and 5-year warrants for the purchase of 375,000 and 250,000 shares of common stock respectively, for aggregate cash proceeds of $750,000. The warrants are exercisable at $0.75 per share.

Springfield Acquisition

On May 4, 2015, Muscle Maker Brands acquired a business in Springfield, New Jersey, as a corporate store (the “Springfield Acquisition”). The purchase price of the store was $30,060, of which $8,670 related to equipment purchased and the remaining $21,390 was accounted for as goodwill.

CTI Acquisition

On August 1, 2015, the Company acquired 70% of the shares of Custom Technology, Inc. (“CTI”), a technology and point of sale (“POS”) systems dealer and technology consultant, in exchange for $70,000 in cash (the “CTI Acquisition”). CTI was formed on July 29, 2015 and entered into an asset purchase agreement on August 1, 2015 pursuant to which CTI purchased POS computer systems, cash registers, camera systems and related inventory and supplies from its predecessor entity.

Repayment of Promissory Notes regarding MMG Acquisition

The MMB Note was completely repaid on March 9, 2015. On July 21, 2015, January 23, 2016 and July 23, 2016, installments of $100,000, $150,000 and $150,000 were repaid on the balance of the MM Note. As of July 23, 2016, there is no balance outstanding related to MM Note.

Spin-Off of Muscle Maker by American Restaurant Holdings

On March 23, 2017, American Restaurant Holdings authorized and facilitated the distribution of 51,672,217 shares of Common Stock of Muscle Maker held by American Restaurants, LLC, the wholly owned subsidiary of American Restaurant Holdings, to the shareholders of American Restaurant Holdings (the “Spin-Off”). As a result of the Spin-Off on March 23, 2017, American Restaurant Holdings is no longer a majority owner of Muscle Maker.

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Recent Advances, Exchange of Advances for Convertible Notes, and Conversion of Convertible Notes to Shares of Common Stock

On December 31, 2015, Muscle Maker issued a promissory note in the amount of $1,082,620 (the “2015 ARH Note”) to American Restaurant Holdings. The 2015 ARH Note had no stated interest rate and was convertible into 2,165,240 shares of the Company’s stock at $0.50 per share.

During the period from July 1, 2016 through December 31, 2016, American Restaurant Holdings provided $1,364,842 of advances to Muscle Maker. These advances, combined with the $1,257,000 payable to American Restaurant Holdings as June 30, 2016 were exchanged for a convertible note in the amount of $2,621,842 (the “2016 ARH Note”). The 2016 ARH Note had no stated interest rate or maturity date and was convertible into shares of Common Stock of Muscle Maker at a conversion price of $0.40 per share at a time to be determined by the American Restaurant Holdings.

During the period from December 31, 2016 through February 15, 2017, American Restaurant Holdings provided $980,949 of advances to the Company. The payable due to American Restaurant Holdings as a result of these advances was exchanged for a convertible promissory note in the amount of $980,949 (the “2017 ARH Note”). The 2017 ARH Note has no stated interest rate or maturity date and is convertible into shares of Common Stock of Muscle Maker at a conversion price of $0.40 per share at a time to be determined by the lender.

On March 14, 2017, American Restaurant Holdings elected to convert: (a) the 2015 ARH Note in the principal amount of $1,082,620 into 2,165,240 shares of Common Stock of Muscle Maker at a conversion price of $0.50 per share; (b) the 2016 ARH Note in the principal amount of $2,621,842 into 6,554,604 shares of Common Stock of Muscle Maker at a conversion price of $0.40 per share; and (c) the 2017 ARH Note in the principal amount of $980,949 into 2,452,373 shares of Common Stock of Muscle Maker at a conversion price of $0.40 per share.

Issuances of Warrants

The Company issued the following warrants to purchase an aggregate of 3,827,442 shares of Common Stock of Muscle Maker: (a) a 5-year warrant to Dean Miles to purchase 625,000 shares of Common Stock of Muscle Maker at an exercise price of $0.75 per share, in connection with two private placements to Mr. Miles in 2015; (b) a 3-year warrant to American Restaurant Holdings to purchase of 2,294,112 shares of Common Stock of Muscle Maker at an exercise price of $1.00 per share, in connection with the exchange of advances for the 2016 ARH Note in 2016; (c) a 3-year warrant to American Restaurant Holdings to purchase of 858,330 shares of Common Stock of Muscle Maker at an exercise price of $1.00 per share, in connection with the exchange of advances for the 2017 ARH Note in 2017; and (d) a 3-year warrant to Prashant Shah to purchase of 50,000 shares of Common Stock of Muscle Maker at an exercise price of $1.00 per share.

Anticipated Exchange of Shares of Common Stock for Units of Muscle Maker Brands

Pursuant to the terms of the Unit Purchase Agreement, Muscle Maker anticipates engaging in a share exchange with the MMF Members prior to the Offering, pursuant to which Muscle Maker will issue an aggregate of 14,475,676 shares of its common stock to the MMF Members in exchange for the 2,600 membership units of Muscle Maker Brands owned by the MMF Members which were initially recorded at $1,466,541, representing 26% ownership interest in Muscle Maker Brands, in a tax-free exchange (“Anticipated Exchange”). As a result of this Anticipated Exchange, Muscle Maker Brands will become a wholly owned subsidiary of Muscle Maker. Pursuant to the terms of the Operating Agreement of Muscle Maker Brands, Muscle Maker operates and controls all of the business and affairs of Muscle Maker Brands and, through Muscle Maker Brands and its subsidiaries, conducts our business. Muscle Maker consolidates the financial results of Muscle Maker Brands in its consolidated financial statements.

Anticipated Grant of Shares of Common Stock to Employees and Consultants

Muscle Maker anticipates granting 1,115,000 shares of its common stock to its employees and consultants prior to this Offering.

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Organizational Structure

The diagram below depicts our organizational structure after this Offering:

This diagram assumes that (1) an aggregate of 14,475,676 shares of Common Stock have been issued by Muscle Maker to the MMF Members in exchange for their membership units of Muscle Maker Brands prior to this Offering and (2) an aggregate of 1,115,000 shares of Common Stock have been granted by Muscle Maker to employees and consultants of Muscle Maker prior to this Offering.

Employees

As of March 30, 2017, we had approximately 173 employees, of whom approximately 150 were restaurant employees and approximately 23 were support center personnel. None of our employees are part of a collective bargaining agreement, and we believe our relationships with our employees are satisfactory.

Legal Proceedings

From time to time, we are involved in various claims and legal actions arising in the ordinary course of business. There are no legal proceedings currently pending against us which we believe would have a material effect on our business, financial position or results of operations and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of operations of Muscle Maker, Inc. (“Muscle Maker”), together with Muscle Maker Brands, LLC (“Muscle Maker Brands”) and including its subsidiaries, the (“Company”)) should be read in conjunction with our consolidated financial statements and the accompanying notes thereto included elsewhere in this Offering Circular. References in this Management’s Discussion and Analysis of Financial Condition and Results of Operations to “us,” “we,” “our,” and similar terms refer to the Company. This Offering Circular includes forward-looking statements, as that term is defined in the federal securities laws, based upon current expectations that involve risks and uncertainties, such as plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. Words such as “anticipate,” “estimate,” “plan,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based. Reference is made to “Risk Factors”, which are included elsewhere in this Offering Circular.

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OVERVIEW

We operate under the name Muscle Maker Grill as a franchisor and owner-operator of Muscle Maker Grill restaurants. As of June 30, 2016, our restaurant system included five Company-owned restaurants and 43 franchised restaurants. Our restaurants offer quality food, freshly prepared with our proprietary recipes created with the guest's health in mind. The menu is protein based and features various supplements and health food snacks, along with a nutritious children's menu.

The Muscle Maker Grill is a high-growth, fast casual restaurant concept that specializes in preparing healthy-inspired, high-quality, fresh, made-to-order lean, protein-based meals featuring chicken, seafood, pasta, burgers, wraps, and flat breads. In addition, we feature freshly prepared entrée salads and an appealing selection of sides, protein shakes and fruit smoothies. We operate in the approximately $34.5 billion fast casual restaurant segment, which we believe has created significant recent disruption in the restaurant industry and is rapidly gaining market share from adjacent restaurant segments, resulting in significant growth opportunities for restaurant concepts such as Muscle Maker Grill.

We believe our restaurant concept delivers a highly differentiated customer experience by combining the quality and hospitality that customers commonly associate with our full service and fast casual restaurant competitors with the convenience and value customers generally expect from traditional fast food restaurants. The foundation of our brand is based on our core values of quality, empowerment, respect, service and value.

Our disciplined growth strategy has enabled strong growth across all of our key performance metrics. The number of Muscle Maker Grill restaurants has grown from one location in one market in New Jersey as of November 20, 2007 under our predecessor to 51 locations in twelve states as of March 30, 2017 under us as the successor. We have grown our company-owned restaurant AUVs from approximately $600,000 in fiscal 2014 to approximately $625,000 in fiscal 2015, representing an increase of 4.2%. From fiscal 2014 to fiscal 2015, our company store restaurant sales increased from $754,957 to $1,032,558, and total company revenue increased from $2,980,877 to $3,124,823.

Operations

The first location opened in Colonia, New Jersey in 1995 by Rod Silva, a son of Brazilian immigrants and bodybuilder. Our restaurant concept has been, and continues to be built around a distinctive and diverse lien, protein based menu, headlined by healthy-inspired chicken, seafood, pasta, burgers, wraps and flat breads made-to-order. Our Chief Executive Officer, Robert Morgan, formerly with Pizza Hut and PepsiCo, joined Muscle Maker in 2007, that led to the franchising of Muscle Maker Grill. At the time Mr. Morgan joined, we had one location opened by Mr. Silva. Since then, we have grown our brand on a disciplined basis designed to capitalize on the large market opportunity available to us and, as of December 31, 2015, we had 46 locations. Our highly experienced management team has created and refined the infrastructure to create replicable restaurant-level systems, processes and training procedures that can deliver a high-quality experience that is designed to consistently exceed our customers’ expectations.

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Organization

Muscle Maker, Inc. (“Muscle Maker”), was incorporated by American Restaurant Holdings (“American Restaurant Holdings) in California on December 8, 2014, and is a majority owner of Muscle Maker Brands, LLC (“Muscle Maker Brands”). Muscle Maker Brands’ subsidiaries include company owned restaurants as well as Custom Technology, Inc, (“CTI”) a technology and point of sale (“POS”) systems dealer and technology consultant (Muscle Maker together with Muscle Maker Brands and its subsidiaries are referred to herein collectively as the “Company”). Muscle Maker Brands was formed on December 22, 2014 in the state of California for the purpose of acquiring and operating company owned restaurants, as well as franchising its name and business system to qualified franchisees. Muscle Maker Franchising, LLC (“Muscle Maker Franchising”) was founded in 1995 in order to develop a brand of healthy-option fast food restaurants.

Formation

On December 22, 2014, Muscle Maker issued 100,000 shares of its common stock to the Chief Executive Officer of American Restaurant Holdings as founder shares for cash proceeds of $10.

Acquisition of 74% of Muscle Maker Brands

On January 23, 2015, Muscle Maker, Muscle Maker Brands and Muscle Maker Franchising entered into a Unit Purchase Agreement whereby Muscle Maker Brands purchased substantially all of the assets and liabilities of Muscle Maker Franchising, Muscle Maker acquired 7,400 membership units of Muscle Maker Brands (representing 74% of the membership units of Muscle Maker Brands), and certain members of Muscle Maker Franchising (“MMF Members”) acquired 2,600 membership units of Muscle Maker Brands (representing 26% of the membership units of Muscle Maker Brands) (the “MMG Acquisition”). The aggregate purchase consideration for Muscle Maker’s membership interest in Muscle Maker Brands was $4,244,000 and consisted of $3,570,000 in cash, $604,000 of promissory notes (consisting of a $400,000 promissory note (“MM Note”) from Muscle Maker and a $204,000 promissory note (“MMB Note”) from Muscle Maker Brands) and 500,000 shares of common stock of Muscle Maker valued at $0.14 per share or $70,000 issued. On January 23, 2015, American Restaurant Holdings provided cash of $3,645,000 and an obligation to repay an aggregate of $604,000 of principal due under MM Note and MMB Note issued to Muscle Maker Franchising in order to facilitate the Muscle Maker Brands acquisition. Pursuant to the terms of the Unit Purchase Agreement, the MMF Members shall convert their non-controlling interest in Muscle Maker Brands into an aggregate of 14,475,676 shares of Muscle Maker common stock prior to the Company going public.

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On January 24, 2015, Muscle Maker granted 200,000 shares of its common stock valued at $0.14 per share to its Director of Brand Development, in connection with an employment agreement with the Director of Brand Development.

On January 24, 2015, the Company issued 428,571 shares of its common stock to the Director of Brand Development in exchange for cash proceeds of $0.14 per share, or $60,000.

On July 23, 2015 and August 28, 2015, the Company issued 750,000 and 500,000 shares of its common stock, and 5-year warrants for the purchase of 375,000 and 250,000 shares of common stock respectively, for aggregate cash proceeds of $750,000. The warrants are exercisable at $0.75 per share.

Springfield Acquisition

On May 4, 2015, Muscle Maker Brands acquired a business in Springfield, New Jersey, as a corporate store (the “Springfield Acquisition”). The purchase price of the store was $30,060, of which $8,670 related to equipment purchased and the remaining $21,390 was accounted for as goodwill.

CTI Acquisition

On August 1, 2015, the Company acquired 70% of the shares of Custom Technology, Inc. (“CTI”), a technology and point of sale (“POS”) systems dealer and technology consultant, in exchange for $70,000 in cash (the “CTI Acquisition”). CTI was formed on July 29, 2015 and entered into an asset purchase agreement on August 1, 2015 pursuant to which CTI purchased POS computer systems, cash registers, camera systems and related inventory and supplies from its predecessor entity.

Repayment of Promissory Notes regarding MMG Acquisition

The MMB Note was completely repaid on March 9, 2015. On July 21, 2015, January 23, 2016 and July 23, 2016, installments of $100,000, $150,000 and $150,000 were repaid on the balance of the MM Note. As of July 23, 2016, there is no balance outstanding related to MM Note.

Spin-Off of Muscle Maker by American Restaurant Holdings

On March 23, 2017, American Restaurant Holdings authorized and facilitated the distribution of 51,672,217 shares of Common Stock of Muscle Maker held by American Restaurants, LLC, the wholly owned subsidiary of American Restaurant Holdings, to the shareholders of American Restaurant Holdings (the “Spin-Off”). As a result of the Spin-Off on March 23, 2017, American Restaurant Holdings is no longer a majority owner of Muscle Maker.

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Recent Advances, Exchange of Advances for Convertible Notes, and Conversion of Convertible Notes to Shares of Common Stock

On December 31, 2015, Muscle Maker issued a promissory note in the amount of $1,082,620 (the “2015 ARH Note”) to American Restaurant Holdings. The 2015 ARH Note had no stated interest rate and was convertible into 2,165,240 shares of the Company’s stock at $0.50 per share.

During the period from July 1, 2016 through December 31, 2016, American Restaurant Holdings provided $1,364,842 of advances to Muscle Maker. These advances, combined with the $1,257,000 payable to American Restaurant Holdings as June 30, 2016 were exchanged for a convertible note in the amount of $2,621,842 (the “2016 ARH Note”). The 2016 ARH Note had no stated interest rate or maturity date and was convertible into shares of Common Stock of Muscle Maker at a conversion price of $0.40 per share at a time to be determined by the American Restaurant Holdings.

During the period from December 31, 2016 through February 15, 2017, American Restaurant Holdings provided $980,949 of advances to the Company. The payable due to American Restaurant Holdings as a result of these advances was exchanged for a convertible promissory note in the amount of $980,949 (the “2017 ARH Note”). The 2017 ARH Note has no stated interest rate or maturity date and is convertible into shares of Common Stock of Muscle Maker at a conversion price of $0.40 per share at a time to be determined by the lender.

On March 14, 2017, American Restaurant Holdings elected to convert: (a) the 2015 ARH Note in the principal amount of $1,082,620 into 2,165,240 shares of Common Stock of Muscle Maker at a conversion price of $0.50 per share; (b) the 2016 ARH Note in the principal amount of $2,621,842 into 6,554,604 shares of Common Stock of Muscle Maker at a conversion price of $0.40 per share; and (c) the 2017 ARH Note in the principal amount of $980,949 into 2,452,373 shares of Common Stock of Muscle Maker at a conversion price of $0.40 per share.

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Issuances of Warrants

The Company issued the following warrants to purchase an aggregate of 3,827,442 shares of Common Stock of Muscle Maker: (a) a 5-year warrant to Dean Miles to purchase 625,000 shares of Common Stock of Muscle Maker at an exercise price of $0.75 per share, in connection with two private placements to Mr. Miles in 2015; (b) a 3-year warrant to American Restaurant Holdings to purchase of 2,294,112 shares of Common Stock of Muscle Maker at an exercise price of $1.00 per share, in connection with the exchange of advances for the 2016 ARH Note in 2016; (c) a 3-year warrant to American Restaurant Holdings to purchase of 858,330 shares of Common Stock of Muscle Maker at an exercise price of $1.00 per share, in connection with the exchange of advances for the 2017 ARH Note in 2017; and (d) a 3-year warrant to Prashant Shah to purchase of 50,000 shares of Common Stock of Muscle Maker at an exercise price of $1.00 per share.

Anticipated Exchange of Shares of Common Stock for Units of Muscle Maker Brands

Pursuant to the terms of the Unit Purchase Agreement, Muscle Maker anticipates engaging in a share exchange with the MMF Members prior to the Offering, pursuant to which Muscle Maker will issue an aggregate of 14,475,676 shares of its common stock to the MMF Members in exchange for the 2,600 membership units of Muscle Maker Brands owned by the MMF Members which were initially recorded at $1,466,541, representing 26% ownership interest in Muscle Maker Brands, in a tax-free exchange (“Anticipated Exchange”). As a result of this Anticipated Exchange, Muscle Maker Brands will become a wholly owned subsidiary of Muscle Maker. Pursuant to the terms of the Operating Agreement of Muscle Maker Brands, Muscle Maker operates and controls all of the business and affairs of Muscle Maker Brands and, through Muscle Maker Brands and its subsidiaries, conducts our business. Muscle Maker consolidates the financial results of Muscle Maker Brands in its consolidated financial statements.

Anticipated Grant of Shares of Common Stock to Employees and Consultants

Muscle Maker anticipates granting 1,115,000 shares of its common stock to its employees and consultants prior to this Offering.

Corporate Structure

The diagram below depicts our organizational structure after this Offering:

This diagram assumes that (1) an aggregate of 14,475,676 shares of Common Stock have been issued by Muscle Maker to the MMF Members in exchange for their membership units of Muscle Maker Brands prior to this Offering and (2) an aggregate of 1,115,000 shares of Common Stock have been granted by Muscle Maker to employees and consultants of Muscle Maker prior to this Offering.

Growth Strategies and Outlook

We plan to pursue the following strategies to continue to grow our revenues and profits.

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Continue to Open New Company-Operated and Franchised Restaurants. We believe we are in the early stages of our growth story. We had 48 system wide restaurants in ten states as of June 30, 2016, including franchised locations. In fiscal 2015, we opened one company-operated restaurants and seven franchised restaurants. For the year ended December 31, 2016, we opened six new company-operated and four new franchised restaurants. In 2017, we intend to open between 15 and 20 new company-operated and 15 new franchised restaurants, including military bases, across Arizona, California, Florida, Georgia, Illinois, Louisiana, Kansas, Massachusetts, Nebraska, New Jersey, New York, Nevada, North Carolina, Pennsylvania, Texas, Washington and Internationally. Over the long-term, we plan to continue growing the number of Muscle Maker Grill system-wide restaurants by approximately 30% to 50% annually, while maintaining a similar proportion of company-operated and franchised units. However, these growth rates cannot be guaranteed.

Drive Comparable Restaurant Sales. We plan to continue delivering comparable restaurant sales growth by attracting new customers through expanding our brand awareness with new restaurant openings and marketing efforts, increasing existing customer frequency by providing an enhanced service experience and continuing to grow across each of our dayparts.

Continue to Enhance Profitability. We focus on improving our profitability while also investing in personnel and infrastructure to support our future growth. We will seek to further enhance margins over the long-term by maintaining fiscal discipline and leveraging fixed costs.

Key Measures We Use to Evaluate Our Performance

To evaluate the performance of our business, we utilize a variety of financial and performance measures. These key measures include company restaurant revenues, franchise royalty and other franchise revenues, system-wide AUVs, comparable restaurant sales, new restaurant openings and net income.

Franchise Royalty and Other Franchise Revenues

Franchise restaurant revenues consist of royalty income, including franchise royalty, and other franchise revenues, including initial and renewal franchise fees.

Company-Operated Restaurant Revenue

Company-operated restaurant revenue consists of sales of food and beverages in company-operated restaurants net of promotional allowances, employee meals and other discounts. Company restaurant revenues in a period are influenced by several factors, including the number of operating days in such period, the number of open restaurants and comparable restaurant sales growth. While we expect the majority of our total revenue growth will be driven by franchised restaurants, our company-operated restaurants and growth in revenues from company-operated restaurants remain an important part of our financial success.

Seasonal factors and the timing of holidays cause our revenue to fluctuate from quarter to quarter. Our revenue per restaurant is typically lower in the fourth quarter due to reduced December traffic and higher traffic in the first, second, and third quarters. As a result of seasonality, our quarterly and annual results of operations and key performance indicators such as company restaurant revenue and comparable restaurant sales may fluctuate.

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System-wide Average Unit Volumes

We measure system-wide, franchised and company-operated average unit volumes, or AUVs, on a fiscal year basis. Annual AUVs are calculated using the following methodology: first, we determine the restaurants that have been open for a full 15-month period; and second, we calculate the revenues for these restaurants and divide by the number of restaurants in that base to arrive at our AUV calculation.

Comparable Restaurant Sales

Comparable restaurant sales reflects the change in year-over-year sales for the comparable restaurant base. A restaurant enters our comparable restaurant base the first full day of the month after being open for 15-months using a mid-month convention. While we do not record franchised sales as revenues, our royalty revenues are calculated based on a percentage of franchised restaurant sales.

	Six-Months Ended	Fiscal Year Ended
	June 30, 2016	2015	2014
Comparable Restaurant Sales
Company-Operated	(4.9)%	1.3%	21.7%
Franchised	2.1%	2.3%	23.0%
Total System-wide	1.8%	2.3%	23.0%

New Restaurant Openings

The number of restaurant openings reflects the number of restaurants opened during a particular reporting period. Before we open new company-operated restaurants, we incur preopening costs. System-wide, some of our new restaurants open with an initial start-up period of higher than normal sales volume, which subsequently decreases to stabilized levels. New company-operated restaurants typically experience normal inefficiencies such as higher food and supplies, labor and other direct operating costs and, as a result, restaurant contribution margins are typically lower during the start-up period of operations. In addition, new restaurants typically have high occupancy costs compared to existing restaurants. When entering new markets, we may be exposed to longer start-up times and lower contribution margins than reflected in our average historical experience.

Restaurant openings, closures and refranchised

	Six Months Ended	Fiscal Year Ended
	June 30, 2016	2015	2014
Company-operated restaurant activity:
Beginning of period	2	1	1
Openings	3	1	0
Refranchised	0	0	0
Closures	0	0	0
Restaurants at end of period	5	2	1
Franchised restaurant activity:
Beginning of period	44	53	60
Openings	1	7	12
Refranchised	0	1	0
Closures	2	15	19
Restaurants at end of period	43	44	53
Total restaurant activity:
Beginning of period	46	54	61
Openings	4	8	12
Closures	2	16	19
Restaurants at end of period	48	46	54

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During the six-months ended June 30, 2016, we and our franchisees opened four restaurants of which three were company-operated and one was franchised. In fiscal 2015, we and our franchisees opened eight restaurants of which one was company-operated and seven were franchised. In fiscal 2014, we and our franchisees opened twelve restaurants of which none were company-operated and twelve were franchised. From time to time we and our franchisees may close or relocate restaurants. A relocation results in a closure and an opening.

During the six-months ended June 30, 2016, we closed no company-operated restaurants and our franchisees closed two restaurants, of which none were a relocation. For fiscal 2015, we closed no company-operated restaurants and our franchisees closed 15 restaurants, of which one was a relocation. For fiscal 2014, we closed no company-operated restaurants, and our franchisees closed 19 restaurants, of which none were a relocation.

Key Financial Definitions

Total Revenues

Our revenues are derived from two primary sources: company restaurant revenues and franchise revenues. Franchise revenues are comprised of franchise royalty revenues and, to a lesser extent, other franchise revenues which include initial and renewal franchisee fees.

Food and Beverage Costs

Food and beverage costs include the direct costs associated with food, beverage and packaging of our menu items at company-operated restaurants. The components of food and supplies are variable in nature, change with sales volume, are affected by menu mix and are subject to fluctuations in commodity costs.

Compensation Expense

Restaurant labor costs, including preopening labor, consist of company-operated restaurant-level management and hourly labor costs, including salaries, wages, payroll taxes, workers’ compensation expense, benefits and bonuses paid to our company-operated restaurant-level team members. Like other cost items, we expect restaurant labor costs at our company-operated restaurants to grow due to inflation and as our company restaurant revenues grows. Factors that influence labor costs include minimum wage and employer payroll tax legislation, health care costs and the performance of our restaurants. The Patient Protection and Affordable Care Act has increased health care costs for our restaurants since the beginning of its enactment in fiscal 2015.

Depreciation and Amortization

Depreciation and amortization primarily consists of the depreciation of property and equipment and amortization of intangible assets at the restaurant level.

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General and Administrative Expenses

General and administrative expenses include expenses associated with corporate and administrative functions that support our operations, including travel expense, stock-based compensation expense, legal and professional fees, training, and other corporate costs. We expect we will incur incremental general and administrative expenses as a result of this offering and as a public company. This expense item also includes all other company-operated restaurant-level operating expenses, such as repairs and maintenance, utilities, credit and debit card processing, occupancy expenses and other restaurant operating costs. In addition, our advertising costs are included in operating costs and are comprised of our company-operated restaurants’ portion of spending on all advertising which includes, but is not limited to, television, radio, social media, billboards, point-of-sale materials, sponsorships, and creation of media, such as commercials and marketing campaigns.

Interest Expense

Interest expense primarily consists of amortization of debt discounts on the 2015 ARH Note.

Income Taxes

Income taxes represent federal, state, and local current and deferred income tax expense.

Consolidated Results of Operations

Our financial statement presentation distinguishes a “Predecessor” for the periods prior to the Closing Date and a “Successor” for the periods following the Closing Date of the MMB Acquisition.

The operating results of the Company for the six months ended June 30, 2016, for the period from January 23, 2015 through December 31, 2015 and for the period from January 23, 2015 through June 30, 2015 are presented in the Successor period. The operating results of MMF and its subsidiary, MMF Colonia (“Colonia”) for the period from January 1, 2015 through January 22, 2015 and for the year ended December 31, 2014 are presented in the Predecessor period.

The Predecessor’s operations are substantially the same as the Successor’s operations. Therefore, for the purpose of comparing the results of our operations from period to period, we have combined the Predecessor results for the period from January 1, 2015 through January 22, 2015 with the Successor results for the period from January 23, 2015 through June 30, 2015 in order to present results for the six months ended June 30, 2015. In the same way, we have combined the Predecessor results for the period from January 1, 2015 through January 22, 2015 with the Successor results for the period from January 23, 2015 through December 31, 2015, in order to present results for the year ended December 31, 2015.

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The following table represents selected items in our consolidated statements of operations for the six months ended June 30, 2016 and 2015, and for the years ended December 31, 2015 and 2014, respectively:

		Combined	Combined
		Successor &	Successor &
	Successor	Predecessor	Predecessor	Predecessor
	For the Six Months Ended		For the Year Ended
	June 30,		December 31,
	2016	2015	2015	2014
Revenues:
Restaurant sales, net of discounts	$875,566	$480,196	$1,032,558	$754,957
Franchise royalty revenue	610,761	673,161	1,159,420	1,214,023
Franchise fees	24,000	144,062	299,000	505,992
Other revenues	407,213	206,324	633,845	505,905
Total Revenues	1,917,540	1,503,743	3,124,823	2,980,877

Operating Costs and Expenses:
Food and beverage costs	284,922	147,601	333,968	250,442
Depreciation and amortization	84,618	54,571	120,635	52,326
Compensation expense	1,223,780	622,346	1,571,094	769,964
General and administrative expenses	1,398,486	785,132	2,002,421	1,780,233
Total Operating Costs and Expenses	2,991,806	1,609,650	4,028,118	2,852,965
(Loss) Income from Operations	(1,074,266)	(105,907)	(903,295)	127,912

Other (Expense) Income:
Other income (expense)	315	(365)	(45)	7,922
Interest (expense) income, net	(66,035)	589	944	(2,927)
Total Other (Expense) Income	(65,720)	224	899	4,995

Net (Loss) Income Before Income Tax	(1,139,986)	(105,683)	(902,396)	132,907
Income tax provision	(63,641)	(54,991)	(119,245)	-
Net (Loss) Income	(1,203,627)	(160,674)	(1,021,641)	132,907
Net loss attributable to the non-controlling interests	(302,702)	(11,132)	(226,718)	-
Net (Loss) Income Attributable to Controlling Interest	$(900,925)	$(149,542)	$(794,923)	$132,907

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Six Months Ended June 30, 2016 (Successor) Compared with Six Months Ended June 30, 2015 (Combined Successor and Predecessor)

Revenues

We generated restaurant sales, net of discounts of $875,566 for the six months ended June 30, 2016 as compared to $480,196 for the six months ended June 30, 2015, representing an increase of $395,370, or 82%, resulting primarily from the increase in retail store revenues due to the addition of three Company-owned restaurants during the first half of 2016.

Franchise royalty revenue decreased from $673,161 for the six months ended June 30, 2015 to $610,761 for the six months ended June 30, 2016, representing a decrease of $62,400, or 9%, which is primarily the result of a decrease in the number of franchisee stores to forty-three compared to forty-eight in the prior period. Similarly, franchise fees decreased from $144,062 to $24,000 for the six months ended June 30, 2016, a decrease of $120,062, or 83%, primarily due to fewer franchises sold during the six months ended June 30, 2016 compared to the prior period.

Other revenues increased from $206,324 for the six months ended June 30, 2015 to $407,213 for the six months ended June 30, 2016, representing an increase of $200,889, or 97%. Other revenues included rebates received from certain food and beverage vendors of $172,005 and $206,324 during the six months ended June 30, 2016 and 2015, respectively, as well as revenues of $235,208 during the six months ended June 30, 2016 from sales of POS systems, cash registers, camera systems and technology services through our subsidiary, CTI. The decrease in rebate revenues of $34,319, or 17%, resulted primarily from a decrease in purchases by franchisees as compared to the prior period. The increase in revenues from technology sales and services during the six months ended June 30, 2016 was primarily the result of our acquisition of the 70% ownership of CTI on August 1, 2015.

Operating Costs and Expenses

Operating costs and expenses consist of food and beverage costs, depreciation and amortization expenses, compensation expense and general and administrative expenses.

Food and beverage costs increased by $137,321, or 93%, from $147,601 for the six months ended June 30, 2015 to $284,922 for the six months ended June 30, 2016. The increase was primarily related to the increase in restaurant sales resulting from the addition of three additional Company-owned restaurants during the first half of 2016.

Depreciation and amortization expense increased by $30,047, or 55%, from $54,571 for the six months ended June 30, 2015 to $84,618 for the six months ended June 30, 2016. The increase was primarily attributable to the purchase of fixed assets in connection with the opening of three new Company-owned restaurants during the six months ended June 30, 2016.

Compensation expense increased by $601,434, or 97%, from $622,346 for the six months ended June 30, 2015 to $1,223,780 for the six months ended June 30, 2016. The increase was primarily attributable to the increase in head count at the corporate level, as well as increased compensation expense resulting from the acquisition of CTI during the third quarter of 2015 and the addition of three additional Company-owned restaurants during the six months ended June 30, 2016.

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General and administrative expenses increased by $613,354, or 78%, from $785,132 for the six months ended June 30, 2015 to $1,398,486 for the six months ended June 30, 2016. The increase was primarily due to approximately (i) $284,000 of costs related to new company-owned restaurants, (ii) $103,000 of expenses incurred through our subsidiary, CTI, acquired on August 1, 2015, (iii) a $101,000 increase in legal and professional fees, (ii) $82,000 of costs related to travel, meetings and conferences, (iv) $58,000 of costs related to marketing and promotion and (v) $35,000 of rent and equipment expenses related to opening our corporate office in Houston, Texas. These increases were partially offset by an approximate $55,000 decrease in franchise promotion expenses as we began to shift our focus away from franchising and towards expanding our business through Company-owned stores.

Loss from Operations

Our loss from operations for the six months ended June 30, 2016, increased by $968,359, or 914%, to $1,074,266 for the six months ended June 30, 2016 as compared to $105,907 for the six months ended June 30, 2015, primarily due to increased operating costs and expenses, partially offset by an increase in revenues.

Other (Expense) Income

Other expense increased by $65,944 from other income of $224 for the six months ended June 30, 2015 to other expense of $65,720 for the six months ended June 30, 2016. The increase was primarily attributable to amortization of debt discount of approximately $67,000 in connection with the convertible note payable to a related party, partially offset by an increase in interest income.

Net Loss

Our net loss for the six months ended June 30, 2016 increased by $1,042,953, or 649%, to $1,203,627 as compared to $160,674 for the six months ended June 30, 2015, resulting primarily from an increase in operating expenses and an increase in income tax provision of $8,650, or 16%, to $63,641 for the six months ended June 30, 2016 as compared to $54,991 for the six months ended June 30, 2015, partially offset by an increase in revenues during the six months ended June 30, 2016. Our net loss attributable to the controlling interest was $900,925 and $149,542 for the six months ended June 30, 2016 and 2015, respectively.

Year Ended December 31, 2015 (Successor and Predecessor) Compared with Year Ended December 31, 2014 (Predecessor)

Revenues

We generated restaurant sales, net of discounts of $1,032,558 for the year ended December 31, 2015 as compared to $754,957 for the year ended December 31, 2014, representing an increase of $277,601, or 37%, which resulted primarily from the opening of a new Company-owned restaurant in Springfield, NJ (the “Springfield” restaurant) in May 2015.

Franchise royalty revenue decreased from $1,214,023 to $1,159,420, or 4%, during the year ended December 31, 2015, which is primarily a result of having fewer franchise locations in operation during 2015 as compared to 2014.

Franchise fees decreased from $505,992 during the year ended December 31, 2014 to $299,000 during the year ended December 31, 2015, a decrease of $206,992, or 41%. The decrease was primarily due to fewer franchises sold during the period.

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Other revenues increased from $505,905 for the year ended December 31, 2014 to $633,845 for the year ended December 31, 2015, an increase of $127,940, or 25%. Other revenues include rebates received from certain vendors of $405,697 and $505,905 during the years ended December 31, 2015 and 2014, respectively, as well as revenues of $228,148 during the year ended December 31, 2015 from sales of POS systems, cash registers, camera systems and technology services through our subsidiary, CTI. The decrease in rebate revenues of $100,208, or 20%, during the period resulted primarily from (i) an approximately $46,000 decrease in rebates related to the licensing of POS systems from an outside vendor, since POS systems were provided by CTI during the second half of 2015, and (ii) approximately a $54,000 decrease related to one-time rebates received during the year ended December 31, 2014. Revenues from technology sales and services are the result of our acquisition of 70% ownership of CTI on August 1, 2015.

Operating Costs and Expenses

Food and beverage costs increased by $83,526, or 33%, from $250,442 to $333,968 for the years ended December 31, 2014 and 2015, respectively, as a result of the increase in restaurant sales as described above.

Depreciation and amortization expense increased by $68,309, or 131%, from $52,326 to $120,635 for the years ended December 31, 2014 and 2015, respectively. The increase was primarily related to the amortization of the intangible associated with franchise agreements resulting from the acquisition of Muscle Maker Brands as well as the purchase of additional equipment for the Springfield restaurant which opened in May 2015.

Compensation expense increased by $801,130, or 104%, from $769,964 for the year ended December 31, 2014 to $1,571,094 for the year ended December 31, 2015. The increase was primarily attributable to headcount increases at the corporate level as well as compensation expense at the Springfield restaurant and at CTI.

General and administrative expenses increased by $222,188, or 12%, from $1,780,233 for the year ended December 31, 2014 to $2,002,421 for the year ended December 31, 2015. The increase in general and administrative expenses was primarily attributable to approximately $192,000 of 2015 CTI expenses and approximately $88,000 of 2015 expenses incurred at the Springfield restaurant, as well as an increase in corporate expenses, including (i) $196,000 related to meetings and travel, (ii) $150,000 related to marketing and promotion, (iii) $50,000 related to bad debt expense for the write-off of certain franchisee loans, (iv) $28,000 related to opening of our corporate office in Houston, Texas, as well as (v) other increases in office expenses, utilities and rent, totaling approximately $35,000, partially offset by a decrease in legal and professional fees of approximately $200,000 and a decrease in guaranteed payments to certain members of MMF of approximately $327,000.

(Loss) Income from Operations

Our loss from operations for the year ended December 31, 2015 was $903,295 as compared to income from operations of $127,912 for the year ended December 31, 2014. The increase was primarily attributable to increased operating costs and expenses, partially offset by an increase in revenues, as described above.

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Other Income (Expense)

Other income decreased by $4,096, or 82%, from $4,995 for the year ended December 31, 2014 to $899 for the year ended December 31, 2015.

Net (Loss) Income

Our net loss for the year ended December 31, 2015 was $1,021,641 as compared to net income of $132,907 for the year ended December 31, 2014, resulting from an increase in operating expenses and an increase in the income tax provision of $119,245 (there was no tax provision or benefit during 2014, since MMF was treated as a partnership for income tax purposes and therefore MMF’s earnings and losses were included in the income tax returns of its members.), partially offset by an increase in revenues. Net loss attributable to the controlling interest was $794,923 and $132,907 for the years ended December 31, 2015 and 2014, respectively. There was no non-controlling interest during the year ended December 31, 2014.

Liquidity and Capital Resources

Liquidity

We measure our liquidity in a number of ways, including the following:

	Successor		Predecessor
	June 30, 2016	December 31, 2015	December 31, 2014
Cash	$648,671	$409,563	$40,319
Working Capital Deficiency	$(355,734)	$(61,507)	$(910,941)

The convertible note payable to American Restaurant Holdings with a face value of $1,082,620 that is a non-current liability on our balance sheet as of June 30, 2016 was converted into equity on March 14, 2017. Subsequent to June 30, 2016, American Restaurant Holdings advanced $2,345,791 of additional funds to Muscle Maker that were exchanged for convertible notes payable and eventually were converted into equity on March 14, 2017.

We expect cash flows to improve as we continue to open additional stores and our brand continues to gain recognition.

Availability of Additional Funds

Based upon our working capital deficiency and accumulated deficit of $355,734 and $1,632,982, respectively, as of June 30, 2016, plus our use of $395,100 of cash in operating activities during the six months ended June 30, 2016, we require additional equity and/or debt financing to continue our operations. These conditions raise substantial doubt about our ability to continue as a going concern for at least one year from the date of this filing.

During the Successor period, our operations have primarily been funded through proceeds from American Restaurant Holdings in exchange for equity and debt. In fact, subsequent to June 30, 2016, we received an aggregate of $2,345,791 associated with the issuances of convertible promissory notes and warrants to our Parent. These notes were eventually converted into common stock. Although we believe that we have access to capital resources, there are no commitments in place for new financing as of the filing date of this Offering Circular and there can be no assurance that we will be able to obtain funds on commercially acceptable terms, if at all. We expect to have ongoing needs for working capital in order to (a) fund operations; plus (b) expand operations by opening additional corporate-owned restaurants. To that end, we may be required to raise additional funds through equity or debt financing. However, there can be no assurance that we will be successful in securing additional capital. If we are unsuccessful, we may need to (a) initiate cost reductions; (b) forego business development opportunities; (c) seek extensions of time to fund its liabilities, or (d) seek protection from creditors.

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Our consolidated financial statements included elsewhere in this Offering Circular have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplate our continuation as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the consolidated financial statements do not necessarily purport to represent realizable or settlement values. The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Sources and Uses of Cash for the Six Months Ended June 30, 2016 (Successor) and June 30, 2015 (Combined Successor and Predecessor)

For the six months ended June 30, 2016 and 2015, we used cash of $395,100 and $83,675 respectively, in operations. Our cash use for the six months ended June 30, 2016 was primarily attributable to our net loss of $1,203,627, adjusted for net non-cash income in the aggregate amount of $218,204, partially offset by $590,323 of net cash provided by changes in the levels of operating assets and liabilities. Our cash use for the six months June 30, 2015 was primarily attributable to our net loss of $160,674, adjusted for net non-cash expenses in the aggregate amount of $166,138, plus $89,139 of net cash used in changes in the levels of operating assets and liabilities.

During the six months ended June 30, 2016, cash used in investing activities was $614,692, which was used to purchase property and equipment of $552,267 and to issue loans to franchisees and a related party in the net amount of $62,425. Net cash used in investing activities was $3,604,726 during the six months ended June 30, 2015, of which, $48,402 was used to purchase property and equipment, $3,555,592 was paid in connection with the acquisition of Muscle Maker Brands, $12,000 was paid in connection with the acquisition of Springfield, partially offset by net collections of $11,088 associated with franchisee loan activities.

Net cash provided by financing activities for the six months ended June 30, 2016 was $1,248,900, of which, $1,257,000 was advances from Parent, partially offset by $8,100 of repayments of notes payable. Cash provided by financing activities for the six months ended June 30, 2015 was $3,811,437, of which, $3,645,000 was provided in connection with proceeds from the issuance of common stock to our Parent, $60,000 was provided in connection with issuance of common stock for cash, $112,437 was advances from our Parent, partially offset by the repayment of notes payable of $6,000.

Sources and Uses of Cash for the Year Ended December 31, 2015 (Combined Successor and Predecessor) and December 31, 2014 (Predecessor)

For the year ended December 31, 2015 and 2014, we used cash of $885,972 and $6,999, respectively, in operations. Our cash used for the year ended December 31, 2015 was primarily attributable to our net loss of $1,021,641, adjusted for net non-cash income in the aggregate amount of $300,956, plus $165,287 of net cash used to fund changes in the levels of operating assets and liabilities. Our cash used in operations for the year December 31, 2014 was primarily attributable to our net income of $132,907, adjusted for net non-cash expenses in the aggregate amount of $60,506, partially offset by $200,412 of net cash used to fund changes in the levels of operating assets and liabilities.

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During the year ended December 31, 2015, net cash used in investing activities was $3,829,655, of which, $61,520 was used to purchase property and equipment, $12,000 was paid in connection with the acquisition of Springfield, $70,000 was paid in connection with the acquisition of CTI, and $3,555,592 was paid in connection with the acquisition of Muscle Maker Brands, and $130,723 was used to fund net issuances of loans receivables. Net cash provided by investing activities was $33,054 during the year ended December 31, 2014, of which, $10,270 was used to purchase property and equipment and $38,309 was used in franchisee loan activities.

Net cash provided by financing activities for the year ended December 31, 2015 was $5,051,720, of which, $665,620 was provided by proceeds from the issuance of a convertible note payable to Parent, $3,645,000 of proceeds from the issuance of common stock to Parent, $810,000 of proceeds from the issuance of common stock and warrants for cash, partially offset by $68,900 of repayments of notes payable. Cash used in financing activities for the year ended December 31, 2014 was $163,812, which was related to the repayment of notes payable.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

We base our estimates on historical experience and on various assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.

Significant estimates include:

●	the fair value of assets acquired and liabilities assumed in a business combination;

●	the assessment of recoverability of long lived assets, including property and equipment, goodwill and intangible assets, income taxes and reserves;

●	the estimated useful lives of intangible and depreciable assets;

●	the recognition of revenue; and

●	the recognition, measurement and valuation of current and deferred income taxes.

Estimates and assumptions are periodically reviewed and the effects of any material revisions are reflected in the financial statements in the period that they are determined to be necessary. Actual results could differ from those estimates and assumptions.

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Intangible Assets

We account for recorded intangible assets in accordance with SFAS No. 142, ’‘Goodwill and Other Intangible Assets’’ (’’SFAS 142’’). In accordance with SFAS 142, the Company does not amortize intangible assets having indefinite useful lives. Our goodwill and trademarks are deemed to have indefinite lives, and accordingly are not amortized, but are evaluated for impairment at least annually, or more often whenever changes in facts and circumstances may indicate that the carrying value may not be recoverable.

Other intangible assets include franchise agreements and a non-compete agreement which are amortized on a straight-line basis over their estimated useful lives of 13 years and 5 years, respectively.

Impairment of Long Lived Assets

When circumstances, such as adverse market conditions, indicate that the carrying value of a long-lived asset may be impaired, we perform an analysis to review the recoverability of the asset’s carrying value, which includes estimating the undiscounted cash flows (excluding interest charges) from the expected future operations of the asset. These estimates consider factors such as expected future operating income, operating trends and prospects, as well as the effects of demand, competition and other factors. If the analysis indicates that the carrying value is not recoverable from future cash flows, an impairment loss is recognized to the extent that the carrying value exceeds the estimated fair value. Any impairment losses are recorded as operating expenses, which reduce net income.

Deferred Revenue

Deferred revenue consists of initial franchise fees received by us, for which the restaurant has not yet opened. We collect initial franchise fees when franchise agreements are signed and recognizes the initial franchise fees as revenue when the store is opened, which is when we have performed substantially all initial services required by the franchise agreement.

Revenue Recognition

In accordance with the Accounting Standard Codification Topic 605 “Revenue Recognition” (“ASC 605”), We recognizes revenue when the following four criteria are met: (1) delivery has occurred or services rendered; (2) persuasive evidence of an arrangement exists; (3) there are no continuing obligations to the customer; and (4) the collection of related accounts receivable is probable.

Restaurant Sales

Retail store revenue at our operated restaurants are recognized when payment is tendered at the point of sale, net of sales tax and other sales related taxes.

Royalties and Franchise Fees

Revenue principally consists of royalties and franchise fees. Royalties are based on a percentage of franchisee revenue. Initial franchise fees are recognized upon opening of a restaurant or granting of a new franchise term, which is when we performed substantially all material obligations and initial services required by the franchise agreement. We recognize renewal fees in income when a renewal agreement becomes effective.

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Other Revenues

We have supply agreements with certain food and beverage vendors. Pursuant to the terms of these agreements, rebates are provided to us based upon the dollar volume of purchases for all our owned and franchised restaurants from these vendors. Rebates are recorded as revenue during the period in which the related food and beverage purchases are made.

Through our subsidiary, CTI, we derive revenue from the sale of POS computer systems, cash registers and camera systems, and from the provision of related consulting and support services, which generally include implementation, installation and training services. We recognize revenue when persuasive evidence of an arrangement exists, delivery of the product or service has occurred, the fee is fixed or determinable and collectability is reasonably assured.

Income Taxes

We account for income taxes under Accounting Standards Codification (“ASC”) 740 Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities and net operating loss and credit carryforwards using enacted tax rates in effect for the year in which the differences are expected to impact taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

Tax benefits claimed or expected to be claimed on a tax return are recorded in our financial statements. A tax benefit from an uncertain tax position is only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution.

Our policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the consolidated statements of operations.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers,” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in ASC 605 - Revenue Recognition and most industry-specific guidance throughout the ASC. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASU 2014-09 should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application. To allow entities additional time to implement systems, gather data and resolve implementation questions, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, in August 2015, to defer the effective date of ASU No. 2014-09 for one year, which is fiscal years beginning after December 15, 2017. We are currently evaluating the impact of the adoption of ASU 2014-09 on our financial statements or disclosures. In addition, the FASB issued ASU 2016-08 in March 2016, to help provide interpretive clarifications on the new guidance in ASC Topic 606. We are currently evaluating the accounting, transition, and disclosure requirements of the standard to determine the impact, if any, on our consolidated financial statements.

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In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements – Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15 explicitly requires us to evaluate, at each annual or interim reporting period, whether there are conditions or events that exist which raise substantial doubt about an entity’s ability to continue as a going concern and to provide related disclosures. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and annual and interim periods thereafter, with early adoption permitted. The adoption of this standard did not have a material impact on our consolidated financial statement disclosures.

In July 2015, the FASB issued ASU No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory,” (“ASU 2015-11”). ASU 2015-11 amends the existing guidance to require that inventory should be measured at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured using last-in, first-out or the retail inventory method. ASU 2015-11 is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. We are currently evaluating the effects of ASU 2015–11 on our financial statements.

In November 2015, the FASB issued ASU No. 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes” (“ASU 2015-17”). The FASB issued ASU 2015-17 as part of its ongoing Simplification Initiative, with the objective of reducing complexity in accounting standards. The amendments in ASU 2015-17 require entities that present a classified balance sheet to classify all deferred tax liabilities and assets as a noncurrent amount. This guidance does not change the offsetting requirements for deferred tax liabilities and assets, which results in the presentation of one amount on the balance sheet. Additionally, the amendments in ASU 2015-17 align the deferred income tax presentation with the requirements in International Accounting Standards (IAS) 1, Presentation of Financial Statements. The amendments in ASU 2015-17 are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. We early adopted ASU 2015-17 and the adoption of ASU 2015-17 did not have a material impact on our consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases. ASU 2016-02 will also require new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. We are currently evaluating ASU 2016-02 and its impact on our consolidated financial statements.

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In March 2016, the FASB issued ASU No. 2016-08, “Revenue from Contracts with Customers - Principal versus Agent Considerations.” This update provides clarifying guidance regarding the application of ASU No. 2014-09 - Revenue From Contracts with Customers when another party, along with the reporting entity, is involved in providing a good or a service to a customer. In these circumstances, an entity is required to determine whether the nature of its promise is to provide that good or service to the customer (that is, the entity is a principal) or to arrange for the good or service to be provided to the customer by the other party (that is, the entity is an agent). The amendments in the Update clarify the implementation guidance on principal versus agent considerations. The update is effective, along with ASU 2014-09, for annual and interim periods beginning after December 15, 2017. The adoption of ASU 2016-08 is not expected to have a material impact on our consolidated financial statement or disclosures.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation (Topic 718)” (“ASU 2016-09”). ASU 2016-09 requires an entity to simplify several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016, with early adoption permitted. We are currently evaluating ASU 2016-09 and its impact on our consolidated financial statements or disclosures.

In April 2016, the FASB issued ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606) - Identifying Performance Obligations and Licensing.” ASU No. 2016-10 maintains the core principles of Topic 606 on revenue recognition, but clarifies identification of performance obligations and licensing implementation guidance. The amendments in ASU 2016-10 affect the guidance of ASU 2014-09 which is not yet effective. We are currently evaluating the effects, if any, that adoption of this guidance will have on our consolidated financial statements.

On May 9, 2016, the FASB issued ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2016-12”). ASU 2016-12 provides clarifying guidance in a few narrow areas and adds some practical expedients to the guidance. The effective date and transition requirements for this ASU are the same as the effective date and transition requirements for ASU 2014-09. We are evaluating the effect of ASU 2014-09, if any, on our financial statements.

In November 2016, the FASB issued ASU No. 2016-18, “Statement of Cash Flows (230) – Restricted Cash.” ASU No. 2016-18 requires an entity to include amounts described as restricted cash and restricted cash equivalents with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. It is effective for annual reporting periods beginning after December 15, 2018. The adoption of this standard is not expected to have a material impact on our financial position and results of operations.

In December 2016, the FASB issued ASU No. 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers.” ASU No. 2016-20 amends certain aspects of ASU No. 2014-09 and clarifies, rather than changes, the core revenue recognition principles in ASU No. 2014-09. It is effective for annual reporting periods beginning after December 15, 2018. The adoption of this standard is not expected to have a material impact on our financial position and results of operations.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on our financial statements upon adoption.

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Quantitative and Qualitative Disclosure about Market Risk

Inflation Risk

The primary inflationary factors affecting our operations are food and supplies, labor costs, energy costs and materials used in the construction of new company-operated restaurants. Increases in the minimum wage directly affect our labor costs and the PPACA will increase our health insurance costs beginning in fiscal 2015. Our leases require us to pay taxes, maintenance, repairs, insurance and utilities, all of which are generally subject to inflationary increases. Finally, the cost of constructing our restaurants is subject to inflationary increase in the costs of labor and material which results in higher rent expense on new restaurants.

Commodity Market Risk

We purchase certain products that are affected by commodity prices and are, therefore, subject to price volatility caused by weather, market conditions and other factors which are not considered predictable or within our control. Although these products are subject to changes in commodity prices, certain purchasing contracts or pricing arrangements contain risk management techniques designed to minimize price volatility. The purchasing contracts and pricing arrangements we use may result in unconditional purchase obligations, which are not reflected in our consolidated balance sheets. Typically, we use these types of purchasing techniques to control costs as an alternative to directly managing financial instruments to hedge commodity prices. In many cases, we believe we will be able to address material commodity cost increases by adjusting our menu pricing, promotional mix, or changing our product delivery strategy. However, increases in commodity prices, without adjustments to our menu prices, could increase food and supplies costs as a percentage of company restaurant revenues and customers may react negatively to increases in our menu prices which could adversely impact customer traffic and revenues.

Credit Risk

Credit risk relates to the risk of loss resulting from non-performance or non-payment by counterparties pursuant to the terms of their contractual obligations. Risks surrounding counterparty performance and credit could ultimately impact the amount and timing of expected cash flows.

Certain financial instruments potentially subject the company to a concentration of credit risk. These financial instruments consist primarily of cash and cash equivalents and accounts and vendor receivables. We place our cash and cash equivalents with high-credit, quality financial institutions. The balances in these accounts exceed the amounts insured by the Federal Deposit Insurance Corporation.

Concentration of credit risk with respect to receivables is primarily limited to franchisees, which are primarily located in the Northeastern United States. We continually evaluate and monitor the credit history of our franchisees and believe we have an adequate allowance for bad debts.

MANAGEMENT

Board of Directors and Executive Officers

Our directors hold office until their successors are elected and qualified, or until their deaths, resignations or removals. Our executive officers hold office at the pleasure of our board of directors, or until their deaths, resignations or removals.

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Our directors, executive officers and significant employees, their ages, positions held, and durations of such are as follows:

Name	Age	Positions Held	Entity	Initial Term of Office
Tim M. Betts	47	Chairman of the Board and Director	Muscle Maker, Inc	December 2014
		Chairman of the Board, Secretary and Manager	Muscle Maker Brands, LLC	December 2014

Robert E. Morgan	64	CEO, President, and Director	Muscle Maker, Inc.	October 2015
		CEO and President	Muscle Maker Brands, LLC	October 2015

Grady Metoyer	51	Chief Financial Officer	Muscle Maker, Inc.	March 2017
		Chief Financial Officer and Manager	Muscle Maker Brands, LLC	March 2017

Rodney C. Silva	44	Chief Culture Officer	Muscle Maker Brands, LLC	January 2015

Benjamin Ross	26	Vice President	Muscle Maker Brands, LLC	October 2015

Derek Bogner	36	Vice President of Franchise Operations	Muscle Maker Brands, LLC	January 2015

Aimee Infante	30	Vice President of Marketing	Muscle Maker Brands, LLC	February 2016

Mark Farmer	48	Vice President of Corporate Operations	Muscle Maker Brands, LLC	November 2016

Patrick J. Chiacchia	64	Director Non-Traditional Real Estate	Muscle Maker Brands, LLC	June 2015

Eric Goldberg	29	Manager of Franchise Development	Muscle Maker Brands, LLC	July 2015

Noel DeWinter	77	Director	Muscle Maker, Inc	February 2017

Merlin C. Spencer	79	Director	Muscle Maker, Inc	February 2017

A.B. Southall III	55	Director	Muscle Maker, Inc	February 2017

Paul L. Menchik	69	Director	Muscle Maker, Inc	February 2017

Executive Officers

Tim M. Betts. Mr. Betts has served as Chairman of the Board and a director of Muscle Maker, Inc since December 2014. From December 2014 through October 2015, he also served as the Chief Executive Officer, President, Chief Financial Officer and Secretary of Muscle Maker, Inc. Mr. Betts has also served as the Chairman of the Board and Secretary and the Manager of Muscle Maker Brands, LLC since December 2014. From December 2014 to October 2015, he was the President and Chief Executive Officer of Muscle Maker Brands, LLC. Since June 2012, Mr. Betts has served as the Chief Executive Officer and the President of and is the co-founder of American Restaurants Holdings, Inc. (“American Restaurant Holdings”), the direct parent company of American Restaurants, LLC, which formerly owned more than a 90% equity interest in Muscle Maker prior to the Spin-Off of Muscle Maker in March 2017. Mr. Betts has been instrumental in the acquisition of the current three brand portfolio of American Restaurant Holdings (including Fresca’s Mexican Grill, Canyon Fireside Grille, and Jojo’s Pizza Kitchen) and oversees the daily operations of American Restaurant Holdings.  With over 20 years of business/financial experience, he served as the Managing Director of Nobis Capital Advisors, Inc., a business advisory firm, from December 2008 to May 2012. From 2004 to 2008, Mr. Betts was the Director of Investment Banking for Westcap Securities, Inc., a licensed broker/dealer.  Prior to joining Westcap Securities, Mr. Betts was a Managing Director of CK Cooper and Company, a broker/dealer engaged in the oil and gas and technology markets.  Mr. Betts received his Masters in Business Administration from the University of LaVerne.

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Robert E. Morgan. Mr. Morgan has served as a director of Muscle Maker, Inc since October 2015. He has also served as the Chief Executive Officer and President of Muscle Maker Brands, LLC since October 2015. From December 2014 to October 2015, Mr. Morgan was Chief Operating Officer of Muscle Maker Brands, LLC. From November 2007 (the inception of Muscle Maker Grill as a franchised brand) to January 2015, he was the Chief Operating Officer of Muscle Maker Franchising, LLC. A 40-year veteran of the restaurant industry, he previously held positions at Pizza Hut/PepsiCo Corporation, was owner of Pizza Huts of Southwest Louisiana, Papa John’s Pizza locations in New England and Golden Corral franchises in Texas, Oklahoma and Kansas. His career achievements include supervising the site selections and construction of more than 250 new restaurants and 500 remodels, the creation and testing of new products and nationwide marketing campaigns, management of full-service and fast food operations, set numerous national sales and profit records, supervising and developing training for staff of 13,000 employees and being named the youngest vice president in Pizza Hut history. He also helped grow the Muscle Maker Grill brand from one to 50 locations - with others, including internationally, currently in development.

Grady Metoyer. Mr. Metoyer has served as the Chief Financial Officer of Muscle Maker, Inc. since March 2017. He has also served as Chief Financial Officer and Manager of Muscle Maker Brands, LLC since March 2017. From August 2015 to March 2017, M. Metoyer served as the CFO of Specialty Operations where he expanded his strategic advisory counseling role and further served as the Executive financial liaison to segment Presidents and the Sysco Executive team while maintaining financial oversight of seven separate Sysco owned subsidiaries. From August 2013 to August 2015, Mr. Metoyer served Vice President of Operations of Sysco’s Specialty operations. Reporting to the Senior Vice President, Mr. Metoyer served as a strategic consultant to the various business segments that made up over $10 billion in annual revenue. From March 2008 until August 2013, Mr. Metoyer served as Executive Vice President and Chief Financial Officer of Sysco’s wholly owned subsidiary The SYGMA Network, Inc. His primary responsibilities included but were not limited to operations, administrative and financial oversight of over $6 billion in annual revenue. From March 1999 through August 2007, Mr. Metoyer served as Vice President of finance and administration of FoodBrand LLC, a privately held food retailer specializing in multiple franchised concepts prior to joining Sysco. Mr. Metoyer brings a wealth of experience and knowledge in food and beverage retail and distribution sector. He is a skilled and qualified professional with a background in diverse aspects of financial stewardship, financial management, accounting, executive leadership, and operations management. His experience and knowledge to collaboratively develop, challenge, and motivate the Muscle Maker leadership team through complex issues while bringing the simplicity of utilizing holistic business lens to aid in the company’s strategic decision process. His educational background is based in finance and accounting. He graduated from Louisiana State University with a B.S. in Business Administration (accounting / finance focus) in August of 1988.

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Significant Employees

Rodney C. Silva. Mr. Silva has served as the Chief Culture Officer of Muscle Maker Brands, LLC since October 2015. From January 2015 to October 2015, he served as Director of Brand Development of Muscle Maker Brands, LLC. Mr. Silva is the Founder of the system of Muscle Maker Grill restaurants and owned and operated the original Muscle Maker Grill restaurant. He was the Chairman and the Managing Member of Muscle Maker Franchising, LLC (“Muscle Maker Franchising”) from Muscle Maker Franchsing’s formation in November 2007 to January 2015 when we became the franchisor of Muscle Maker Grill restaurants. From December 1995 through September 2010, Mr. Silva was President of Muscle Maker Nutrition Center, Inc., located in Colonia, New Jersey.

Benjamin Ross. Mr. Ross has served as the Vice President of Muscle Maker Brands, LLC since October 2015. From January 2015 through September 2015, Mr. Ross was the Director of Franchise Development of Muscle Maker Brands. From December 2013 to January 2015, Mr. Ross was Director of Franchise Development of Muscle Maker Franchising. From September 2012 to November 2013, he was Manager of Franchise Development of Muscle Maker Franchising. From May 2011 to September 2012, Mr. Ross was the Business Development Manager of Muscle Maker Franchising. Since October 2010, Mr. Ross has also been a realtor with Keller Williams Real Estate, Cherry Hill, New Jersey.

Derek Bogner. Mr. Bogner has served as the Director of Operations Franchise of Muscle Maker Brands, LLC since January 2015. From May 2013 to January 2015, Mr. Bogner was a District Manager of Muscle Maker Franchising. From April 2011 to May 2013 he was Assistant General Manager of Fox & Hound Restaurant Group in Edison, New Jersey. From January 2009 to April 2011 he worked in Business Development for Marsh & McLennan Companies, Inc. in Somerset, New Jersey.

Aimee Infante. Ms. Infante has been the Vice President of Marketing of Muscle Maker Brands since February 2016. From January 2015 through January, 2016, Ms. Infante served as our Director of Marketing of Muscle Maker Brands. Ms. Infante was Director of Marketing of Muscle Maker Franchising from October 2014 to January 2015. Ms. Infante was employed by Qdoba Mexican Grill in Denver, Colorado from November 2010 to April 2014, serving as Regional Marketing Specialist from November 2010 to October 2012 and Marketing Manager from October 2012 to April 2014.

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Mark Farmer. Mr. Farmer has served as Vice President of Corporation Operations of Muscle Maker Brands since October 2016. From October 2009 to August 2016, Mr. Farmer worked at LLIC (DBA Dairy Queen) where he served as Director of Operations. From October 2007 to October 2009, he owned Initium LLC (DBA Taco Factory) where he served as President and owner. From July 2007 to September 2007, Mr. Farmer worked at Steak N Shake where he served as Director of Operations. From July 1996 to July 2006, he worked at Sonic Restaurants Inc. (Sonic Corp) where he served as Senior Director of Operations. Mr. Farmer brings knowledge and experience in the restaurant industry, primarily QSR and fast casuals segments. Mr. Farmer has 20 plus years of experience in this industry working in multiple disciplines including Operations, Franchise Sales, Human Resources and Marketing. Mr. Farmer will bring knowledge and practical experience on establishing sustainable systems and routines that will allow the company to scale effectively and profitably. Additionally, his financial and operational experience will help to improve reporting, accountability and cost controls. His background in marketing and franchise sales can serve to provide support and advisement to those departments. Mr. Farmer is a graduate of the University of Oklahoma with a Bachelor of Arts in Psychology. May of 1993. Mr. Farmer is a graduate of Oklahoma City University with an M.B.A. in Finance in May of 2000.

Patrick J. Chiacchia. Mr. Chiacchia has been the Director Non-Traditional Real Estate of Muscle Maker Brands since June 2015. He was Senior Broker National Accounts for Corbett Restaurant Group in Boston, Massachusetts from May 2013 to May 2015. From May 2007 to October 2012, Mr. Chiacchia was Senior Vice President of Development of UFood Restaurant Group, Inc. in Newton, Massachusetts.

Eric Goldberg. Mr. Golderg has been the Manager of Franchise Development of Muscle Maker Brands since July 2015. From June 2014, through July 2015, Mr. Goldberg was the General Manager for the Trinity Hospitality Group in New Jersey. From February 2014 through June 2014, he was Assistant Maitre d and Banquet Manger for Landmark Hospitality in Warren, New Jersey. Prior to that, he served in the front of the house for Prigmore Corporation in New Brunswick, New Jersey.

Directors

Noel DeWinter. Mr. DeWinter has served as director of Muscle Maker, Inc since February 2017. Mr. DeWinter has over 40 years of both private and public accounting and finance experience within a number of different industries. Since January 2011, he has served as Chief Financial Officer of FileLife, a private developer of file protection and control system products. He was also the Chief Financial Officer of Apollo Medical Holdings from 2008 until 2010. Apollo Medical (AMEH) is a public healthcare company providing inpatient hospitalist services to various Southern California hospitals. Additional experience includes the Chief Financial Officer of Capital Pacific Homes and the same position at Wahlco Environmental Systems. Wahlco was an NYSE-listed public company during his tenure as Chief Financial Officer. Mr. DeWinter received his MBA from the University of Pennsylvania.

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Merlin C. Spencer. Mr. Spencer has served as director of Muscle Maker, Inc since February 2017. From 2012 to 2017, Mr. Spencer served as a consultant to staff at Waddell & Reed, an institutional investment firm. From 2000 to 2010, he advised the Sr. V.P. General Counsel of Great Plains Energy on merging legal departments with an acquisition, assisted CEO’s at electronic firms DCI and Elecsys plus served as “stand in CEO” at Pivot International and One Source Group to cut costs and increase profits. He served as Professor of Marketing and Strategy at 3 Universities, Chairman of the Board of 3 companies, Chairman of the Missouri Environmental Improvement Authority, and consultant to GE, GM, AT&T Long Lines and 5 Regional Bell Companies, Sprint, Mercedes Benz, Hitachi, two Generals in the US Army, Brookdale Senior Living, HCA, Weitz Construction, and as advisor to multiple other companies during his career. He signed over 900 million dollars of bonds and debt instruments while serving as Chairman of the Board and assisted in selling over 900 million dollars of retirement home developments while serving as director of marketing and strategy. His professional focus on management developed a 12-step process for accessing and improving performance in teams and organizations. The first application at Sprint produced a $15 million savings in 45 days and cumulative savings of over $118 million during an 18-month application. Mr. Spencer served as advisor to Bond Holders’ new owners, then was installed as Chairman of the Board during negotiations on exist plans, financing and property management issued with the 34 retirement homes opened and operated by the Forum Group, Inc., a public company. He holds a BS from Iowa State University in 1960, MBA in 1961 and DBA in 1965 from Indiana University.

A.B. Southall III. Mr. Southall has served as director of Muscle Maker, Inc since February 2017. He has over 35 years of experience managing construction and land developing businesses. Since 1997 he has been the President of a Custom Home Building Company, in addition to 20 years as President of a 189 boat slip marina complex. His involvement in the marina business led him to co-founding a local Waterway Association, where he has been on the board since it’s inception. He has diversely invested across multiple sectors including private placements, oil & gas, real estate, restaurant businesses and commodities. Mr. Southall is an advocate of a healthy approach to the food industry and the restaurant business.

Paul L. Menchik. Mr. Menchik has served as director of Muscle Maker, Inc since February 2017. Since 1986, Mr. Menchik has been Professor of Economics at Michigan State University where he has been Department chairperson and Director of Graduate Programs. He has served as Senior Economist for Economic Policy for the White House Office of Management and Budget (where among other matters he worked on Social Security solvency issues) and served as Visiting Scholar at the Tax Analysis Division of the Congressional Budget Office. Menchik has also been on the faculty of Rutgers University and the University of Wisconsin, and has served as visiting faculty at University of Pennsylvania, London School of Economics, University College London, and Victoria University in Wellington New Zealand. Over the years he has advised three state governments and five US government agencies. He holds a Ph.D. from the Wharton School of Finance and Commerce at the University of Pennsylvania. He has over 40 publications including a book on household and family economics, made over 85 paper presentations at other universities and conferences around the world and has refereed for over 20 academic journals and is currently a member of the editorial board for the Journal of Income Distribution. He is a member of Who’s Who in Economics and Who’s Who in America.

Corporate Governance

Director Qualifications

Tim M. Betts – Our board believes that Mr. Betts’s qualifications to serve on our board include his deep understanding of the restaurant/franchise industry as well as his vast experience in business and financial matters.

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Robert E. Morgan – Our board believes that Mr. Morgan’s qualifications to serve on our board include his extensive experience in the restaurant/franchise industry and related business and financial matters.

Noel DeWinter – Our board believes that Mr. DeWinter’s qualifications to serve on our board include extensive experience in financial and accounting matters.

Merlin C. Spencer – Our board believes that Mr. Spencer’s qualifications to serve on our board include extensive experience in management, marketing, and strategizing.

A.B. Southall III – Our board believes that Mr. Southall’s qualifications to serve on our board include vast business and financial experience with real estate and restaurants.

Paul L. Menchik – Our board believes that Mr. Menchik’s qualifications to serve on our board include extensive experience in economic and financial matters.

Board of Directors and Board Committees

Upon the registration of our common stock under the Exchange Act following the completion of this offering, we intend to apply to list our common stock on the NYSE MKT or the NASDAQ Capital Market (“NASDAQ”). In order to list our common stock on the NYSE MKT or the NASDAQ (each, an “Exchange”), we are required to comply with the NYSE MKT or the NASDAQ standards, whichever is applicable, relating to corporate governance, requiring, among other things, that:

●          A majority of our Board of Directors to consist of “independent directors” as defined by the applicable rules and regulations of the applicable Exchange. Our Board of Directors has affirmatively determined that Messrs. DeWinter, Spencer, Southall, and Menchik are independent directors and Messrs. Betts and Morgan are non-independent directors;

●          The compensation of our executive officers to be determined, or recommended to the Board of Directors for determination, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a Compensation Committee comprised solely of independent directors;

●          That director nominees to be selected, or recommended to the Board of Directors for selection, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a nomination committee comprised solely of independent directors; and

●          Establishment of an audit committee with at least three independent directors as well as composed entirely of independent directors. As a result, we must have at least one independent director on our audit committee at the time of listing on the Exchange, at least two independent directors within 90 days of listing on the Exchange and at least three independent directors within one year of listing on the Exchange, where at least one of the independent directors qualifies as an audit committee financial expert under SEC rules and as a financially sophisticated audit committee member under the applicable Exchange rules. The board has determined that Mr. DeWinter qualifies as an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K, as promulgated by the SEC.

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If we are not approved for listing on either Exchange, we intend to apply for quotation of our common stock on the OTCQX Marketplace of the OTC Markets by having a market maker file an application with FINRA for our common stock to be eligible for trading on the OTCQX Marketplace of the OTC Markets. We are not required to comply with the corporate governance rules of an Exchange, and instead may comply with less stringent corporate governance standards while listed on the OTCQX. The OTCQX does not require any of its members to establish any committees comprised of members of our board of directors, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. Instead, the functions of those committees may be undertaken by the board of directors as a whole. Upon quotation of our common stock on the OTCQX, our securities would not be quoted on an exchange that has requirements that a majority of our board members be independent and we would not otherwise be subject to any law, rule or regulation requiring that all or any portion of our board of directors include “independent” directors, nor are we currently required to establish or maintain an Audit Committee or other committee of our board of directors. Although we may comply with less stringent corporate governance standards while listed on the OTCQX, we have elected to voluntarily comply with the corporate governance rules of the NASDAQ.

Board Leadership Structure and Board’s Role in Risk Oversight

Tim Betts is the Chairman of the Board. The Chairman has authority, among other things, to preside over Board meetings and set the agenda for Board meetings. Accordingly, the Chairman has substantial ability to shape the work of our Board. We currently believe that separation of the roles of Chairman (Tim Betts) and Chief Executive Officer (Robert Morgan) ensures appropriate oversight by the Board of our business and affairs. However, no single leadership model is right for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, the Board may periodically review its leadership structure. In addition, following the completion of the offering, the Board will hold executive sessions in which only independent directors are present.

Our Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Our principal source of risk falls into two categories, financial and product commercialization. The audit committee oversees management of financial risks; our Board regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The Board regularly reviews plans, results and potential risks related to our system-wide restaurant growth, brand awareness and menu offerings. Our Compensation Committee is expected to oversee risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.

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Committees of the Board of Directors

The Board of Directors has already established an audit committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”) and a Nominating and Corporate Governance Committee (“Governance Committee”). The composition and function of each committee are described below.

Audit Committee

The Audit Committee has three members that are independent directors, including Messrs. DeWinter, Spencer and Menchik. Mr. DeWinter serves as the chairman of the Audit Committee and satisfies the definition of “audit committee financial expert”. Our Audit Committee has adopted a written charter, and upon the completion of this offering, a copy of this charter will be posted on the Corporate Governance section of our website, at www.musclemakergrill.com.

Our audit committee is authorized to:

●	approve and retain the independent auditors to conduct the annual audit of our financial statements;

●	review the proposed scope and results of the audit;

●	review and pre-approve audit and non-audit fees and services;

●	review accounting and financial controls with the independent auditors and our financial and accounting staff;

●	review and approve transactions between us and our directors, officers and affiliates;

●	recognize and prevent prohibited non-audit services; and

●	establish procedures for complaints received by us regarding accounting matters; oversee internal audit functions, if any.

Compensation Committee

The Compensation Committee has three members that are independent directors, including Messrs. Spencer, DeWinter and Southall. Mr. Spencer serves as the chairman of the Compensation Committee. Our Compensation Committee has adopted a written charter, and upon the completion of this offering, a copy of this charter will be posted on the Corporate Governance section of our website, at www.musclemakergrill.com.

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Our Compensation Committee is authorized to:

●	review and determine the compensation arrangements for management;

●	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

●	administer our stock incentive and purchase plans;

●	oversee the evaluation of the Board of Directors and management; and

●	review the independence of any compensation advisers.

Nominating and Corporate Governance Committee

The Governance Committee has three members that are independent directors, including Messrs. Menchik, Spencer and DeWinter. Mr. Menchik serves as the chairman of the Governance Committee. Our Governance Committee has adopted a written charter, and upon the completion of this offering, a copy of this charter will be posted on the Corporate Governance section of our website, at www.musclemakergrill.com.

The functions of our Governance Committee, among other things, include:

●	identifying individuals qualified to become board members and recommending director;

●	nominees and board members for committee membership;

●	developing and recommending to our board corporate governance guidelines;

●	review and determine the compensation arrangements for directors; and

●	overseeing the evaluation of our board of directors and its committees and management.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee, at any time, has been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers on our Board of Directors or Compensation Committee. For a description of transactions between us and members of our Compensation Committee and affiliates of such members, please see “Certain Relationships and Related Party Transactions”.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Prior to the completion of the offering, the code of business conduct and ethics will be available at our website at www.musclemakergrill.com. We expect that any amendments to the code, or any waivers of its requirement, will be disclosed on our website.

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EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in the past two fiscal years for each of our executive officers. For definitional purposes, these individuals are sometimes referred to as the “named executive officers”, or “NEOs”.

Summary Compensation Table

The following table provides information regarding the compensation paid during our fiscal years ended December 31, 2015 and December 31, 2014 to our chief executive officer (principal executive officer), our Chairman of the Board (former principal executive officer), our chief financial officer (principal financial officer), and Chief Cultural Officer. We refer to these individuals as our named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Award(5)	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation(6)	Total
Robert E. Morgan(1) Chief Executive Officer, President, and Director of Muscle Maker, Inc (principal executive officer of Muscle Maker, Inc)	2015	$270,000	$0	$0	$0	$0	$0	$64,800	$334,800
Chief Executive Officer and President of Muscle Maker Brands, LLC	2014	$0	$0	$0	$0	$0	$0	$0	$0

Timothy M. Betts(2) Chairman of the Board and Director of Muscle Maker, Inc (former principal executive officer and principal financial officer of Muscle Maker, Inc)	2015	$0	$0	$0	$0	$0	$0	$0	$0
Chairman of the Board of Muscle Maker Brands, LLC	2014	$0	$0	$0	$0	$0	$0	$0	$0

Rodney C. Silva(3) Chief Culture Officer of Muscle Maker Brands, LLC	2015	$150,000	$0	$28,000	$0	$0	$0	$28,800	$206,800
	2014	$0	$0	$0	$0	$0	$0	$0	$0

Grady Metoyer(4)
Chief Financial Officer of Muscle Maker, Inc (principal financial officer of Muscle Maker, Inc)	2015	$0	$0	$0	$0	$0	$0	$0	$0
Chief Financial Officer and Manager of Muscle Maker Brands, LLC	2014	$0	$0	$0	$0	$0	$0	$0	$0

(1) Since October 2015, Mr. Morgan has served as (i) the Chief Executive Officer and President of Muscle Maker and (ii) the Chief Executive Officer and President of Muscle Maker Brands. From December 2014 to October 2015, Mr. Morgan served as the Chief Operating Officer of Muscle Maker Brands.

(2) Since December 2014, Mr. Betts has served as (i) the Chairman of the Board of Muscle Maker and (ii) the Chairman of the Board, Secretary and a Manager of Muscle Maker Brands. From December 2014 to October 2015, Mr. Betts served as (i) the Chief Executive Officer, President, Chief Financial Officer, and Secretary of Muscle Maker and (ii) Chief Executive Officer and President of Muscle Maker Brands.

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(3) Since January, 2015, Mr. Silva has served as the Chief Culture Officer of Muscle Maker Brands. From January 2015 to October, 2015, Mr. Silva served as the Director of Brand Development of Muscle Maker Brands.

(4) Since March 2017, Mr. Metoyer has served as the Chief Financial Officer of Muscle Maker and Muscle Maker Brands.

(5) On January 23, 2016, Muscle Maker issued 200,000 shares to Mr. Silva as consideration for Mr. Silva entering into a former employment agreement with its subsidiary, Muscle Maker Brands. The value of the shares issued were $0.14 per share (or $28,00 in the aggregate).

(6) For Messrs. Morgan and Silva includes the following perquisites and benefits:

●	Housing Allowance: For 2015, $3,000 per month ($36,000 per year) for Mr. Morgan and $0 for Mr. Silva and for 2014, $0 for Mr. Morgan and $0 for Mr. Silva.

●	Healthcare Allowance: For 2015, $2,000 per month ($24,000 per year) for Mr. Morgan and $2,000 ($24,000 per year) per month for Mr. Silva; and for 2014, $0 for Mr. Morgan and $0 for Mr. Silva.

●	Auto Allowance: For 2015, $400 per month ($4,800 per year) for Mr. Morgan and $400 per month ($4,800 per year) for Mr. Silva; and for 2014, $0 for Mr. Morgan and $0 for Mr. Silva.

Employment Agreements

Neither Muscle Maker nor Muscle Maker Brands has entered into employment agreements with any of the named executive officers, except with Robert Morgan and Rod Silva. These employment agreements have expired on January 23, 2017.

On January 23, 2015, Muscle Maker Brands entered into an employment agreement (the “COO Agreement”) with Robert Morgan, its then Chief Operations Officer (the “COO”). The COO Agreement provided for a base salary of $22,500 per month and performance based bonuses, as well as standard employee insurance and other benefits as defined in the COO Agreement. The COO Agreement expired on January 23, 2017.

On January 23, 2015, Muscle Maker Brands entered into an employment agreement (the “DBD Agreement”) with Rod Silva, its then Director of Brand Development (the “DBD”). The DBD Agreement provided for a base salary of $12,500 per month and performance based bonuses, as well as standard employee insurance and other benefits as defined in the DBD Agreement. Upon the execution of the DBD Agreement, the DBD received 200,000 shares of immediately vested Company common stock valued at $0.14 per share or $28,000. The DBD Agreement expired on January 23, 2017.

Neither Muscle Maker nor Muscle Maker Brands has entered into a new employment agreement with either of them since the expiration of their respective employment agreements.

Elements of Compensation

None of our named executive officers, except for Messrs. Morgan and Silva, was compensated in 2015 or 2014 by us or Muscle Maker Brands. Messrs. Morgan and Silva were provided with the following primary elements of compensation in 2015 and 2014:

Base Salary

Messrs. Morgan and Silva received a fixed base salary in an amount determined in accordance with his then employment agreement with Muscle Maker Brands, and based on a number of factors, including:

●	The nature, responsibilities and duties of the officer’s position;

●	The officer’s expertise, demonstrated leadership ability and prior performance;

●	The officer’s salary history and total compensation, including annual cash bonuses and long-term incentive compensation; and

●	The competitiveness of the market for the officer’s services.

Messrs. Morgan’s and Silva’s base salary for 2015 and 2014 is listed in “—Summary Compensation Table.”

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Stock Award

In fiscal 2015, we issued 200,000 shares of our common stock to Rod Silva as consideration for Mr. Silva entering into his then employment agreement with our subsidiary, Muscle Maker Brands

Other Benefits

In 2015, Mr. Morgan, our President, and Mr. Silva, our Chief Cultural Officer, were provided with certain limited fringe benefits that we believe are commonly provided to similarly situated executives in the market in which we compete for talent and therefore are important to our ability to attract and retain top-level executive management. These benefits include (a) healthcare allowance and auto allowance for both Messrs. Morgan and Silva and (b) housing allowance for Mr. Morgan. The amounts paid to Messrs. Morgan and Silva in 2015 in respect of these benefits is reflected above in the “—Summary Compensation Table” section under the “All Other Compensation” heading.

Compensation Discussion and Analysis

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Compensation Plans

We have not adopted any compensation plan to provide for future compensation of any of our directors or executive officers.

Director Compensation

Historically, our directors have not received compensation for their service. Notwithstanding, at some point in the near future, we plan to adopt a new director compensation program pursuant to which each of our non-employee directors will receive some form of an annual retainer. At such point in time, our corporate governance committee will review and make recommendations to the board regarding compensation of directors, including equity-based plans. We will reimburse our non-employee directors for reasonable travel expenses incurred in attending board and committee meetings. We also intend to allow our non-employee directors to participate in any equity compensation plans that we adopt in the future.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executives or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

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Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-Term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock at March 30, 2017, as adjusted to reflect (i) the sale of 10,000,000 shares of our common stock in this offering, (ii) the issue of 14,475,676 shares of our common stock to the MMF Members in exchange for their membership units of Muscle Maker Brands, which exchange we assume will occur prior to the Offering, and (iii) the granting of 1,115,000 shares of our common stock to employees and consultants of Muscle Maker prior to the Offering, for:

●	each person known to us to be the beneficial owner of more than 5% of our common stock;

●	each named executive officer;

●	each of our directors; and

●	all of our executive officers and directors as a group.

Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of Muscle Maker, Inc, 2200 Space Park Drive, Suite 310, Houston, Texas 77058. We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 54,150,788 shares of our common stock outstanding as of March 30, 2017 plus (i) 14,475,676 shares of our common stock which we assumed were issued to the MMF Members in exchange for their membership units in Muscle Maker Brands prior to the Offering and (ii) 1,115,000 shares of our common stock which we assumed were granted to our employees and consultants prior to the Offering.

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In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or restricted stock units held by that person that are currently exercisable or exercisable within 60 days of March 30, 2017. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Shares Beneficially Owned Prior to the Offering	Percentage of Shares Beneficially Owned
		Before Offering (1)	After Offering (1)(2)
Name of Beneficial Owner
5% Stockholders:
P. John, LLC (1)	6,184,107	8.87%	7.76%
Membership, LLC (1)	5,567,568	7.98%	6.98%

Directors and Named Executive Officers:
Timothy M. Betts	4,158,609	5.96%	5.22%
Robert E. Morgan(1)	2,831,610	4.06%	3.55%
Grady Metoyer(1)	150,000	0.22%	0.19%
Rod Silva(1)	1,126,397	1.62%	1.41%
Noel DeWinter	318,500	0.46%	0.40%
Merlin C. Spencer	250,256	0.36%	0.31%
A.B. Southall, III	884,009	1.27%	1.11%
Paul L. Menchik	1,155,942	1.66%	1.45%
All named executive officers and directors as a group (8 persons)	10,875,323	15.59%	13.64%

(1)

Assumes (i) the issue of 14,475,676 shares of our common stock to MMF Members for their membership units of MMB prior to the Offering (“Anticipated Exchange Shares”) and (ii) the grant of 1,115,000 shares of our common stock to our employees and consultants prior to the Offering (“Anticipated Share Grants”). More specifically, we assume that (i) of the Anticipated Exchange Shares that 6,124,324 shares, 5,567,568 shares, and 2,783,784 shares of common stock will be issued to P. John, LLC, Membership, LLC, and Robert E. Morgan, respectively, prior to the Offering and (ii) of the Anticipated Share Grants that 25,000 shares, 150,000 shares and 150,000 shares of common stock will be issued to P. John, LLC, Grady Metoyer, and Rod Silva, respectively, prior to the Offering.

(2)	Assumes the sale of all 10,000,000 shares of our common stock in this offering.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Following this offering, pursuant to the written charter of our Audit Committee, the Audit Committee will be responsible for reviewing and approving, prior to our entry into any such transaction, all related party transactions and potential conflict of interest situations involving:

●	any of our directors, director nominees or executive officers;

●	any beneficial owner of more than 5% of our outstanding stock; and

●	any immediate family member of any of the foregoing.

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Our Audit Committee will review any financial transaction, arrangement or relationship that:

●	involves or will involve, directly or indirectly, any related party identified above and is in an amount greater than $0;

●	would cast doubt on the independence of a director;

●	would present the appearance of a conflict of interest between us and the related party; or

●	is otherwise prohibited by law, rule or regulation.

The Audit Committee will review each such transaction, arrangement or relationship to determine whether a related party has, has had or expects to have a direct or indirect material interest. Following its review, the Audit Committee will take such action as it deems necessary and appropriate under the circumstances, including approving, disapproving, ratifying, canceling or recommending to management how to proceed if it determines a related party has a direct or indirect material interest in a transaction, arrangement or relationship with us. Any member of the Audit Committee who is a related party with respect to a transaction under review will not be permitted to participate in the discussions or evaluations of the transaction; however, the Audit Committee member will provide all material information concerning the transaction to the Audit Committee. The Audit Committee will report its action with respect to any related party transaction to the board of directors.

Transactions with American Restaurants, LLC or American Restaurant Holdings, Inc.

On January 23, 2015, in connection with the acquisition of Muscle Maker Brands, we issued two promissory notes payable in the amount of $400,000 (“MM Note”) and $204,000 (“MMB Note”), respectively. MM Note includes interest imputed at the rate of 0.41% per annum and is payable in three installments with the final installment due eighteen months after the closing date of the Acquisition of Muscle Maker Brands. MMB Note was secured by the assets of Colonia, bore no stated interest and was due on March 9, 2015.

On January 23, 2015, Muscle Maker issued 40,500,000 shares of Common Stock to American Restaurant Holdings in exchange for cash of $3,645,000 and an obligation to repay an aggregate of $604,000 of principal due under MM Note and MMB Note.

On March 9, 2015, the American Restaurant Holdings repaid MMB Note in full. On July 21, 2015, January 23, 2016 and July 23, 2016, installments of $100,000, $150,000 and $150,000 were repaid on the balance of MM Note by the American Restaurant Holdings. As of July 23, 2016, there is no balance outstanding related to MM Note.

On December 31, 2015, we issued a promissory note in the amount of $1,082,620 to American Restaurant (the “2015 ARH Note”). The note bore note stated interest or maturity date, and was convertible into shares of Common Stock of Muscle Maker at a conversion price of $0.50 per share. On March 14, 2017, American Restaurant Holdings elected to convert the 2015 ARH Note in the principal amount of $1,082,620 into 2,165,240 shares of Common Stock of Muscle Maker at a conversion price of $0.50 per share.

During the period from January 1 through December 15, 2016, we received $2,621,842 of advances from the American Restaurant Holdings. The payable due to the American Restaurant Holdings as a result of these advances was exchanged for a convertible promissory note in the amount of $2,621,842 (the “2016 ARH Note”). The 2016 ARH Note had no stated interest rate or maturity date and was convertible into shares of the Common Stock of Muscle Maker at a conversion price of $0.40 per share at a time to be determined by the lender. The 2016 American Restaurant Holdings Note included a three-year warrant for the purchase of 2,294,112 shares of our common stock at an exercise price of $1.00 per share. On March 14, 2017, the American Restaurant Holdings elected to convert the 2016 ARH Note into 6,554,604 shares of Common Stock of Muscle Maker.

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During the period from December 31, 2016 through February 15, 2017, we received $980,949 of advances from the American Restaurant Holdings. The payable due to the American Restaurant Holdings as a result of these advances was exchanged for a convertible promissory note in the amount of $980,949 (the “2017 ARH Note”). The 2017 ARH Note had no stated interest rate or maturity date and was convertible into shares of Common Stock of Muscle Maker at a conversion price of $0.40 per share at a time to be determined by the lender. The 2017 ARH Note included a three-year warrant for the purchase of 858,330 shares of our common stock at an exercise price of $1.00 per share. On March 14, 2017, the American Restaurant Holdings elected to convert the 2017 ARH Note into 2,452,373 shares of our common stock.

Transactions with Officers and Executives of Muscle Maker

On December 22, 2014, Muscle Maker issued 100,000 shares of its common stock to the Chief Executive Officer of American Restaurant Holdings as founder shares for cash proceeds of $10.

On August 1, 2015, we entered into a consulting agreement (the “Consulting Agreement”) with an officer of Custom Technology, Inc, who is also a stockholder of CTI, (the “Consultant”). The Consulting Agreement has a term of five years, and automatically extends for successive one-year periods, unless either party provides written notice of termination at least 60 days prior to the end of the term. Pursuant to the terms of the agreement, the Consultant will receive a base fee of $11,667 per month. In connection with the agreement, we provided a $100,000 advance to the consultant, to be repaid in equal monthly installments of $1,667, over the term of the consulting agreement.

On January 24, 2015, we granted 200,000 shares of our common stock valued at $0.14 per share to our Director of Brand Development, in connection with his employment agreement. On January 24, 2015, we issued 428,571 shares of our common stock to the Director of Brand Development in exchange for cash proceeds of $0.14 per share, or $60,000.

We intend to enter into indemnification agreements with or have contractual obligations to provide indemnification to each of our directors and intend to enter into such agreements with certain of our executive officers. These agreements require us, among other things, to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our Board of Directors to the maximum extent allowed under California law.

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DESCRIPTION OF CAPITAL STOCK

We are offering 10,000,000 shares of Common Stock pursuant to this Offering Circular. The following description of our capital stock is based upon our articles of incorporation, as amended, our bylaws, as amended, and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation, as amended, and our bylaws, as amended, copies of which are filed with the SEC as exhibits to this Offering Circular.

Pursuant to our Articles of Incorporation filed with the California Secretary of State on December 8, 2014, our authorized capital stock consists of 100,000,000 shares of common stock, no par value per share. As of March 30, 2017, we had 54,150,788 shares of common stock issued and outstanding. We had 562 holders of record of our common stock as of March 30, 2017.

COMMON STOCK

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. The holders of common stock have cumulative voting rights with respect to the election of directors, which means that the shareholders have a number of votes equal to the number of shares held by each shareholder, multiplied by the number of directors to be elected. A shareholder can cast all of its votes in favor of one candidate, or distribute them among the directors to be elected, as the shareholder may decide. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.

Holders of the Company’s common stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

Cash Dividends

As of the date of this Offering Circular, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, the general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

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Anti-Takeover Effects of Certain Provisions of Our Bylaws

Provisions of our bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Calling of Special Meetings of Stockholders. Our bylaws provide that special meetings of the stockholders may be called only by the board of directors, chairman of the board, or by holders of shares entitled to cast not less than ten percent of the votes at the meeting.

Amendment of Bylaws. Our bylaws provide that our board of directors may amend or repeal the bylaws, or new bylaws may be adopted by the board of directors, at any time without stockholder approval. Allowing the board to amend our bylaws without stockholder approval enhances board control over our bylaws.

Indemnification of Directors and Officers

Section 317 of the California Corporations Code, or the California Code, authorizes a corporation to indemnify, subject to certain exceptions, any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, as the term “agent” is defined in section 317(a) of the California Code, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. A corporation is further authorized to indemnify, subject to certain exceptions, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

Section 204 of the California Code provides that a corporation’s articles of incorporation may not limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) under Section 310 of the California Code (concerning transactions between corporations and directors or corporations having interrelated directors) or (vii) under Section 316 of the California Code (concerning directors’ liability for distributions, loans, and guarantees).

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Section 204 further provides that a corporation’s articles of incorporation may not limit the liability of directors for any act or omission occurring prior to the date when the provision became effective or any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. Further, Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to a corporation’s shareholders for any violation of a director’s fiduciary duty to the corporation or its shareholders.

The Company’s Articles of Incorporation provide for the elimination of liability for its directors to the fullest extent permissible under California law and authorize it to provide indemnification to directors, officers, employees or other agents through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Code, subject only to the applicable limits with respect to actions for breach of duty to the Company and its shareholders. The Company’s Articles of Incorporation also provides that any repeal or modification of the indemnification provisions of the Articles of Incorporation by the shareholders of the Company shall have no adverse affect on any rights or protection of an agent of the Company existing at the time of such repeal or modification.

The Company’s Bylaws provide that it shall indemnify its directors and officers, employees and agents against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was its agent. The Company’s Bylaws also contain provisions expressing the intent that these bylaws provide indemnity in excess of that expressly permitted by Section 317 of the California Code to indemnify each of its employees and agents (other than directors and officers) against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was its agent.

The Company’s Bylaws further provide that it may advance expenses incurred in defending any proceeding for which indemnification is required or permitted, following authorization thereof by the board of directors, prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay that amount if it shall be determined ultimately that the indemnified person is not entitled to be indemnified as authorized by its Bylaws.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the SEC, such limitation or indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

Interwest Transfer Company, Inc. is the transfer agent and registrar for our common stock.

Interwest Transfer Company, Inc.’s address is at 1981 Murray Holladay Road, Suite 100, Salt Lake City, UT 84117 and its telephone number is (801) 292-9294.

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SHARES ELIGIBLE FOR FUTURE SALE

Shares Eligible for Future Sale

Prior to this offering, there has been no public market for our common stock, and we cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Nevertheless, sales of substantial amounts of our common stock, including shares issued upon exercise of outstanding options or warrants, or the perception that these sales could occur in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

Based on the number of shares of common stock outstanding as of March 30, 2017, upon the closing of this offering, 79,741,464 shares of common stock will be outstanding. Included in the number of shares of common stock outstanding are 14,475,676 shares of our common stock which we assume will be issued to MMF Members in exchange for their membership units of Muscle Maker Brands prior to this Offering.

All of the shares sold in this offering will be freely tradable unless purchased by our affiliates. The remaining 69,741,464 shares of common stock outstanding after this offering will be restricted as a result of securities laws or lock-up agreements as described below. Following the expiration of the lock-up period, all shares will be eligible for resale in compliance with Rule 144 or Rule 701 to the extent these shares have been released from any repurchase option that we may hold.

Rule 144

In general, under Rule 144 as currently in effect, any person who is or has been an affiliate of ours during the 90 days immediately preceding the sale and who has beneficially owned shares for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this Offering Circular, a number of shares that does not exceed the greater of:

●	1% of the then-outstanding shares of common stock, which will equal approximately 797,414 shares immediately after this offering; and

●	the average weekly trading volume during the four calendar weeks preceding the sale, subject to the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

A person who is not deemed to have been an affiliate of ours at any time during the 90 days immediately preceding the sale and who has beneficially owned his or her shares for at least six months is entitled to sell his or her shares under Rule 144 without regard to the limitations described above, subject only to the availability of current public information about us during the six months after the initial six-month holding period is met. After a non-affiliate has beneficially owned his or her shares for one year or more, he or she may freely sell his or her shares under Rule 144 without complying with any Rule 144 requirements.

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We are unable to estimate the number of shares that will be sold under Rule 144, since this will depend on the market price for our common stock, the personal circumstances of the sellers and other factors. Prior to the offering, there has been no public market for the common stock, and there can be no assurance that a significant public market for the common stock will develop or be sustained after the offering. Any future sale of substantial amounts of the common stock in the open market may adversely affect the market price of the common stock offered by this Offering Circular.

Rule 701

In general, under Rule 701 under the Securities Act, any of our employees, directors, consultants or advisors who purchased shares from us in connection with a qualified compensatory stock or option plan or other written agreement and in compliance with Rule 701, is eligible to resell those shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with the various restrictions, including the holding period, contained in Rule 144.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of certain United States federal income tax consequences generally applicable to the ownership and disposition of our common stock by a non-U.S. holder (as defined below) that purchases our common stock pursuant to this offering and holds such common stock as a “capital asset” within the meaning of the Code. This discussion is based on currently existing provisions of the Code, applicable United States Treasury regulations promulgated thereunder, judicial decisions, and rulings and pronouncements of the United States Internal Revenue Service (the “IRS”) all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or subject to different interpretation. This discussion does not address all the tax consequences that may be relevant to specific holders in light of their particular circumstances or to holders subject to special treatment under United States federal income tax laws (such as financial institutions, insurance companies, tax-exempt organizations, controlled foreign corporations, passive foreign investment companies, retirement plans, partnerships and their partners, dealers in securities, brokers, United States expatriates, persons who have acquired our common stock as compensation or otherwise in connection with the performance of services, or persons who have acquired our common stock as part of a straddle, hedge, conversion transaction or other integrated investment). This discussion does not address the state, local, or foreign tax or United States federal estate or alternative minimum tax consequences relating to the ownership and disposition of our common stock. Prospective investors should consult their tax advisors regarding the United States federal tax consequences of owning and disposing of our common stock, as well as the applicability and effect of any state, local or foreign tax laws.

As used in this discussion, the term “non-U.S. holder” refers to a beneficial owner of our common stock that is not, for United States federal income tax purposes, any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity or arrangement taxable as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia;

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●	any entity or arrangement treated as a partnership for United States federal income tax purposes;

●	an estate the income of which is subject to United States federal income tax regardless of its source; or

●	a trust (i) if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or (ii) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partnership that holds our common stock and any partner who owns an interest in such a partnership should consult their tax advisors regarding the United States federal income tax consequences of an investment in our common stock.

You should consult your tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership, and disposition of our common stock as well as the consequences to you arising under the laws of any other applicable taxing jurisdiction in light of your particular circumstances.

Distributions on Common Stock

Distribustions Common Stock

As discussed under “Dividend Policy” above, we do not currently expect to make distributions on our stock. If we do make a distribution of cash or other property (other than certain distributions of our stock or rights to acquire our stock) in respect of our common stock, the distribution generally will be treated as a dividend to the extent of our current or accumulated earnings and profits as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits will generally be treated first as a tax-free return of capital, on a share-by-share basis, to the extent of the non-U.S. holder’s tax basis in our common stock, and, to the extent such portion exceeds the non-U.S. holder’s tax basis in our common stock, the excess will be treated as gain from the disposition of the common stock, the tax treatment of which is discussed below under “—Sale, Exchange or Other Taxable Disposition.”

The gross amount of dividends paid to a non-U.S. holder with respect to our common stock generally will be subject to United States federal withholding tax at a rate of 30%, unless (i) an applicable income tax treaty reduces or eliminates such tax, and the non-U.S. holder certifies that it is eligible for the benefits of such treaty in the manner described below, or (ii) the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States) and the non-U.S. holder satisfies certain certification and disclosure requirements. In the latter case, generally, a non-U.S. holder will be subject to United States federal income tax with respect to such dividends on a net income basis at regular graduated United States federal income tax rates in the same manner as a United States person (as defined under the Code). Additionally, a non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

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A non-U.S. holder that wishes to claim the benefit of an applicable income tax treaty with respect to dividends on our common stock will be required to provide the applicable withholding agent with a valid IRS Form W-8BEN or W-8BEN-E (or other applicable form) and certify under penalties of perjury that such holder (i) is not a United States person (as defined under the Code) and (ii) is eligible for the benefits of such treaty, and the withholding agent must not have actual knowledge or reason to know that the certification is incorrect. This certification must be provided to the applicable withholding agent prior to the payment of dividends and may be required to be updated periodically. If our common stock is held through a non-United States partnership or non-United States intermediary, such partnership or intermediary will also be required to comply with additional certification requirements under applicable Treasury regulations. A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Prospective investors, and in particular prospective investors engaged in a United States trade or business, are urged to consult their tax advisors regarding the United States federal income tax consequences of owning our common stock.

Sale, Exchange, or Other Taxable Disposition

Generally, a non-U.S. holder will not be subject to United States federal income tax on gain realized upon the sale, exchange, or other taxable disposition of our common stock unless (i) the gain is effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), (ii) such non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange, or other taxable disposition and certain other conditions are satisfied, or (iii) we are or become a “United States real property holding corporation” (as defined in Section 897(c) of the Code) at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period for our common stock and either (a) our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale, exchange or other taxable disposition occurs, or (b) the non-U.S. holder owns (actually or constructively) more than five percent of our common stock at some time during the shorter of the five-year period ending on the date of disposition or such holder’s holding period for our common stock. Although there can be no assurances in this regard, we believe that we are not a United States real property holding corporation, and we do not expect to become a United States real property holding corporation.

Generally, gain described in clause (i) of the immediately preceding paragraph will be subject to tax on a net income basis at regular graduated United States federal income tax rates in the same manner as if the non-U.S. holder were a United States person (as defined under the Code). A non-U.S. holder that is a corporation may also be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. An individual non-U.S. holder described in clause (ii) of the immediately preceding paragraph will be required to pay (subject to applicable income tax treaties) a flat 30% tax on the gain derived from the sale, exchange, or other taxable disposition, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States.

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Foreign Account Tax Compliance Act

Withholding at a rate of 30% is required on dividends in respect of our common stock, and, after December 31, 2016 will be required on gross proceeds from the sale or other disposition of our common stock, in each case, held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the United States Treasury Department to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain United States persons and by certain non-United States entities that are wholly or partially owned by United States persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations, may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale or other disposition of, our common stock held by an investor that is a non-financial non-United States entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any substantial United States owners or (ii) provides certain information regarding the entity’s substantial United States owners. Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in our common stock.

ADDITIONAL REQUIREMENTS AND RESTRICTIONS

Broker-Dealer Requirements

Each of the participating broker-dealers, authorized registered representatives or any other person selling Offered Shares on our behalf is required to:

●	make every reasonable effort to determine that the purchase of Offered Shares is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor’s age, investment objectives, income, net worth, financial situation and other investments held by such investor; and

●	maintain, for at least six (6) years, records of the information used to determine that an investment in our Offered Shares is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer, authorized registered representative or other person selling Offered Shares on our behalf will, based on a review of the information provided by you, consider whether you:

●	meet the minimum suitability standards established by us and the investment limitations established under Regulation A;

●	can reasonably benefit from an investment in our Offered Shares based on your overall investment objectives and portfolio structure;

●	are able to bear the economic risk of the investment based on your overall financial situation; and

●	have an apparent understanding of:

●	the fundamental risks of an investment in the Offered Shares;

●	the risk that you may lose your entire investment;

●	the lack of liquidity of the Offered Shares;

●	the restrictions on transferability of the Offered Shares;

●	the background and qualifications of our management; and

●	our business.

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Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

●	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department;

●	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

●	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

●	a person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

●	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

ERISA CONSIDERATIONS

An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and restrictions imposed by Section 4975 of the Code. For these purposes the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

●	whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

●	whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and

●	whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment returns.

The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan.

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Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan.

In addition to considering whether the purchase of Offered Shares is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code.

The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

(1) the equity interests acquired by employee benefit plans are publicly offered securities - i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

(2) the entity is an “operating company”—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

(3) there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referred to above.

We do not intend to limit investment by benefit plan investors in us because we anticipate that we will qualify as an “operating company”. If the Department of Labor were to take the position that we are not an operating company and we had significant investment by benefit plans, then we may become subject to the regulatory restrictions of ERISA which would likely have a material adverse effect on our business and the value of our common stock.

Plan fiduciaries contemplating a purchase of Offered Shares should consult with their own counsel regarding the consequences under ERISA and the Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY OUR BOARD OF DIRECTORS OR ANY OTHER PARTY RELATED TO US THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN US IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

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LEGAL MATTERS

The validity of the securities offered by this Offering Circular will be passed upon for us by Legal & Compliance, LLC, 330 Clematis Street, Suite 217, West Palm Beach, Florida 33401.

EXPERTS

Our consolidated balance sheets as of December 31, 2015 and December 31, 2014 and the related consolidated statement of operations, changes in stockholders’ equity and cash flows for the period from January 23, 2015 through December 31, 2015 (the Successor period) and the period from January 1, 2015 through January 22, 2015 and for the year ended December 31, 2014 (the Predecessor periods) included in this Offering Circular have been audited by Marcum LLP independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

APPOINTMENT OF AUDITOR

On August 1, 2016, our board of directors appointed Marcum LLP as our independent registered public accounting firm. Marcum LLP audited our financial statements as of December 31, 2015 and 2014, and for the period from January 23, 2015 through December 31, 2015 (the Successor period) and the period from January 1, 2015 through January 22, 2015 and for the year ended December 31, 2014 (the Predecessor periods), which have been included in this Offering Circular. Prior to engaging Marcum LLP as our independent registered public accounting firm, we did not have an independent registered public accounting firm to audit our financial statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the Commission under Regulation A of the Securities Act with respect to the Common Stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the Commission, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. The Commission also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is www.sec.gov.

We also maintain a website at www.musclemakergrill.com. After the completion of this offering, you may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on our website is not a part of this Offering Circular and the inclusion of our website address in this Offering Circular is an inactive textual reference only.

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After the completion of this Tier II, Regulation A offering, we intend to become subject to the information and periodic reporting requirements of the Exchange Act. If we become subject to the reporting requirements of the Exchange Act, we will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and on the Commission’s website referred to above. Until we become or never become subject to the reporting requirements of the Exchange Act, we will furnish the following reports, statements, and tax information to each stockholder:

1.	Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the Commission’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

2.	Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending on the last Sunday of a calendar year, our board of directors will cause to be mailed or made available, by any reasonable means, to each Stockholder as of a date selected by the board of directors, an annual report containing financial statements of the Company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the board of directors. The board of directors shall be deemed to have made a report available to each stockholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by the Company and available for viewing by the stockholders.

3.	Tax Information. On or before January 31st of the year immediately following our fiscal year, which is currently January 1st through December 31st, we will send to each stockholder such tax information as shall be reasonably required for federal and state income tax reporting purposes.

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MUSCLE MAKER, INC.

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2015 and 2014

MUSCLE MAKER, INC. AND SUBSIDIARIES

CONTENTS

Page

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Financial Statements

Balance Sheets as of December 31, 2015 (Successor) and 2014 (Predecessor)	F-3

Statements of Operations for the period from January 23, 2015 through December 31, 2015 (Successor period), the period from January 1, 2015 through January 22, 2015, and the year ended December 31, 2014 (Predecessor periods)	F-4

Statements of Changes in Stockholders’ Equity / Members’ Deficit for the period from January 23, 2015 through December 31, 2015 (Successor period), the period from January 1, 2015 through January 22, 2015, and the year ended December 31, 2014 (Predecessor periods)	F-5

Statements of Cash Flows for the period from January 23, 2015 through December 31, 2015 (Successor period), the period from January 1, 2015 through January 22, 2015, and the year ended December 31, 2014 (Predecessor periods)

F-6

Notes to Consolidated Financial Statements	F-9

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders / Members

Muscle Maker, Inc. & Subsidiaries

We have audited the accompanying consolidated financial statements of Muscle Maker, Inc. and Subsidiaries (the “Company”), which consist of the consolidated balance sheets as of December 31, 2015 and 2014, and the related consolidated statements of operations, changes in stockholders’ equity / members’ deficit, and cash flows for the period from January 23, 2015 through December 31, 2015 (the Successor period) and the period from January 1, 2015 through January 22, 2015 and for the year ended December 31, 2014 (the Predecessor periods). These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Muscle Maker, Inc. and Subsidiaries, as of December 31, 2015 and 2014, and the related consolidated statements of operations, changes in stockholders’ equity / members’ deficit, and cash flows for the period from January 23, 2015 through December 31, 2015 (the Successor period) and the period from January 1, 2015 through January 22, 2015 and for the year ended December 31, 2014 (the Predecessor periods), in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has had recurring losses, and has a working capital and stockholders' deficit as of December 31, 2015. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum LLP

Marcum LLP

New York, NY

March 30, 2017

F-2

MUSCLE MAKER, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

	Successor	Predecessor
	December 31, 2015	December 31, 2014
Assets
Current Assets:
Cash	$409,563	$40,319
Restricted cash	189,715	78,027
Accounts receivable, net of allowance for doubtful accounts of $4,500 and $0 at December 31, 2015 and 2014, respectively	60,621	1,525
Inventory	14,199	8,599
Receivable from Parent, current portion	300,000	-
Current portion of loans receivable	67,755	22,143
Current portion of loans receivable from related parties	20,000	48,576
Prepaid expenses and other current assets	118,369	83,250
Total Current Assets
	1,180,222	282,439
Property and equipment, net	88,800	42,323
Goodwill	2,521,468	-
Intangible assets, net	3,813,494	-
Receivable from Parent - non current	329,907	-
Loans receivable - non current	30,603	17,821
Loan receivable from related party - non current	71,667	-
Security deposits and other assets	102,209	4,364
Total Assets	$8,138,370	$346,947
Liabilities and Stockholders' Equity / Members' (Deficit)
Current Liabilities:
Accounts payable and accrued expenses	$93,161	$17,328
Notes payable	308,100	376,912
Deferred revenue	646,501	718,501
Other current liabilities	193,967	80,639
Total Current Liabilities	1,241,729	1,193,380
Convertible note payable to Parent, net of debt discount of $216,524 at December 31, 2015	866,096	-
Deferred tax liability	119,245	-
Total Liabilities	2,227,070	1,193,380
Commitments and Contingencies
Stockholders' Equity / Members' (Deficit)
Members' deficit	-	(846,433)
Common stock, no par value, 100,000,000 shares authorized, 42,978,571 shares issued and outstanding	5,157,010	-
Additional paid-in capital	216,524	-
Accumulated deficit	(732,057)	-
Total Controlling Interest	4,641,477	(846,433)
Non-controlling interest	1,269,823	-
Total Stockholders' Equity / Members' (Deficit)	5,911,300	(846,433)
Total Liabilities and Stockholders' Equity / Members' (Deficit)	$8,138,370	$346,947

See Notes to the Consolidated Financial Statements

F-3

MUSCLE MAKER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Successor	Predecessor
	For the period	For the period	For the
	January 23, through	January 1, through	year ended
	December 31, 2015	January 22, 2015	December 31, 2014

Revenues:
Restaurant sales, net of discounts	$981,690	$50,868	$754,957
Franchise royalty revenue	1,096,583	62,837	1,214,023
Franchise fees	293,500	5,500	505,992
Other revenues	612,192	21,653	505,905
Total Revenues	2,983,965	140,858	2,980,877

Operating costs and expenses:
Food and beverage costs	317,780	16,188	250,442
Depreciation and amortization	117,272	3,363	52,326
Compensation expense	1,515,611	55,483	769,964
General and administrative expenses	1,872,670	129,751	1,780,233
Total operating costs and expenses	3,823,333	204,785	2,852,965
(Loss) Income from operations	(839,368)	(63,927)	127,912

Other Income (Expense):
Other income (expense)	(1,045)	1,000	7,922
Interest income (expense), net	883	61	(2,927)
Total Other Income (Expense)	(162)	1,061	4,995

Net (Loss) Income Before Income Tax	(839,530)	(62,866)	132,907
Income tax provision	(119,245)	-	-
Net (Loss) Income	(958,775)	(62,866)	132,907
Net loss attributable to the non-controlling interest	(226,718)	-	-

Net (Loss) Income Attributable to Controlling Interest	$(732,057)	$(62,866)	$132,907

Net Loss Attributable to Controlling Interest Per Share:
Basic and Diluted	$(0.02)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	42,130,591

See Notes to the Consolidated Financial Statements

F-4

MUSCLE MAKER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY / MEMBERS’ (DEFICIT)

	Member's	No Par Common Stock		Additional Paid-in	Accumulated	Non Controlling	Total Equity
	Deficit	Shares	Amount	Capital	Deficit	Interest	(Deficit)
Predecessor
Balance - December 31, 2013	$(979,340)	-	$-	$-	$-	$-	$(979,340)
Net income	132,907	-	-	-	-	-	132,907
Balance - December 31, 2014	(846,433)	-	-	-	-	-	(846,433)
Net loss	(62,866)	-	-	-	-	-	(62,866)
Balance - January 22, 2015	$(909,299)	-	$-	$-	$-	$-	$(909,299)

Successor
Balance - January 23, 2015	$-	100,000	$10	$-	$-	$-	$10
Common stock issued to Parent,for cash and the obligation to pay certain promissory notes	-	40,500,000	4,249,000	-	-	-	4,249,000
Issuance of common stock to certain members of MMF in connection with acquisition of MMB	-	500,000	70,000	-	-	1,466,541	1,536,541
Issuance of common stock in connection with employment agreement	-	200,000	28,000	-	-	-	28,000
Issuance of common stock and warrants for cash	-	1,678,571	810,000	-	-	-	810,000
Beneficial conversion feature - ARH Note	-	-	-	216,524	-	-	216,524
Non-controlling interest in CTI	-	-	-	-	-	30,000	30,000
Net loss	-	-	-	-	(732,057)	(226,718)	(958,775)
Balance - December 31, 2015	$-	42,978,571	$5,157,010	$216,524	$(732,057)	$1,269,823	$5,911,300

See Notes to the Consolidated Financial Statements

F-5

MUSCLE MAKER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor	Predecessor
	For the period	For the period
	January 23,	January 1,	For the
	through	through	Year Ended
	December 31, 2015	January 22, 2015	December 31, 2014
Cash Flows from Operating Activities

Net (Loss) Income	$(958,775)	$(62,866)	$132,907
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	117,272	3,363	52,326
Stock-based compensation	28,000	-	-
Bad debt expense	4,500	28,576	8,180
Deferred income tax provision	119,245	-	-
Changes in operating assets and liabilities:
Restricted cash	(189,715)	(25,858)	130,991
Accounts receivable	(64,148)	2,926	1,039
Inventory	(3,100)	-	3,576
Prepaid expenses and other current assets	(110,065)	26,368	6,262
Accounts payable and accrued expenses	80,851	(454)	(36,025)
Deferred revenues	(72,000)	(12,000)	(175,338)
Other current liabilities	193,967	23,057	(130,917)
Security deposits and other assets	(15,116)	-	-
Total adjustments	89,691	45,978	(139,906)
Net Cash Used in Operating Activities	(869,084)	(16,888)	(6,999)
Cash Flows from Investing Activities
Purchase of property and equipment	(61,520)	-	(10,270)
Cash paid in connection with the acquisition of Springfield	(12,000)	-	-
Cash paid in connection with the acquisition of CTI	(70,000)	-	-
Cash paid in connection with the acquisition of MMB, net of cash acquired	(3,555,592)	-	-
Issuances of loan receivable - related party	(100,000)	-	(38,309)
Issuances of loans receivable	(93,206)	(3,182)	-
Collections from loans receivable - related party	28,333	-	-
Collections from loans receivable	35,912	1,600	81,633
Net Cash (Used in) Provided by Investing Activities	(3,828,073)	(1,582)	33,054
Cash Flows from Financing Activities
Proceeds from convertible note payable to Parent	720,620	-	-
Proceeds from notes payable	-	-	-
Repayments of notes payable	(68,900)	-	(163,812)
Issuance of common stock to Parent for cash	3,645,000	-	-
Issuance of common stock and warrants for cash	810,000	-	-
Net Cash Provided by (Used in) Financing Activities	5,106,720	-	(163,812)
Net Increase (Decrease) in Cash	409,563	(18,470)	(137,757)
Cash - Beginning of Period	-	40,319	178,076
Cash - End of Period	$409,563	$21,849	$40,319

See Notes to the Consolidated Financial Statements

F-6

MUSCLE MAKER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

	Successor	Predecessor
	For the period	For the period
	January 23,	January 1,	For the
	through	through	Year Ended
	December 31, 2015	January 22, 2015	December 31, 2015

Supplemental Disclosures of Cash Flow Information:
Cash Paid For Interest	$-	$-	$3,857

Supplemental disclosures of non-cash investing and financing activities
Beneficial conversion feature	$216,524	$-	$-
Issuance of common stock to Parent in exchange for promise to pay notes payable	$604,000	-	$-
Payment on the promissory notes by Parent	$(249,000)	$-	$-
Non-cash advance for convertible note payable - Parent	$362,000	$-	$-
Security deposit paid by Parent in exchange for reduction in receivable from Parent	$87,093	$-	$-
Supplemental non-cash investing and financing activity - acquisition of 74% Muscle Maker Brands, LLC
Assets acquiried and liabilities assumed:
Cash	$14,408	$-	$-
Accounts receivable	973	-	-
Inventory	8,599	-	-
Loans receivable	41,064	-	-
Loans receivable - related party	20,000	-	-
Property and equipment, net	30,376	-	-
Goodwill	2,437,578	-	-
Intangible asset - trademarks	2,524,000	-	-
Intangible asset - franchise agreements	1,360,000	-	-
Security deposit and other assets	4,364	-	-
Accounts Payable and accrued expenses	(12,320)	-	-
Deferred revenue	(718,501)	-	-
Subtotal	5,710,541	-	-
Non-controlling interest	(1,466,541)	-	-

Total purchase price	4,244,000	-	-

Less: Cash acquired	(14,408)	-	-
Less: Cash paid to acquire 74%
Muscle Maker Brands, LLC	(3,555,592)	-	-
Non-cash consideration to seller	$674,000	$-	$-

Non-cash consideration consisted of:
Common stock issued to acquire Muscle Maker Brands, LLC	$(70,000)	$-	$-
Note payable to seller	(604,000)	-	-
Total non-cash consideration	$(674,000)	$-	$-

See Notes to the Consolidated Financial Statements

F-7

MUSCLE MAKER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

	Successor	Predecessor
	For the period	For the period
	January 23,	January 1,	For the
	through	through	Year Ended
	December 31, 2015	January 22, 2015	December 31, 2014

Supplemental non-cash investing and financing activity - acquisition of 70% Custom Technology, Inc.
Assets acquired and liabilities assumed:
Inventory	$2,500	$-	$-
Property and equipment, net	5,000	-	-
Goodwill recognized on purchase business combination	62,500	-	-
Intangible asset - non-compete agreement	30,000	-	-
Subtotal	100,000	-	-
Non-controlling interest	(30,000)	-	-
Total purchase price	70,000	-	-
Less: Cash paid to acquire 70% of
Custom Technology, Inc.	(70,000)	-	-
Non-cash consideration to seller	$-	$-	$-
Supplemental non-cash investing and financing activity- acquisition of a restaurant in Springfield, NJ
Assets acquired and liabilities assumed:
Property and equipment, net	$8,670	$-	$-
Goodwill recognized on purchase business combination	21,390	-	-
Total purchase price	30,060	-	-
Less: Cash paid to acquire a restaurant in Springfield, NJ	(12,000)	-	-
Non-cash consideration to seller	$18,060	$-	$-

See Notes to the Consolidated Financial Statements

F-8

MUSCLE MAKER INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1 – BUSINESS ORGANIZATION, NATURE OF OPERATIONS AND BASIS OF OPERATIONS

Organization and Operations

Muscle Maker, Inc. (“MMI”), a subsidiary of American Restaurant Holdings (“ARH” or the “Parent”), was incorporated in California on December 8, 2014, and is a majority owner of Muscle Maker Brands, LLC, (“MMB”). MMB’s subsidiaries include Company owned restaurants as well as Custom Technology, Inc, (“CTI”) a technology and point of sale (“POS”) systems dealer and technology consultant. (MMI together with MMB and its subsidiaries is the “Company”). MMB was formed on December 22, 2014 in the state of California for the purpose of acquiring and operating company owned restaurants, as well as franchising its name and business system to qualified franchisees. Muscle Maker Franchising, LLC (“MMF”) was founded in 1995 in order to develop a brand of healthy-option fast food restaurants.

On January 23, 2015 (the “Closing Date”), MMI, MMB and MMF entered into an agreement whereby MMB purchased substantially all of the assets and liabilities of MMF, MMI acquired 74% of the membership units of MMB, and certain members of MMF acquired 26% of the membership units of MMB.

On May 4, 2015, MMB acquired a business in Springfield, New Jersey, as a Company owned restaurant.

On August 1, 2015, the Company acquired 70% of the shares of CTI. CTI was formed on July 29, 2015 and entered into an asset purchase on August 1, 2015 pursuant to which CTI purchased POS computer systems, cash registers, camera systems and related inventory and supplies.

The Company’s financial statement presentation distinguishes a “Predecessor” for the periods prior to the Closing Date and a “Successor” for the periods following the Closing Date. The operating results of MMF and its subsidiary, MMF Colonia (“Colonia”) for the period January 1, 2015 through January 22, 2015 and as of and for the year ended December 31, 2014 are presented in the Predecessor period in the accompanying consolidated financial statements. The operating results of the Company as of December 31, 2015 and for the period from January 23, 2015 through December 31, 2015 are presented in the Successor period in the accompanying consolidated financial statements.

The Company operates under the name Muscle Maker Grill, and is a franchisor and owner operator of Muscle Maker Grill restaurants. As of December 31, 2015, the Company’s restaurant system included two Company-owned restaurants, and 46 franchised restaurants. A Muscle Maker Grill restaurant offers quality food freshly prepared with the Company’s proprietary recipes created with the guest’s health in mind. The menu is protein based, and also features various supplements, health food snacks, along with a nutritious children’s menu.

F-9

MUSCLE MAKER INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 2 - GOING CONCERN AND MANAGEMENT’S PLANS

As of December 31, 2015, the Company had a cash balance, a working capital deficiency and an accumulated deficit of $409,563, $61,507, and $732,057, respectively. For the period ended January 23, through December 31, 2015, the Company incurred a pre-tax net loss of $839,530. These conditions indicate that there is substantial doubt about the Company’s ability to continue as a going concern for at least one year from the date of this filing.

During the Successor period, the Company’s operations have primarily been funded through proceeds from the Parent in exchange for equity and debt. In fact, subsequent to December 31, 2015, the Company received an aggregate of $3,602,791 associated with the issuances of convertible promissory notes payable and warrants to ARH, and these notes were eventually converted into common stock. Although management believes that the Company has access to capital resources, there are no commitments in place for new financing as of the filing date of this Form 1-A and there can be no assurance that the Company will be able to obtain funds on commercially acceptable terms, if at all. The Company expects to have ongoing needs for working capital in order to (a) fund operations; plus (b) expand operations by opening additional corporate-owned restaurants. To that end, the Company may be required to raise additional funds through equity or debt financing. However, there can be no assurance that the Company will be successful in securing additional capital. If the Company is unsuccessful, the Company may need to (a) initiate cost reductions; (b) forego business development opportunities; (c) seek extensions of time to fund its liabilities, or (d) seek protection from creditors.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplate continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the consolidated financial statements do not necessarily purport to represent realizable or settlement values. The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

F-10

MUSCLE MAKER INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

The Predecessor’s significant accounting policies are substantially the same as those of the Company presented below.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned and majority-owned subsidiaries. Any inter-company transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Significant estimates include:

●	the fair value of assets acquired and liabilities assumed in a business combination;

●	the assessment of recoverability of long lived assets, including property and equipment, goodwill and intangible assets, income taxes and reserves;

●	the estimated useful lives of intangible and depreciable assets;

●	the recognition of revenue; and

●	the recognition, measurement and valuation of current and deferred income taxes.

Estimates and assumptions are periodically reviewed and the effects of any material revisions are reflected in the financial statements in the period that they are determined to be necessary. Actual results could differ from those estimates and assumptions.

Cash, Restricted Cash and Cash Equivalents.

The Company considers all highly-liquid instruments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents as of December 31, 2015 or 2014.

As of December 31, 2015 and 2014, restricted cash includes cash reserved for gift card programs and advertising funds.

F-11

MUSCLE MAKER INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Inventory

Inventories, which are stated at the lower of cost or market, consist primarily of perishable food items and supplies. Cost is determined using the first-in, first out method.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Major improvements are capitalized and minor replacements, maintenance and repairs are charged to expense as incurred. Depreciation and amortization are calculated on the straight-line basis over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the estimated useful life or the lease term of the related asset. The estimated useful lives are as follows:

Furniture and Equipment	5 - 7 years
Leasehold improvements	2.5 years

Intangible Assets

The Company accounts for recorded intangible assets in accordance with ASC 350 “Intangibles - Goodwill and Other”. In accordance with ASC 350, the Company does not amortize intangible assets having indefinite useful lives. The Company’s goodwill and trademarks are deemed to have indefinite lives, and accordingly are not amortized, but are evaluated for impairment at least annually, or more often whenever changes in facts and circumstances may indicate that the carrying value may not be recoverable. The Accounting Standards Codification (“ASC”) requires that goodwill be tested for impairment at the reporting unit level (operating segment or one level below an operating segment). Application of the goodwill impairment test requires judgment, including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units, and determining the fair value. Significant judgment is required to estimate the fair value of reporting units which includes estimating future cash flows, determining appropriate discount rates and other assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value and/or goodwill impairment.

When testing goodwill for impairment, the Company may assess qualitative factors for some or all of our reporting units to determine whether it is more likely than not (that is, a likelihood of more than 50 percent) that the fair value of a reporting unit is less than its carrying amount, including goodwill. Alternatively, the Company may bypass this qualitative assessment for some or all of our reporting units and perform a detailed quantitative test of impairment (step 1). If the Company performs the detailed quantitative impairment test and the carrying amount of the reporting unit exceeds its fair value, the Company would perform an analysis (step 2) to measure such impairment. In 2015, the Company first performed a qualitative assessment to identify and evaluate events and circumstances to conclude whether it is more likely than not that the fair value of the Company’s reporting units are less than its carrying amounts. Based on the Company’s qualitative assessments, the Company concluded that a positive assertion can be made from the qualitative assessment that it is more likely than not that the fair value of the reporting units exceeded their carrying values and no impairments were identified.

Other intangible assets include franchise agreements and a non-compete agreement which are amortized on a straight-line basis over their estimated useful lives of 13 years and 5 years, respectively.

The Company reviews the carrying value of its amortizable intangibles for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparing the carrying amount of the asset or asset group to the undiscounted cash flows that the asset or asset group is expected to generate. If the undiscounted cash flows of such assets are less than the carrying amount, the impairment to be recognized is measured by the amount by which the carrying amount of the asset or asset group, if any, exceeds its fair market value. No impairment was deemed to exist as of December 31, 2015.

Impairment of Long Lived Assets

When circumstances, such as adverse market conditions, indicate that the carrying value of a long-lived asset may be impaired, the Company performs an analysis to review the recoverability of the asset’s carrying value, which includes estimating the undiscounted cash flows (excluding interest charges) from the expected future operations of the asset. These estimates consider factors such as expected future operating income, operating trends and prospects, as well as the effects of demand, competition and other factors. If the analysis indicates that the carrying value is not recoverable from future cash flows, an impairment loss is recognized to the extent that the carrying value exceeds the estimated fair value. Any impairment losses are recorded as operating expenses, which reduce net income. There were no impairments of long-lived assets as of December 31, 2015 and 2014.

F-12

MUSCLE MAKER INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Revenue Recognition

In accordance with the Accounting Standard Codification Topic 605 “Revenue Recognition” (“ASC 605”), the Company recognizes revenue when the following four criteria are met: (1) delivery has occurred or services rendered; (2) persuasive evidence of an arrangement exists; (3) there are no continuing obligations to the customer; and (4) the collection of related accounts receivable is probable.

Restaurant Sales

Retail store revenue at company operated restaurants are recognized when payment is tendered at the point of sale, net of sales tax and other sales related taxes.

Royalties and Franchise Fees

Revenue principally consists of royalties and franchise fees. Royalties are based on a percentage of franchisee revenue. Initial franchise fees are recognized upon opening of a restaurant or granting of a new franchise term, which is when Company has performed substantially all material obligations and initial services required by the franchise agreement. The Company recognizes renewal fees in income when a renewal agreement becomes effective.

Other Revenues

The Company has supply agreements with certain food and beverage vendors. Pursuant to the terms of these agreements, rebates are provided to the Company based upon the dollar volume of purchases for all Company owned and franchised restaurants from these vendors. Rebates earned on purchases by franchise stores are recorded as revenue during the period in which the related food and beverage purchases are made. The Company recorded revenue from rebates of $384,044 and $21,653 during the periods from January 23 through December 31, 2015 and January 1 through January 22, 2015, respectively, and recorded revenue from rebates of $505,905 during the year ended December 31, 2014.

Through its subsidiary CTI, the Company derives revenue from the sale of POS computer systems, cash registers and camera systems, and from the provision of related consulting and support services, which generally include implementation, installation and training services. We recognize revenue when persuasive evidence of an arrangement exists, delivery of the product or service has occurred, the fee is fixed or determinable and collectability is reasonably assured. The Company recorded $228,148 of revenue from these technology sales and services during the period from January 23 through December 31, 2015. No technology revenue was recorded during the period from January 1 through December 31, 2015 or during the year ended December 31, 2014.

F-13

MUSCLE MAKER INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Net Loss per Share

Basic loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding, plus the impact of potential common shares, if dilutive, resulting from the exercise of warrants, from the conversion of convertible debt and from the conversion of MMB membership units which were obtained by the non-controlling interest in connection with the acquisition of MMB and are convertible into shares of common stock of MMI (See Note 4 – Acquisition - Acquisition of 74% of MMB).

The following securities are excluded from the calculation of weighted average dilutive common shares at December 31, 2015, because their inclusion would have been anti-dilutive:

Warrants	625,000
Convertible debt	2,165,240
MMB membership units	14,475,676
Total potentially dilutive shares	17,265,916

Deferred Revenue

Deferred revenue consists of initial franchise fees received by the Company, for which the restaurant has not yet opened. The Company collects initial franchise fees when franchise agreements are signed and recognizes the initial franchise fees as revenue when the store is opened, which is when the Company has performed substantially all initial services required by the franchise agreement.

Concentration of Credit Risk

The Company is subject to credit risk through its loans receivable consisting primarily of amounts due from franchisees. The financial condition of these franchisees is largely dependent upon the underlying business trends of our brand and market conditions within the quick service restaurant industry. At December 31, 2015, two franchisees accounted for 20% and 15%, respectively, of loans receivable, and at December 31, 2014, one franchisee accounted for 16% of loans receivable. At December 31, 2015 and 2014, a loan to a consultant, who is also a stockholder of CTI, accounted for 48% and 23%, respectively, of loans receivable and at December 31, 2014, a loan to a member of MMF in the amount of $28,576 accounted for 32% of loans receivable, and was subsequently deemed uncollectible and written off during the period from January 1 through January 22, 2015.

Controlling and Non-Controlling Interest

As a result of the MMB Acquisition on January 23, 2015, MMI acquired a controlling interest of 74% of the membership units of MMB for an aggregate purchase price of $4,244,000 and certain members of MMF acquired 26% of the membership units of MMB, valued at $1,466,541, which is recorded as non-controlling interest (the “MMB Non-Controlling Interest”). (See Note 4 – Acquisitions – Acquisition of 74% of MMB.)

As a result of the CTI acquisition on August 1, 2015, MMI acquired a 70% controlling interest in CTI for an aggregate purchase price of $70,000. The ownership interest of the other investor in CTI is recorded as a non-controlling interest in the amount of $30,000 (the “CTI Non-Controlling Interest”). (See Note 4 – Acquisitions – CTI Acquisition).

The profits and losses of CTI are allocated among the controlling interest and the CTI Non-Controlling Interest in the same proportions as their membership interests. All of the profits and losses of MMB and its subsidiaries are allocated among the controlling interest and MMB Non-Controlling Interest in proportion to the ownership interests, after adjusting for the amount profits and losses attributable to the CTI Non-Controlling Interest.

F-14

MUSCLE MAKER INC. AND SUBSIDIARIES

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Income Taxes

The Company accounts for income taxes under Accounting Standards Codification (“ASC”) 740 Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities and net operating loss and credit carryforwards using enacted tax rates in effect for the year in which the differences are expected to impact taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

Tax benefits claimed or expected to be claimed on a tax return are recorded in the Company’s financial statements. A tax benefit from an uncertain tax position is only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Uncertain tax positions have had no impact on the Company’s financial condition, results of operations or cash flows. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date.

The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the consolidated statements of operations.

F-15

MUSCLE MAKER INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers,” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in ASC 605 - Revenue Recognition and most industry-specific guidance throughout the ASC. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASU 2014-09 should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application. To allow entities additional time to implement systems, gather data and resolve implementation questions, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, in August 2015, to defer the effective date of ASU No. 2014-09 for one year, which is fiscal years beginning after December 15, 2017. The Company is currently evaluating the impact of the adoption of ASU 2014-09 on its financial statements or disclosures. In addition, the FASB issued ASU 2016-08 in March 2016, to help provide interpretive clarifications on the new guidance in ASC Topic 606. The Company is currently evaluating the accounting, transition, and disclosure requirements of the standard to determine the impact, if any, on its financial statements.

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements – Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15 explicitly requires management to evaluate, at each annual or interim reporting period, whether there are conditions or events that exist which raise substantial doubt about an entity’s ability to continue as a going concern and to provide related disclosures. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and annual and interim periods thereafter, with early adoption permitted. The Company early-adopted ASU 2014-15. The adoption of this standard did not have a material impact on the Company’s financial statement disclosures.

In July 2015, the FASB issued ASU No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory,” (“ASU 2015-11”). ASU 2015-11 amends the existing guidance to require that inventory should be measured at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured using last-in, first-out or the retail inventory method. ASU 2015-11 is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The Company is currently evaluating the effects of ASU 2015–11 on its financial statements.

F-16

MUSCLE MAKER INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Recent Accounting Pronouncements, continued

In November 2015, the FASB issued ASU No. 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes” (“ASU 2015-17”). The FASB issued ASU 2015-17 as part of its ongoing Simplification Initiative, with the objective of reducing complexity in accounting standards. The amendments in ASU 2015-17 require entities that present a classified balance sheet to classify all deferred tax liabilities and assets as a noncurrent amount. This guidance does not change the offsetting requirements for deferred tax liabilities and assets, which results in the presentation of one amount on the balance sheet. Additionally, the amendments in ASU 2015-17 align the deferred income tax presentation with the requirements in International Accounting Standards (IAS) 1, Presentation of Financial Statements. The amendments in ASU 2015-17 are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company early adopted ASU 2015-17 and the adoption of ASU 2015-17 did not have a material impact on its financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases. ASU 2016-02 will also require new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating ASU 2016-02 and its impact on its financial statements.

In March 2016, the FASB issued ASU No. 2016-08, “Revenue from Contracts with Customers - Principal versus Agent Considerations.” This update provides clarifying guidance regarding the application of ASU No. 2014-09 - Revenue From Contracts with Customers when another party, along with the reporting entity, is involved in providing a good or a service to a customer. In these circumstances, an entity is required to determine whether the nature of its promise is to provide that good or service to the customer (that is, the entity is a principal) or to arrange for the good or service to be provided to the customer by the other party (that is, the entity is an agent). The amendments in the Update clarify the implementation guidance on principal versus agent considerations. The update is effective, along with ASU 2014-09, for annual and interim periods beginning after December 15, 2017. The Company is currently evaluating ASU 2016-08 and its impact on our financial statement and disclosures.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation (Topic 718)” (“ASU 2016-09”). ASU 2016-09 requires an entity to simplify several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016, with early adoption permitted. The Company is currently evaluating ASU 2016-09 and its impact on its consolidated financial statements or disclosures.

F-17

MUSCLE MAKER INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Recent Accounting Pronouncements - continued

In April 2016, the FASB issued ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606) - Identifying Performance Obligations and Licensing.” ASU No. 2016-10 maintains the core principles of Topic 606 on revenue recognition, but clarifies identification of performance obligations and licensing implementation guidance. The amendments in ASU 2016-10 affect the guidance of ASU 2014-09 which is not yet effective. The Company will evaluate the effects, if any, that adoption of this guidance will have on its financial statements.

On May 9, 2016, the FASB issued ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2016-12”). ASU 2016-12 provides clarifying guidance in a few narrow areas and adds some practical expedients to the guidance. The effective date and transition requirements for this ASU are the same as the effective date and transition requirements for ASU 2014-09. The Company is evaluating the effect of ASU 2014-09, if any, on its financial statements.

In November 2016, the FASB issued ASU No. 2016-18, “Statement of Cash Flows (230) – Restricted Cash.” ASU No. 2016-18 requires an entity to include amounts described as restricted cash and restricted cash equivalents with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. It is effective for annual reporting periods beginning after December 15, 2018. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

In December 2016, the FASB issued ASU No. 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers.” ASU No. 2016-20 amends certain aspects of ASU No. 2014-09 and clarifies, rather than changes, the core revenue recognition principles in ASU No. 2014-09. It is effective for annual reporting periods beginning after December 15, 2018. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

Subsequent Events

The Company evaluated events that have occurred after the balance sheet date through March 30, 2017, the date the financial statements are available to be issued. Based upon the evaluation and transactions, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed in Note 16.

F-18

MUSCLE MAKER INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 4 – ACQUISITIONS

Acquisition of 74% of MMB

On January 23, 2015, MMI, MMB and MMF entered into a Unit Purchase Agreement whereby MMB purchased substantially all of the assets and liabilities of MMF, MMI acquired 74% of the membership units of MMB, and certain members of MMF acquired 26% of the membership units of MMB (the “MMB Acquisition”). The MMB acquisition allows the Company to take advantage of significant growth opportunities in the fast casual restaurant market. The aggregate purchase consideration for MMI’s membership interest in MMB was $4,244,000 and consisted of $3,570,000 in cash, $604,000 of promissory notes (see Note 11 – Notes Payable) and 500,000 shares of common stock of MMI valued at $0.14 per share or $70,000 issued (see Note 15 – Equity). On January 23, 2015, ARH provided cash of $3,645,000 in exchange for shares of MMI common stock in order to facilitate the MMB acquisition (See Note 15 – Equity). Pursuant to the terms of the Unit Purchase Agreement, certain members of MMF shall convert their non-controlling interest in MMB into an aggregate of 14,475,676 shares of MMI common stock prior to the Company going public.

The following presents a summary of the purchase price consideration for the purchase of 74% of MMB:

Cash	$3,570,000
Promissory notes	604,000
Value of common stock issued	70,000
Total Purchase Price Consideration	$4,244,000

The following details the allocation of the purchase price for the acquisition of 74% of MMB:

Fair Value
Cash	$14,408
Accounts receivable, net	973
Inventory	8,599
Loans receivable	41,064
Loans receivable - related party	20,000
Property and equipment, net	30,376
Security deposits and other assets	4,364
Intangible asset - trademark	2,524,000
Intangible asset - franchise agreements	1,360,000
Accounts payable and accrued expenses	(12,320)
Deferred revenue	(718,501)
Net fair value assigned to assets acquired and liabilities assumed	3,272,963
Goodwill	2,437,578
Subtotal	5,710,541
Non-controlling interest	(1,466,541)
Total	$4,244,000

The fair value of the trademark was determined using the “relief-from-royalty” method of income approach. The fair value of franchise agreements was determined using an income approach, discounted cash flow analysis. The purchase price in excess of the tangible and identifiable intangible assets acquired less liabilities assumed is recognized as goodwill.

The goodwill recognized in connection with the MMB Acquisition is not deductible for income tax purposes.

F-19

MUSCLE MAKER INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 4 – ACQUISITIONS, continued

Acquisition of 74% of MMB, continued

The following details amortization periods for the identifiable intangible assets:

Intangible Asset Category	Amortization Period
Franchise agreements	13 years
Trademarks - not subject to amortization	-

Springfield Acquisition

On May 4, 2015, MMB acquired a business in Springfield, New Jersey, as a corporate store (the “Springfield Acquisition”). The purchase price of the store was $30,060, of which $8,670 related to equipment purchased and the remaining $21,390 was accounted for as goodwill. The financial results of Springfield prior to the acquisition are deemed to be not material to the Company’s consolidated financial statements.

CTI Acquisition

CTI was formed on July 29, 2015. On August 1, 2015, MMB acquired 70% of the shares of CTI in exchange for $70,000 in cash (the “CTI Acquisition”).

The following details the allocation of the purchase price for the acquisition of 70% of CTI:

Fair Value
Inventory	$2,500
Property and equipment, net	5,000
Intangible asset - non-compete agreement	30,000
Net fair value assigned to assets acquired and liabilities assumed	37,500
Goodwill	62,500
Subtotal	100,000
Non-controlling interest	30,000
Total	$70,000

Cash	$70,000
Total Purchase Price Consideration	$70,000

F-20

MUSCLE MAKER INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 5 - LOANS RECEIVABLE

At December 31, 2015 and 2014, the Company’s loans receivable consists of the following:

	Successor	Predecessor
	December 31, 2015	December 31, 2014
Loans to franchisees	$98,358	$39,964
Less: current portion	(67,755)	(22,143)
Loans receivable, non-current	$30,603	$17,821

The Company has loans receivable from franchisees totaling, in the aggregate, $98,358 and $39,964 at December 31, 2015 and 2014, respectively. The loans have original terms ranging from 6 months to 4.5 years, earn interest at rates ranging from 0% to 5%, and are paid on a weekly or monthly basis.

NOTE 6 - LOANS RECEIVABLE FROM RELATED PARTIES

At December 31, 2015 and 2014, the Company’s loans receivable from related parties consist of the following:

	Successor	Predecessor
	December 31, 2015	December 31, 2014
Loan to member of MMF	$-	$28,576
Loan to COO of CTI	91,667	20,000
Loans to related parties	91,667	48,576
Less: current portion	(20,000)	(48,576)
Loan receivable from related parties, non-current	$71,667	$-

At December 31, 2014, the Company had a loan balance of $28,576 receivable from a member of MMF. The loan was subsequently deemed uncollectible and was written off prior to January 22, 2015.

On August 1, 2015, the Company provided an advance of $100,000 to the current Chief Operating Officer (the “COO”) of CTI, who is also a stockholder of CTI, pursuant to a consulting agreement. The loan will be repaid in 60 equal monthly installments of $1,667 per month (See Note 14 - Commitments and Contingencies – Consulting Agreement).

F-21

MUSCLE MAKER INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 7 – RECEIVABLE FROM PARENT

The amount receivable from Parent, current portion, consists of the Parent’s obligation to pay promissory notes issued in connection with the acquisition. These promissory notes were paid down at various dates through July 2016. (See Note 11 – Notes Payable).

The receivable from Parent - non-current consists of advances to the Parent during the year. Management does not expect repayment of these advances within the next twelve months.

NOTE 8 – PROPERTY AND EQUIPMENT, NET

As of December 31, 2015 and 2014, respectively, property and equipment consists of the following:

	Successor	Predecessor
	December 31, 2015	December 31, 2014
Furniture and equipment	$75,566	$266,802
Leasehold improvements	30,000	-
	105,566	266,802
Less: accumulated depreciation and amortization	(16,766)	(224,479)
Property and equipment, net	$88,800	$42,323

Depreciation and amortization expense amounted to $16,766 for the period January 23, through December 31, 2015, and $3,363 for the period January 1, through January 22, 2015. Depreciation and amortization expense amounted to $52,326 for the year ended December 31, 2014.

NOTE 9 – GOODWILL

On January 23, 2015, MMI recorded goodwill of $2,437,578 in connection with the MMB Acquisition, on August 1, 2015 the Company recorded goodwill of $62,500 in connection with the CTI Acquisition, and on May 4, 2015, the Company recorded goodwill of $21,390 in connection with the Springfield Acquisition. As of December 31, 2015, the carrying value of goodwill was $2,521,468 (see Note 4 – Acquisitions).

There was no goodwill as of December 31, 2014.

F-22

MUSCLE MAKER INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 10 – INTANGIBLE ASSETS, NET

The Company’s intangible assets include a trademark with an indefinite useful life as well as franchise agreements and a non-compete agreement, which are amortized over useful lives of thirteen years and five years, respectively.

A summary of the intangible assets is presented below:

Intangible Assets - Successor	Trademark	Franchise Agreements	Non-Complete Agreement	Total
Balance at January 23, 2015	$-	$-	$-	$-
MMB acquisition	2,524,000	1,360,000		3,884,000
Purchase of non-compete agreement	-	-	30,000	30,000
Subtotal	2,524,000	1,360,000	30,000	3,914,000
Less accumulated amortization	-	(97,961)	(2,545)	(100,506)
Intangible assets, net	$2,524,000	$1,262,039	$27,455	$3,813,494

Weighted average remaining amortization period at December 31, 2015 (in years)		12.1 years	4.6 years

There were no intangible assets as of December 31, 2014.

During the period from January 23 through December 31, 2015, amortization expense of $100,506 was charged to depreciation and amortization in the accompanying statement of operations.

The estimated future amortization expense is as follows:

For the Year Ended December 31,	Franchise Agreements	Non-Compete Agreement	Total
2016	$104,835	$5,993	$110,828
2017	104,549	5,993	110,542
2018	104,549	5,993	110,542
2019	104,549	5,993	110,542
2020	104,836	3,483	108,319
Thereafter	738,721	-	738,721
	$1,262,039	$27,455	$1,289,494

F-23

MUSCLE MAKER INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 11 – NOTES PAYABLE

The following is a summary of notes payable at December 31, 2015 and 2014:

	Successor	Predecessor
	December 31, 2015	December 31, 2014
Predecessor Note	$-	$376,912
Note I	300,000	-
Springfield Note	8,100	-
	$308,100	$376,912

During 2013 the MMF entered into a promissory note payable (the “Predecessor Note”) in exchange for the membership interest of a former member of MMF. The Predecessor Note bore interest at 0.95% per annum and principal and interest were payable in monthly installments of $10,073 through January 31, 2018. The Company recognized interest of $3,857 during the year ended December 31, 2014 related to this note payable. MMF settled the Predecessor Note in January 2015, in connection with the MMB Acquisition.

On January 23, 2015, in connection with the MMB Acquisition (see Note 4 – Acquisitions), MMI issued two promissory notes payable in the amount of $400,000 (“Note I”) and $204,000 (“Note II”), respectively. Note I includes interest imputed at the rate of 0.41% per annum and is payable in three installments with the final installment due eighteen months after the closing date of the MMB acquisition. Note II was secured by the assets of the Company-owned store in Colonia, New Jersey. Note II bore no stated interest and was due on March 9, 2015. In connection with MMB acquisition on January 23, 2015, MMI issued 5,757,120 shares of its common stock to the Parent, in exchange for the Parent’s obligation to repay the promissory notes in full.

On March 9, 2015, the Parent repaid Note II in full. On July 21, 2015, January 23, 2016 and July 23, 2016, installments of $100,000, $150,000 and $150,000 were repaid on the balance of Note I by the Parent. As of July 23, 2016, there is no balance outstanding related to Note I.

On May 4, 2015, in connection with the Springfield Acquisition (see Note 4 – Acquisitions), MMB entered into a note payable in the amount of $18,060 (the “Springfield Note”). The Company made payments on the Springfield Note totaling $9,960 during 2015, resulting in a principal balance of $8,100 at December 31, 2015. The remaining principal balance on the Springfield Note was repaid during the first six months of 2016.

F-24

MUSCLE MAKER INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 12 – CONVERTIBLE NOTE PAYABLE TO PARENT

On December 31, 2015, MMI issued a promissory note in the amount of $1,082,620 (the “2015 ARH Note”) to the Parent which owns a majority of the outstanding common stock of the Company at December 31, 2015. The 2015 ARH Note has no stated interest rate or maturity date. The note is convertible into 2,165,240 shares of the Company’s stock at $0.50 per share. The fair value of the Company’s common stock on the date the note was issued was $0.60 per share, creating an intrinsic value of $0.10 per share. In accordance with ASC 470 “Debt with Conversion and other Options”, the intrinsic value results in a beneficial conversion feature which is recorded as a debt discount with a corresponding credit to additional paid in capital. The Company recorded a debt discount of $216,524 related to the beneficial conversion feature on the 2015 ARH Note. The 2015 ARH Note was converted to common stock on March 14, 2017 (see Note 16 – Subsequent Events).

NOTE 13 – INCOME TAXES

For 2014, MMF was a limited liability company that was treated as a partnership for income tax purposes and therefore it did not incur income taxes. Instead, MMF’s earnings and losses were included in the income tax returns of the members. Therefore, no provision or liability for 2014 federal or state income taxes has been included in these consolidated financial statements.

In the Successor period, MMI is a corporation which is subject to income taxes. However, a significant subsidiary of MMI, MMB with a non-controlling interest, is treated as a partnership for income tax purposes and therefore the non-controlling interest component is not subject to U.S. federal, state or local income taxes. The remaining consolidated entities are corporations and, therefore, are subject to U.S. federal, state, and local corporate income tax. MMB’s acquisition of MMF (See Note 4) was treated as an asset acquisition for tax purposes, resulting in the tax basis of the assets acquired being stepped-up to the fair value at the date of acquisition.

The Company early adopted ASU No. 2015-17 which requires the Company to classify all deferred tax assets as non-current amounts.

The tax effects of temporary differences that give rise to deferred tax assets and liabilities as of December 31, 2015 are presented below:

Successor
December 31, 2015
Deferred tax assets:
Net operating loss carryforwards	$414,198
Valuation allowance	(414,198)
Net deferred tax asset	-

Deferred tax liabilities:
Intangible assets	(119,245)
Net deferred tax liability	$(119,245)

F-25

MUSCLE MAKER INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 13 – INCOME TAXES, continued

The income tax provision for the period January 23 through December 31, 2015, consists of the following:

Successor
For the period January 23, through December 31, 2015
Federal:
Current	$-
Deferred	(101,358)
State and local:
Current	-
Deferred	(17,887)
Income tax provision	$(119,245)

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate for the period January 23 through December 31, 2015, is as follows:

Successor
For the period January 23, through December 31, 2015
Federal income tax benefit at statutory rate	34.0%
State income tax benefit, net of federal impact	6.0%
Income passed through to non-controlling interests	(11.1)%
Change in valuation allowance	(43.1)%
Effective income tax rate	(14.2)%

F-26

MUSCLE MAKER INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 13 – INCOME TAXES, continued

At December 31, 2015, the Company had approximately $1,042,000 and $998,000, respectively, of federal and state net operating losses that may be available to offset future taxable income. The net operating loss carry forwards, if not utilized, will expire from 2020 to 2035 for federal purposes. In accordance with Section 382 of the Internal Revenue Code, the usage of the Company’s net operating loss carry forwards could be subject to annual limitations if there have been greater than 50% ownership changes.

The Company has filed income tax returns in the U.S. federal jurisdiction and the states of California, New Jersey and New York. The Company’s tax return filed for 2015 remains subject to examination.

NOTE 14 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office space in Colonia, New Jersey. The lease has a five-year term ending September 30, 2016, with a renewal option at the end of the term. Rent for the remaining term of the lease is $2,182 per month.

The Company leases restaurant space in Colonia, New Jersey. The lease has a five-year term ending October 31, 2016, with a renewal option at the end of the term. Rent for the remaining term of the lease is $1,781 per month. On July 18, 2016, the Colonia lease was renewed and extended through October 31, 2018. Under the terms of the extended lease agreement, rent expense is increased to $1,828, per month from November 1, 2016 through October 31, 2017 and $1,875 per month from November 1, 2017 through October 31, 2018.

The Company leases restaurant space in Springfield, New Jersey, pursuant to an operating lease dated December 31, 2002, as amended on March 17, 2009. The lease expires on December 31, 2017. Rent expense pursuant to the Springfield lease is $3,100 per month.

On September 18, 2015, the Company entered into a lease agreement for office space in Houston, Texas which expires on September 30, 2020. Current rent expense related the Houston lease is $3,637 per month.

On September 30, 2015, the Company entered into a lease agreement for restaurant space in Santa Ana, California which expires on October 31, 2020. Current rent expense related to the Santa Ana lease is $7,842 per month.

F-27

MUSCLE MAKER INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 14 – COMMITMENTS AND CONTINGENCIES, continued

Operating Leases, continued

On December 1, 2015, the Company entered into a lease agreement for restaurant space in Irvine, California which expires on February 28, 2021. Current rent expense related to the Irvine Lease is $3,380 per month.

On December 7, 2015, the Company entered into a lease agreement for restaurant space in New York City, NY (the “Columbia Lease”) which expires on December 31, 2025. Current rent expense related to the Columbia Lease is $11,750 per month.

On December 24, 2015, the Company entered into a lease agreement for restaurant space in Fort Bliss, Texas which expires on December 31, 2025. Current rent expense related to the Fort Bliss lease is $6,302 per month.

On December 30, 2015, the Company entered into a lease agreement for restaurant space in New York City, NY (the “Gramercy Lease”) which expires on December 31, 2025. Current rent expense related to the Columbia Lease is $10,500 per month.

The Company has recorded security deposits, totaling, in the aggregate, approximately $102,000 and $4,300 as of December 31, 2015 and 2014, respectively, related to the above-mentioned leases.

Future aggregate minimum lease payments for these leases as of December 31, 2015 are:

For the Year Ended December 31,	Amount
2016	$512,657
2017	569,161
2018	545,433
2019	560,227
2020	539,906
Thereafter	2,069,583
$4,796,967

Total rent expense was $86,738 for the period January 23, through December 31, 2015, and $3,275 for the period January 1, through January 22, 2015. Total rent expense was $51,807 for the year ended December 31, 2014. The Company has determined that the effect of recording rent on a straight-line basis during the periods would be immaterial to the consolidated financial statements.

F-28

MUSCLE MAKER INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 14 – COMMITMENTS AND CONTINGENCIES, continued

Employment Agreements

On January 23, 2015, the Company entered into an employment agreement (the “COO Agreement”) with its Chief Operations Officer (the “COO”). The COO Agreement provides for a base salary of $22,500 per month and performance based bonuses, as well as standard employee insurance and other benefits as defined in the COO Agreement. The COO Agreement expired on January 23, 2017.

On January 23, 2015, the Company entered into an employment agreement (the “DBD Agreement”) with its Director of Brand Development (the “DBD”). The DBD Agreement provides for a base salary of $12,500 per month and performance based bonuses, as well as standard employee insurance and other benefits as defined in the DBD Agreement. Upon the execution of the DBD Agreement, the DBD received 200,000 shares of immediately vested Company common stock valued at $0.14 per share or $28,000 (see Note 15 - Equity). The DBD Agreement expired on January 23, 2017.

Consulting Agreement

On August 1, 2015, the Company entered into a consulting agreement (the “Consulting Agreement) with an officer of CTI, who is also a stockholder of CTI, (the “Consultant”). The Consulting Agreement has a term of five years, and automatically extends for successive one-year periods, unless either party provides written notice of termination at least 60 days prior to the end of the term. Pursuant to the terms of the agreement, the Consultant will receive a base fee of $11,667 per month. In connection with the agreement, the Company provided a $100,000 advance to the consultant, to be repaid in equal monthly installments of $1,667, over the term of the consulting agreement. (See Note 6 – Loans Receivable from Related Parties)

Litigations, Claims and Assessments

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. In the opinion of management, such matters are currently not expected to have a material impact on the Company’s financial statements.

The Company records legal costs associated with loss contingencies as incurred and accrues for all probable and estimable settlements.

F-29

MUSCLE MAKER INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 15 – EQUITY

Common Stock

On December 22, 2014, MMI issued 100,000 shares of its common stock to the Chief Executive Officer of ARH as founder shares for cash proceeds of $10.

On January 23, 2015, in connection with original capitalization of the Company, MMI issued 40,500,000 shares of its common stock to ARH in exchange for cash of $3,645,000 and an obligation to repay an aggregate of $604,000 of principal due under Note I and Note II issued to MMF in connection with the acquisition of 74% of MMB.

On January 23, 2015, MMI issued 500,000 shares of common stock valued at $0.14 per share, or an aggregate of $70,000, to former members of MMF, in connection with the acquisition of 74% of MMB. (See Note 4 – Acquisitions).

On January 24, 2015, MMI granted 200,000 shares of its common stock valued at $0.14 per share to its Director of Brand Development, in connection with the DBD Agreement. The shares vested immediately and MMI recorded stock based compensation of $28,000 in connection with issuance of these shares (see Note 14 – Commitments and Contingencies, Employment Agreements).

On January 24, 2015, the Company issued 428,571 shares of its common stock to the Director of Brand Development in exchange for cash proceeds of $0.14 per share, or $60,000.

On July 23, 2015 and August 28, 2015, the Company issued 750,000 and 500,000 shares of its common stock, and 5-year warrants for the purchase of 375,000 and 250,000 shares of common stock respectively, for aggregate cash proceeds of $750,000. The warrants are exercisable at $0.75 per share.

F-30

MUSCLE MAKER INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 16 – SUBSEQUENT EVENTS

Operating Leases

On July 21, 2016, the Company entered into a lease agreement for restaurant space in Fountain Valley, California. The lease has a five-year term, with two option terms of sixty months each, and expires five years after the commencement date, defined as the date the restaurant officially opens for business. The rent expense related to the Fountain Valley lease for the first year is $6,494 per month, or $77,922 annually. As of the date of filing, the restaurant had not been opened.

On September 1, 2016, the Company entered into a lease agreement for restaurant space in New York City, New York (the “Upper East Side Lease”). The lease has a ten-year term, and expires on August 31, 2026. The current rent expense related to the Upper East Side Lease is $9,650 per month, or $115,800 annually. The landlord is holding a $28,950 security deposit related to the Upper East Side Lease.

On September 21, 2016, the Company entered into an amendment of its lease agreement for office space in Colonia, New Jersey. The lease has a six-month term, and is renewable on a rolling six-month basis through September 30, 2021. The rent for the initial term is $2,266 per month, or $13,596 for six months.

On September 30, 2016, the Company assumed a lease agreement for restaurant space in Winston-Salem, North Carolina with three years remaining on the original five-year term. The lease expires on October 1, 2019. The current rent expense related to the Winston-Salem lease is $4,283 per month, or $51,396 annually. The landlord is holding a $4,117 security deposit related to the Winston-Salem lease.

On November 18, 2016, the Company assumed a lease agreement for restaurant space in New York, New York (the “Tribeca Lease”). The Tribeca lease expires on April 30, 2020. The current rent expense related to the Tribeca Lease is $7,525 per month, or $90,295 annually. The landlord is holding a $40,000 security deposit related to the Tribeca Lease, which was assigned to the Company in connection with the assumption of the Tribeca Lease.

New Company Owned Restaurants

Subsequent to December 31, 2015 and through the filing date of this report, the Company opened eight additional Company-owned restaurants.

F-31

MUSCLE MAKER INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 16 – SUBSEQUENT EVENTS, continued

Parent Transactions

During the period from January 1 through December 15, 2016, the Parent provided $2,621,842 of advances to the Company. The payable due to the Parent as a result of these advances was exchanged for a convertible promissory note in the amount of $2,621,842 (the ‘2016 ARH Note”). The 2016 ARH Note has no stated interest rate or maturity date and is convertible into shares of MMI’s common stock at a conversion price of $0.40 per share at a time to be determined by the lender. The 2016 ARH Note includes a three-year warrant for the purchase of 2,294,112 shares of MMI’s common stock at an exercise price of $1.00 per share. On March 14, 2017, the Parent elected to convert the 2016 ARH Note into 6,554,604 shares of MMI’s common stock.

During the period from December 31, 2016 through February 15, 2017, the Parent provided $980,949 of advances to the Company. The payable due to the Parent as a result of these advances was exchanged for a convertible promissory note in the amount of $980,949 (the “2017 ARH Note”). The 2017 ARH Note has no stated interest rate or maturity date and is convertible into shares of MMI’s common stock at a conversion price of $0.40 per share at a time to be determined by the lender. The 2017 ARH Note includes a three-year warrant for the purchase of 858,330 shares of MMI’s common stock at an exercise price of $1.00 per share. On March 14, 2017, the Parent elected to convert the 2017 ARH Note into 2,452,373 shares of MMI’s common stock.

On March 14, 2017, the Parent elected to convert the 2015 ARH Note in the principal amount of $1,082,620 into 2,165,240 shares of MMI’s common stock at a conversion price of $0.50 per share.

Equity

On April 21, 2016, the Company granted a three-year warrant for the purchase of 50,000 shares of MMI common stock at an exercise price of $1.00 per share to a franchisee and developer of the Company in exchange for services. The warrant had a grant date value of $3,684.

Spin-Off of MMI by Parent

On March 23, 2017, Parent authorized and facilitated the distribution of 51,672,217 shares of Common Stock of MMI held by American Restaurants, LLC, the wholly owned subsidiary of Parent, to the shareholders of Parent (the “Spin-Off”). As a result of the Spin-Off on March 23, 2017, ARH is no longer a majority owner of MMI.

F-32

MUSCLE MAKER, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Successor)

For the Six Months Ended June 30, 2016

For the Period January 23, through June 30, 2015

(Predecessor)

For the Period January 1, through January 22, 2015

MUSCLE MAKER, INC. AND SUBSIDIARIES

TABLE OF CONTENTS

Page
Condensed Consolidated Balance Sheets as of June 30, 2016 (unaudited) and December 31, 2015 (Successor)	F-33

Unaudited Condensed Consolidated Statements of Operations for the Six Months Ended June 30, 2016, for the period January 23, 2015 through June 30, 2015 (Successor periods), and for the period January 1, 2015 though January 22, 2015 (Predecessor period)

F-34

Unaudited Condensed Consolidated Statement of Changes in Stockholders' Equity for the Six Months Ended June 30, 2016 (Successor period)	F-35

Unaudited Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2016, for the period January 23, 2015 through June 30, 2015 (Successor periods) and for the period January 1, 2015 through January 22, 2015 (Predecessor period)

F-36

Notes to Condensed Consolidated Financial Statements	F-39

MUSCLE MAKER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	Successor
	June 30, 2016	December 31, 2015
	(unaudited)
Assets
Current Assets:
Cash	$648,671	$409,563
Restricted cash	169,819	189,715
Accounts receivable, net of allowance for doubtful accounts of $4,500 as of June 30 2016 and December 31, 2015	73,115	60,621
Inventory	40,838	14,199
Receivable from Parent	150,000	300,000
Current portion of loans receivable	139,252	67,755
Current portion of loan receivable from related party	20,000	20,000
Prepaid expenses and other current assets	160,652	118,369
Total Current Assets	1,402,347	1,180,222
Property and equipment, net	611,569	88,800
Goodwill	2,521,468	2,521,468
Intangible assets, net	3,758,374	3,813,494
Receivable from Parent	329,907	329,907
Loans receivable - non current	28,463	30,603
Loan receivable from related party - non current	61,667	71,667
Security deposits and other assets	124,818	102,209
Total Assets	$8,838,613	$8,138,370

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$304,114	$93,161
Notes payable	150,000	308,100
Deferred revenue	1,135,856	646,501
Other current liabilities	168,111	193,967
Total Current Liabilities	1,758,081	1,241,729
Convertible note payable to Parent, net of debt discount of $149,647 and $216,524 at June 30, 2016 and December 31, 2015, respectively	932,973	866,096
Payable to Parent, non-current	1,257,000	-
Deferred tax liability	182,886	119,245
Total Liabilities	4,130,940	2,227,070
Commitments and Contingencies
Stockholders' Equity:
Common stock, no par value, 100,000,000 shares authorized, 42,978,571 shares issued and outstanding as of June 30, 2016 and December 31, 2015	5,157,010	5,157,010
Additional paid-in capital	216,524	216,524
Accumulated deficit	(1,632,982)	(732,057)
Total Controlling Interest	3,740,552	4,641,477
Non-controlling interest	967,121	1,269,823
Total Stockhold rs' Equity	4,707,673	5,911,300
Total Liabilities and Stockholders' Equity	$8,838,613	$8,138,370

See Notes to the Condensed Consolidated Financial Statements

F-33

MUSCLE MAKER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Successor		Predecessor
	For the Six	For the Period	For the Period
	Months Ended	January 23, Through	January 1, Through
	June 30, 2016	June 30, 2015	January 22, 2015
Revenues:
Restaurant sales, net of discounts	$875,566	$429,328	$50,868
Franchise royalty revenue	610,761	610,324	62,837
Franchise fees	24,000	138,562	5,500
Other revenues	407,213	184,671	21,653
Total Revenues	1,917,540	1,362,885	140,858
Operating Costs and Expenses:
Food and beverage costs	284,922	131,413	16,188
Depreciation and amortization	84,618	51,208	3,363
Compensation expense	1,223,780	566,863	55,483
General and administrative expenses	1,398,486	655,381	129,751
Total Operating Costs and Expenses	2,991,806	1,404,865	204,785
(Loss) from Operations	(1,074,266)	(41,980)	(63,927)
Other (Expense) Income:
Other income (expense)	315	(1,365)	1,000
Interest (expense) income, net	(66,035)	528	61
Total Other (Expense) Income, net	(65,720)	(837)	1,061
Net (Loss) Income Before Income Tax	(1,139,986)	(42,817)	(62,866)
Income tax provision	(63,641)	(54,991)	-
Net (Loss) Income	(1,203,627)	(97,808)	(62,866)
Net loss attributable to the non-controlling interest	(302,702)	(11,132)	-
Net Loss Attributable to Controlling Interest	$(900,925)	$(86,676)	$(62,866)

Net Loss Attributable to Controlling Interest Per Share:
Basic and Diluted	$(0.02)	$(0.00)
Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	42,978,571	41,443,306

See Notes to the Condensed Consolidated Financial Statements

F-34

MUSCLE MAKER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

(unaudited)

	No Par Common Stock		Additional Paid-in	Accumulated	Total Controlling	Non-Controlling
	Shares	Amount	Capital	Deficit	Interest	Interest	Total
Balance - December 31, 2015	42,978,571	$5,157,010	$216,524	$(732,057)	$4,641,477	$1,269,823	$5,911,300
Net loss	-	-	-	(900,925)	(900,925)	(302,702)	(1,203,627)
Balance - June 30, 2016	42,978,571	$5,157,010	$216,524	$(1,632,982)	$3,740,552	$967,121	$4,707,673

See Notes to the Condensed Consolidated Financial Statements

F-35

MUSCLE MAKER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Successor		Predecessor
	For the	For the Period	For the Period
	Six Months	January 23,	January 1,
	Ended June 30, 2016	Through June 30, 2015	Through January 22, 2015
Cash Flows from Operating Activities

Net loss	$(1,203,627)	$(97,808)	$(62,866)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	84,618	51,208	3,363
Stock based compensation	-	28,000	-
Amortization of debt discount	66,877	-	-
Bad debt expense	3,068	-	28,576
Deferred income tax provision	63,641	54,991	-
Changes in operating assets and liabilities:
Restricted cash	19,896	(194,283)	(25,858)
Accounts receivable	(12,494)	(28,494)	2,926
Inventory	(26,639)	1,871	-
Prepaid expenses and other current assets	(42,283)	(83,022)	26,368
Accounts payable and accrued expenses	210,953	53,030	(454)
Deferred revenue	489,355	(60,000)	(12,000)
Other current liabilities	(25,856)	218,394	23,057
Security deposits and other assets	(22,609)	(10,674)	-
Total Adjustments	808,527	(31,021)	45,978
Net Cash Used in Operating Activities	(395,100)	(66,787)	(16,888)

Cash Flows from Investing Activities
Purchases of property and equipment	(552,267)	(48,402)	-
Cash paid in connection with the acquisition of MMB, net of cash acquired	-	(3,555,592)	-
Cash paid in connection with the acquisition of Springfield	-	(12,000)	-
Issuance of loans receivable	(108,000)	(7,688)	(3,182)
Collections from loans receivable	35,575	15,083	1,600
Collections from loans receivable - related party	10,000	5,455	-
Net Cash Used in Investing Activities	(614,692)	(3,603,144)	(1,582)

Cash Flows from Financing Activities
Issuance of common stock to Parent for cash	-	3,645,000	-
Issuance of common stock for cash	-	60,000	-
Advances from Parent	1,257,000	112,337	-
Proceeds from notes payable	-	-	-
Repayments of notes payable	(8,100)	(6,000)	-
Net Cash Provided by Financing Activities	1,248,900	3,811,337	-

Net Increase (Decrease) in Cash	239,108	141,406	(18,470)
Cash - Beginning of Period	409,563	-	40,319
Cash - End of Period	$648,671	$141,406	$21,849

See Notes to the Condensed Consolidated Financial Statements

F-36

	Successor		Predecessor
	For the	For the Period	For the Period
	Six Months	January 23,	January 1,
	Ended	Through	Through
	June 30, 2016	June 30, 2015	January 22, 2015
Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Periods For:
Interest	$1,797	$658	$-
Supplemental disclosures of non-cash investing and financing activities
Issuance of common stock to Parent in exchange for promise to pay note payable	$-	$604,000	$-
Payment on note payable by Parent in exchange for reduction in receivable from Parent	$150,000	$204,000	$-
Supplemental non-cash investing and financing activity - acquisition of 74% Muscle Maker Brands, LLC
Assets acquired and liabilities assumed:
Cash	$-	$14,408	$-
Accounts receivable	-	973	-
Inventory	-	8,599	-
Loans receivable	-	41,064	-
Loans receivable - related party	-	20,000
Property and equipment, net	-	30,376	-
Goodwill	-	2,437,578	-
Intangible asset - trademarks	-	2,524,000	-
Intangible asset - franchise agreements	-	1,360,000	-
Security deposit and other assets	-	4,364	-
Accrued expenses	-	(12,320)	-
Deferred revenue	-	(718,501)	-
Subtotal	-	5,710,541	-
Non-controlling interest	-	(1,466,541)	-
Total purchase price	-	4,244,000	-
Less: Cash acquired	-	(14,408)	-
Less: Cash paid to acquire 74%
Muscle Maker Brands, LLC	-	(3,555,592)	-
Non-cash consideration to seller	$-	$674,000	$-

Non-cash consideration consisted of:
Common stock issued to acquire Muscle Maker Brands, LLC	$-	$(70,000)	$-
Note payable to seller	-	(604,000)	-
Total non-cash consideration	$-	$(674,000)	$-

See Notes to the Condensed Consolidated Financial Statements

F-37

	Successor		Predecessor
	For the	For the Period	For the Period
	Six Months	January 23,	January 1,
	Ended	Through	Through
	June 30, 2016	June 30, 2015	January 22, 2015
Supplemental non-cash investing and financing activity - acquisition of a restaurant in Springfield, NJ
Assets acquired and liabilities assumed:
Property and equipment, net	$-	$8,670	$-
Goodwill recognized on purchase business combination	-	21,390	-
Total purchase price	-	30,060	-
Less: Cash paid to acquire a restaurant in Springfield, NJ	-	(12,000)	-
Non-cash consideration to seller	$-	$18,060	$-

See Notes to the Condensed Consolidated Financial Statements

F-38

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 1 – BUSINESS ORGANIZATION, NATURE OF OPERATIONS AND BASIS OF OPERATIONS

Organization and Operations

Muscle Maker, Inc. (“MMI”), a subsidiary of American Restaurant Holdings (“ARH” or the “Parent”), was incorporated in California on December 8, 2014, and is a majority owner of Muscle Maker Brands, LLC, (“MMB”). MMB’s subsidiaries include Company owned restaurants as well as Custom Technology, Inc. (“CTI”) a technology and point of sale (“POS”) systems dealer and technology consultant. (MMI together with MMB and its subsidiaries is the “Company”). MMB was formed on December 22, 2014 in the state of California for the purpose of acquiring and operating company owned restaurants, as well as franchising its name and business system to qualified franchisees. Muscle Maker Franchising, LLC (“MMF”) was founded in 1995 in order to develop a brand of healthy-option fast food restaurants.

On January 23, 2015 (the “Closing Date”), MMI, MMB and MMF entered into an agreement whereby MMB purchased substantially all of the assets and liabilities of MMF, MMI acquired 74% of the membership units of MMB, and certain members of MMF acquired 26% of the membership units of MMB.

On May 4, 2015, MMB acquired a business in Springfield, New Jersey, as a Company owned restaurant.

On August 1, 2015, the Company acquired 70% of the shares of CTI. CTI was formed on July 29, 2015 and entered into an asset purchase on August 1, 2015 pursuant to which CTI purchased POS computer systems, cash registers, camera systems and related inventory and supplies.

The Company’s financial statement presentation distinguishes a “Predecessor” for the periods prior to the Closing Date and a “Successor” for the periods following the Closing Date. The operating results of MMF and its subsidiary, MMF Colonia (“Colonia”) for the period January 1, 2015 through January 22, 2015 are presented in the Predecessor period in the accompanying condensed consolidated financial statements. The operating results of the Company for the six months ended June 30, 2016 and for the period from January 23, 2015 through June 30, 2015 are presented in the Successor period in the accompanying condensed consolidated financial statements.

The Company operates under the name Muscle Maker Grill, and is a franchisor and owner operator of Muscle Maker Grill restaurants. As of June 30, 2016, the Company’s restaurant system included five Company-owned restaurants, and 43 franchised restaurants. A Muscle Maker Grill restaurant offers quality food freshly prepared with the Company's proprietary recipes created with the guest's health in mind. The menu is protein based, and also features various supplements, health food snacks, along with a nutritious children's menu.

F-39

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 2 - GOING CONCERN AND MANAGEMENT’S PLANS

As of June 30, 2016, the Company had a cash balance, a working capital deficiency and an accumulated deficit of $648,671, $355,734 and $1,632,982, respectively, and incurred pre-tax net losses of $1,139,986 for the six months ended June 30, 2016, and $42,817 and 62,866 for the period from January 23, through June 30, 2015 and the period from January 1 through January 22, 2015, respectively. These conditions indicate that there is substantial doubt about the Company’s ability to continue as a going concern for at least one year from the date of this filing.

During the Successor period, the Company’s operations have primarily been funded through proceeds from the Parent in exchange for equity and debt. Subsequent to June 30, 2016, the Company received an aggregate of $2,345,791 associated with the issuances of convertible promissory notes and warrants to ARH, and these notes were eventually converted into common stock. Although management believes that the Company has access to capital resources, there are no commitments in place for new financing as of the filing date of this Form 1-A and there can be no assurance that the Company will be able to obtain funds on commercially acceptable terms, if at all. The Company expects to have ongoing needs for working capital in order to (a) fund operations; and (b) expand operations by opening additional corporate-owned restaurants. To that end, the Company may be required to raise additional funds through equity or debt financing. However, there can be no assurance that the Company will be successful in securing additional capital. If the Company is unsuccessful, the Company may need to (a) initiate cost reductions; (b) forego business development opportunities; (c) seek extensions of time to fund its liabilities, or (d) seek protection from creditors.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplate continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the consolidated financial statements do not necessarily purport to represent realizable or settlement values. The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

F-40

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

The Predecessor’s significant accounting policies are substantially the same as those of the Company presented below.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly-owned and majority-owned subsidiaries. Any inter-company transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Significant estimates include:

●	the fair value of assets acquired and liabilities assumed in a business combination;

●	the assessment of recoverability of long lived assets, including property and equipment, goodwill and intangible assets, income taxes and reserves;

●	the estimated useful lives of intangible and depreciable assets;

●	the recognition of revenue; and

●	the recognition, measurement and valuation of current and deferred income taxes.

Estimates and assumptions are periodically reviewed and the effects of any material revisions are reflected in the financial statements in the period that they are determined to be necessary. Actual results could differ from those estimates and assumptions.

F-41

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Cash, Restricted Cash and Cash Equivalents

The Company considers all highly-liquid instruments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents as of June 30, 2016 and December 31, 2015.

As of June 30, 2016 and December 31, 2015, restricted cash includes cash reserved for gift card programs and advertising funds.

Revenue Recognition

In accordance with the Accounting Standard Codification Topic 605 “Revenue Recognition” (“ASC 605”), the Company recognizes revenue when the following four criteria are met: (1) delivery has occurred or services rendered; (2) persuasive evidence of an arrangement exists; (3) there are no continuing obligations to the customer; and (4) the collection of related accounts receivable is probable.

Restaurant Sales

Retail store revenue at company operated restaurants are recognized when payment is tendered at the point of sale, net of sales tax and other sales related taxes.

Royalties and Franchise Fees

Revenue principally consists of royalties and franchise fees. Royalties are based on a percentage of franchisee revenue. Initial franchise fees are recognized upon opening of a restaurant or granting of a new franchise term, which is when Company has performed substantially all material obligations and initial services required by the franchise agreement. The Company recognizes renewal fees in income when a renewal agreement becomes effective.

F-42

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Other Revenues

The Company has supply agreements with certain food and beverage vendors. Pursuant to the terms of these agreements, rebates are provided to the Company based upon the dollar volume of purchases for all Company owned and franchised restaurants from these vendors. Rebates earned on purchases by franchise stores are recorded as revenue during the period in which the related food and beverage purchases are made. During the six months ended June 30, 2016 and the periods from January 23 through June 30, 2015 and January 1 through January 22, 2015 and the Company recorded rebate revenues of $172,005, $184,671 and $21,653, respectively.

Through its subsidiary CTI, the Company derives revenue from the sale of POS computer systems, cash registers and camera systems, and from the provision of related consulting and support services, which generally include implementation, installation and training services. We recognize revenue when persuasive evidence of an arrangement exists, delivery of the product or service has occurred, the fee is fixed or determinable and collectability is reasonably assured. Revenues from these technology sales and services were $235,208 for the six months ended June 30, 2016. There were no revenues from technology sales and services during the period January 1 through January 22, 2015 or the period from January 23 through June 30, 2015.

Net Loss per Share

Basic loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding, plus the impact of potential common shares, if dilutive, resulting from the exercise of warrants, from the conversion of convertible debt and from the conversion of MMB membership units which were obtained by the non-controlling interest in connection with the acquisition of MMB and are convertible into shares of common stock of MMI.

The following securities are excluded from the calculation of weighted average dilutive common shares at June 30, 2016 and 2015, because their inclusion would have been anti-dilutive:

	June 30,
	2016	2015
Warrants	625,000	-
Convertible debt	2,165,240	-
MMB membership units	14,475,676	14,475,676
Total potentially dilutive shares	17,265,916	14,475,676

F-43

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Deferred Revenue

Deferred revenue primarily includes initial franchise fees received by the Company, for which the restaurant has not yet opened and customer deposits received in connection with technology sales and services by CTI.

The Company collects initial franchise fees when franchise agreements are signed and recognizes the initial franchise fees as revenue when the store is opened, which is when the Company has performed substantially all initial services required by the franchise agreement. Customer deposits received for technology sales or services are recorded as deferred revenue and recognized when the sale is complete or the service is performed.

Controlling and Non-Controlling Interest

As a result of the MMB Acquisition on January 23, 2015, MMI acquired a controlling interest of 74% of the membership units of MMB for an aggregate purchase price of $4,244,000 and certain members of MMF acquired 26% of the membership units of MMB, valued at $1,466,541, which is recorded as non-controlling interest (the “MMB Non-Controlling Interest”). (See Note 4 – Acquisitions – Acquisition of 74% of MMB.)

As a result of the CTI acquisition on August 1, 2015, MMI acquired a 70% controlling interest in CTI for an aggregate purchase price of $70,000. The ownership interest of the other investor in CTI is recorded as a non-controlling interest in the amount of $30,000 (the “CTI Non-Controlling Interest”). (See Note 4 – Acquisitions – CTI Acquisition).

The profits and losses of CTI are allocated among the controlling interest and the CTI Non-Controlling Interest in the same proportions as their membership interests. All of the profits and losses of MMB and its subsidiaries are allocated among the controlling interest and MMB Non-Controlling Interests in proportion to the ownership interests, after adjusting for the amount profits and losses attributable to the CTI Non-Controlling Interest.

Subsequent Events

The Company evaluated events that have occurred after the balance sheet date through March 30, 2017, the date the financial statements are available to be issued. Based upon the evaluation and transactions, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed in Note 12 - Subsequent Events.

F-44

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 4 - LOANS RECEIVABLE

At June 30, 2016 and December 31, 2015, the Company’s loans receivable consists of the following:

	Successor
	June 30, 2016	December 31, 2015
Loans to franchisees	$167,715	$98,358
Less: current portion	(139,252)	(67,755)
Loans receivable, non-current	$28,463	$30,603

The Company’s loans receivable from franchisees have original terms ranging from 6 months to 4.5 years, earn interest at rates ranging from 0% to 5%, and are paid on a weekly or monthly basis.

NOTE 5 - LOAN RECEIVABLE FROM RELATED PARTY

On August 1, 2015, the Company advanced $100,000 to the Chief Operating Officer and stockholder of CTI, pursuant to a consulting agreement. The loan has no stated interest and will be repaid in 60 equal monthly installments. At June 30, 2016 and December 31, 2015, the remaining balance on the this loan receivable is as follows:

	Successor
	For the Six
	Months Ended
	June 30, 2016	December 31, 2015
Loan receivable - related party	$81,667	$91,667
Less: current portion	(20,000)	(20,000)
Loans receivable from related party, non-current	$61,667	$71,667

NOTE 6 – RECEIVABLE FROM PARENT

The amount receivable from Parent, current portion, consists of the Parent’s obligation to pay promissory notes issued in connection with the acquisition These promissory notes were paid down at various dates through July 2016. (See Note 8 – Notes Payable).

The receivable from Parent - non-current consists of advances to the Parent. Management does not expect repayment of these advances within the next twelve months

F-45

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 7 – DEFERRED REVENUE

At June 30, 2016 and December 31, 2015, deferred revenue consists of the following:

	Successor
	June 30, 2016	December 31, 2015

Customer deposits	$44,355	$-
Franchise fees	1,091,501	646,501
	$1,135,856	$646,501

NOTE 8 – NOTES PAYABLE

The following is a summary of notes payable at June 30, 2016 and December 31, 2015:

	Successor
	June 30, 2016	December 31, 2015

Note I	$150,000	$300,000
Springfield Note	-	8,100
	$150,000	$308,100

On January 23, 2015, in connection with the MMB Acquisition, MMI issued two promissory notes payable in the amount of $400,000 (“Note I”) and $204,000 (“Note II”), respectively. Note I includes interest imputed at the rate of 0.41% per annum and is payable in three installments with the final installment due eighteen months after the closing date of the MMB acquisition. Note II was secured by the assets of Colonia, bore no stated interest and was due on March 9, 2015. In connection with MMB acquisition on January 23, 2015, MMI issued 5,757,120 shares of its common stock to the Parent, in exchange for the Parent’s obligation to repay the promissory notes in full.

On March 9, 2015, the Parent repaid Note II in full. On July 21, 2015, January 23, 2016 and July 23, 2016, installments of $100,000, $150,000 and $150,000 were repaid on the balance of Note I by the Parent. As of July 23, 2016, there is no balance outstanding related to Note I.

On May 4, 2015, in connection with the opening of a MMB owned restaurant, MMB entered into a note payable in the amount of $18,060 (the “Springfield Note”). The Company made payments on the Springfield Note totaling $9,960 during 2015, resulting in a principal balance of $8,100 at December 31, 2015. The remaining balance on the Springfield Note was repaid during the first six months of 2016.

F-46

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 9 – CONVERTIBLE NOTE PAYABLE TO PARENT

On December 31, 2015, the Company issued a promissory note in the amount of $1,082,620 (the “2015 ARH Note”) to the Parent which owns a majority of the outstanding common stock of the Company at December 31, 2015. The 2015 ARH Note has no stated interest rate on maturity date. The note is convertible into 2,165,240 shares of the Company’s stock at $0.50 per share. The fair value of the Company’s common stock on the date the note was issued was $0.60, creating an intrinsic value of $0.10 per share. In accordance with ASC 470 “Debt with Conversion and other Options”, the intrinsic value results in a beneficial conversion feature which is recorded as a debt discount with a corresponding amount to additional paid in capital. The Company recorded a debt discount of $216,524 related to the beneficial conversion feature on the 2015 ARH Note, which will be amortized through June 30, 2017. The 2015 ARH Note was converted to common stock on March 14, 2017 (see Note 12 – Subsequent Events).

During the six months ended June 30, 2016, the Company recorded interest expense related to the amortization of the debt discount of $66,877.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Litigations, Claims and Assessments

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. In the opinion of management, such matters are currently not expected to have a material impact on the Company’s financial statements.

The Company records legal costs associated with loss contingencies as incurred and accrues for all probable and estimable settlements.

NOTE 11 – EQUITY

On April 21, 2016, the Company granted a three-year warrant for the purchase of 50,000 shares of MMI common stock at an exercise price of $1.00 per share to a franchisee and developer of the Company in exchange for services. The warrant had a grant date value of $3,684.

F-47

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 12 – SUBSEQUENT EVENTS

Operating Leases

On July 21, 2016, the Company entered into a lease agreement for restaurant space in Fountain Valley, California. The lease has a five year term, with two option terms of sixty months each, and expires five years after the commencement date, defined as the date the restaurant officially opens for business. The rent expense related to the Fountain Valley lease for the first year is $6,494 per month, or $77,922 annually. As of the date of filing, the restaurant had not been opened.

On September 1, 2016, the Company entered into a lease agreement for restaurant space in New York City, New York (the “Upper East Side Lease”). The lease has a ten year term, and expires on August 31, 2026. The current rent expense related to the Upper East Side Lease is $9,650 per month, or $115,800 annually. The landlord is holding a $28,950 security deposit related to the Upper East Side Lease.

On September 21, 2016, the Company entered into an amendment of its lease agreement for office space in Colonia, New Jersey. The lease has a six month term, and is renewable on a rolling six month basis through September 30, 2021. The rent for the initial term is $2,266 per month, or $13,596 for six months.

On September 30, 2016, the Company assumed a lease agreement for restaurant space in Winston-Salem, North Carolina with three years remaining on the original five year term. The lease expires on October 1, 2019. The current rent expense related to the Winston-Salem lease is $4,283 per month, or $51,396 annually. The landlord is holding a $4,117 security deposit related to the Winston-Salem lease.

On November 18, 2016, the Company assumed a lease agreement for restaurant space in New York, New York (the “Tribeca Lease”). The Tribeca lease expires on April 30, 2020. The current rent expense related to the Tribeca Lease is $7,525 per month, or $90,295 annually. The landlord is holding a $40,000 security deposit related to the Tribeca Lease, which was assigned to the Company in connection with the assumption of the Tribeca Lease.

New Company Owned Restaurants

Subsequent to June 30, 2016 and through the filing date of this report, the Company opened five additional Company-owned restaurants.

F-48

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 12 – SUBSEQUENT EVENTS, continued

Parent Transactions

During the period from July 1 through December 31, 2016 the Parent provided $1,364,842 of advances to the Company. These advances, combined with the $1,257,000 payable to Parent as June 30, 2016 were exchanged for a convertible note in the amount of $2,621,842 (the “2016 ARH Note”). The 2016 ARH Note has no stated interest rate or maturity date and is convertible into shares of MMI’s common stock at a conversion price of $0.40 per share at a time to be determined by the lender. The 2016 ARH Note includes a three-year warrant for the purchase of 2,294,112 shares of MMI’s common stock at an exercise price of $1.00 per share. On March 14, 2017, the Parent elected to convert the 2016 ARH Note into 6,554,604 shares of MMI’s common stock.

During the period from December 31, 2016 through February 15, 2017, the Parent provided $980,949 of advances to the Company. The payable due to the Parent as a result of these advances was exchanged for a convertible promissory note in the amount of $980,949 (the “2017 ARH Note”). The 2017 ARH Note has no stated interest rate or maturity date and is convertible into shares of MMI’s common stock at a conversion price of $0.40 per share at a time to be determined by the lender. The 2017 ARH Note includes a three-year warrant for the purchase of 858,330 shares of MMI’s common stock at an exercise price of $1.00 per share. On March 14, 2017, the Parent elected to convert the 2017 ARH Note into 2,452,373 shares of MMI’s common stock.

On March 14, 2017, the Parent elected to convert the 2015 ARH Note in the principal amount of $1,082,620 into 2,165,240 shares of MMI’s common stock at a conversion price of $0.50 per share.

Spin-Off of MMI by Parent

On March 23, 2017, Parent authorized and facilitated the distribution of 51,672,217 shares of Common Stock of MMI held by American Restaurants, LLC, the wholly owned subsidiary of Parent, to the shareholders of Parent (the “Spin-Off”). As a result of the Spin-Off on March 23, 2017, ARH is no longer a majority owner of MMI.

F-49

MUSCLE MAKER, INC

Best Efforts Offering of 10,000,000 Shares of Common Stock

OFFERING CIRCULAR

Book Runner & Lead Manager

WELLINGTON SHIELDS & CO., LLC

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description

1.1	Engagement Letter, dated July 10, 2016, between Wellington Shields & Co., LLC and Muscle Maker, Inc

2.1	Articles of Incorporation of Muscle Maker, Inc filed with California Secretary of State on December 8, 2014

2.2	Bylaws of Muscle Maker, Inc dated December 10, 2014.

4.1	Form of Subscription Agreement for Regulation A Offering.

6.1	Unit Purchase Agreement, dated January 23, 2015, by and among Muscle Maker Franchising, LLC, MMF Target, LLC, Muscle Maker Brands, LLC, and Muscle Maker, Inc

6.2	API and Data License Agreement, dated February 24, 2017, between Direct Transfer, LLC and Muscle Maker, Inc

8.1	Form of Subscription Escrow Agreement, between Regions Bank and Muscle Maker

10.1	Power of attorney (included on signature page of Offering Circular).

11.1	Consent of Marcum LLP

11.2	Consent of Legal & Compliance, LLC (included in Exhibit 12.1)

12.1	Opinion of Legal & Compliance, LLC

13.1	Testing the Waters materials

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SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 30, 2017.

MUSCLE MAKER, INC

By:	/s/ Robert E. Morgan
Robert E. Morgan,
Chief Executive Officer and President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert E. Morgan as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A offering statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Regulation A, this Form 1-A has been signed by the following persons in the capacities indicated on March 30, 2017.

Name	Title

/s/ Robert E. Morgan	Chief Executive Officer, President, and
Robert E. Morgan	Director (Principal Executive Officer)

/s/ Grady Metoyer	Chief Financial Officer
Grady Metoyer	(Principal Financial Officer)

/s/ Tim M. Betts	Chairman of the Board and Director
Tim M. Betts

/s/ Noel DeWinter	Director
Noel DeWinter

/s/ Merlin C. Spencer	Director
Merlin C. Spencer /s/ A.B. Southall III	Director
A.B. Southall III

/s/ Paul L. Menchik	Director
Paul L. Menchik

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